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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227263

Information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 8, 2021

Preliminary Prospectus Supplement to Prospectus dated September 10, 2018

$

Sasol Financing USA LLC

$            % Notes due 20
$            % Notes due 20
Fully and Unconditionally Guaranteed by
Sasol Limited

         The        % notes due 20        , which we refer to as the "20                notes", will bear interest at a rate of         % per year. Sasol Financing USA LLC, or the "Issuer", will pay interest on the notes semi-annually and in arrears on                and                of each year, commencing on                , 2021.

         The        % notes due 20            , which we refer to as the "20                notes", will bear interest at a rate of        % per year. The Issuer will pay interest on the notes semi-annually and in arrears on                and                of each year, commencing on                , 2021. We use the term "notes" to refer to both series of notes collectively.

         Unless the Issuer redeems the relevant series of notes earlier, the 20                notes will mature on                , 20                and the 20                notes will mature on                , 20            . The notes will rank equally with the Issuer's senior, unsecured debt obligations and the guarantees will rank equally with all other senior, unsecured debt obligations of Sasol Limited.

         The Issuer may redeem some or all of a series of notes at any time and from time to time at the redemption price determined in the manner described in this prospectus supplement (including at 100% of the principal amount of such series of notes to be redeemed, plus accrued and unpaid interest thereon, on or after                , 20            , in the case of the 20                 notes, or                , 20            , in the case of the 20                notes). The Issuer may also redeem a series of notes in whole if certain tax events occur as described in this prospectus supplement. In addition, upon the occurrence of both (i) a change of control of Sasol Limited and (ii) a rating event, the Issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase. The notes will be issued in denominations of $200,000 and integral multiples of $1,000.

         The Issuer will apply to list the notes on the New York Stock Exchange. Currently, there is no public market for the notes.

         See "Risk Factors" starting on page S-20 of this prospectus supplement to read about factors you should consider before investing in the notes.

         Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 20 note	Total	Per 20 note	Total

Initial public offering price(1)%		$	%	$

Underwriting discount	%	$	%	$

Proceeds, before expenses, to the Issuer	%	$	%	$

(1)
Plus accrued interest, if any, from                , 2021 if settlement occurs after that date.

         Delivery of the notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear S.A./N.V. and Clearstream Banking, société anonyme) is expected on or about                , 2021.

Global Coordinator and Joint Active Bookrunner

BofA Securities

Joint Active Bookrunners

Citigroup	Mizuho Securities	MUFG

Prospectus Supplement dated                , 2021

        We and the underwriters have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	2

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S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of debt securities of Sasol Financing USA LLC guaranteed by Sasol Limited. The second part, the accompanying prospectus, presents more general information. Generally, when we refer only to the "prospectus", we are referring to the base prospectus, including the documents incorporated by reference in the base prospectus.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date hereof.

        All references to the "group", "us", "we", "our", "company", or "Sasol" in this prospectus supplement are to Sasol Limited, its group of subsidiaries and its interests in associates, joint arrangements and structured entities. All references in this prospectus supplement are to Sasol Limited or the companies comprising the group, as the context may require. All references to "(Pty) Ltd" refer to Proprietary Limited, a form of corporation in the Republic of South Africa ("South Africa") which restricts the right of transfer of its shares and prohibits the public offering of its shares.

        In this prospectus supplement, references to "rands", "ZAR" and "R" are to the lawful currency of South Africa, references to "US dollars", "dollars" or "$" are to the lawful currency of the United States, references to "£" or "British pounds" are to the lawful currency of the United Kingdom and references to "€" or "euros" are to the lawful currency of the European Monetary Union.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports with the United States Securities and Exchange Commission, or SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. Sasol's website address is www.sasol.com. Any other information contained on any website referenced in this prospectus supplement is not incorporated by reference in this prospectus supplement. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We may from time to time make written or oral forward-looking statements, including in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in other filings with the SEC, in reports to shareholders and in other communications. These statements may relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies. Examples of such forward-looking statements include, but are not limited to:

  •
  the impact of the novel coronavirus pandemic ("COVID-19"), and the measures taken in response to it, on Sasol's business, results of operations, markets, employees, financial condition and liquidity;

  •
  the effectiveness of any actions taken by Sasol to address or limit any impact of COVID-19 on its business, employees and operations;

S-iii

  •
  the capital cost of our projects, including the Lake Charles Chemicals Project ("LCCP") (including material, engineering and construction cost), and the timing of project milestones;

  •
  our ability to obtain financing to meet the funding requirements of our capital investment program, as well as to fund our ongoing business activities and pay dividends;

  •
  changes in the demand for and international prices of crude oil, gas, petroleum and chemical products and changes in foreign currency exchange rates;

  •
  statements regarding our future results of operations and financial condition and regarding future economic performance including cost-containment, cash-conservation programs and business optimization initiatives;

  •
  statements regarding recent and proposed accounting pronouncements and their impact on our future results of operations and financial condition;

  •
  statements of our business strategy, business performance outlook, plans, objectives or goals, including those related to products or services;

  •
  statements regarding future competition, volume growth and changes in market share in the industries and markets for our products;

  •
  statements regarding our existing or anticipated investments (including the LCCP, Mozambique exploration and development activities, the gas-to-liquids ("GTL") joint venture in Qatar , chemical projects and joint arrangements in North America and other investments), acquisitions of new businesses or the disposal of existing businesses, including estimates or projections of internal rates of return and future profitability;

  •
  statements regarding the anticipated proceeds from and the timing of Sasol's accelerated asset disposal program;

  •
  statements regarding our estimated oil, gas and coal reserves;

  •
  statements regarding the probable future outcome of litigation and regulatory proceedings and the future development in legal and regulatory matters including statements regarding our ability to comply with future laws and regulations;

  •
  statements regarding future fluctuations in refining margins and crude oil, natural gas and petroleum product prices and statements regarding our cash breakeven crude oil price;

  •
  statements regarding the demand, pricing and cyclicality of oil, gas and petrochemical product prices;

  •
  statements regarding changes in the fuel and gas pricing mechanisms in South Africa and their effects on prices, our operating results and profitability;

  •
  statements regarding future fluctuations in exchange and interest rates and changes in credit ratings;

  •
  statements regarding total shareholder return;

  •
  statements regarding our growth and expansion plans;

  •
  statements regarding our current or future products and anticipated customer demand for these products;

  •
  statements regarding acts of war, terrorism or other events that may adversely affect the group's operations or that of key stakeholders to the group;

S-iv

  •
  statements and assumptions relating to macroeconomics, in particular in relation to the COVID-19 impact;

  •
  statements regarding the progress in remediating material weakness in our internal control over financial reporting;

  •
  statements regarding tax litigation and assessments; and

  •
  statements of assumptions underlying such statements.

        Words such as "believe", "anticipate", "expect", "intend", "seek", "will", "plan", "could", "may", "endeavor", "target", "forecast" and "project" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and there are risks that the predictions, forecasts, projections and other forward-looking statements will not be achieved. If one or more of these risks materialize, or should underlying assumptions prove incorrect, our actual results may differ materially from those anticipated in such forward-looking statements. You should understand that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include among others, and without limitation:

  •
  the impact of the COVID-19 pandemic, and the related response measures, on Sasol and on the economies in which we operate;

  •
  the outcome in pending and developing regulatory matters and the effect of changes in regulation and government policy;

  •
  the political, social and fiscal regime and economic conditions and developments in the world, especially in those countries in which we operate;

  •
  the outcome of legal proceedings including tax litigation and assessments;

  •
  our ability to maintain key customer relations in important markets;

  •
  our ability to improve results despite increased levels of competition;

  •
  our ability to exploit our oil, gas and coal reserves as anticipated;

  •
  the continuation of substantial growth in significant developing markets;

  •
  the ability to benefit from our capital investment program;

  •
  the accuracy of our assumptions in assessing the economic viability of our large capital projects and growth in significant developing areas of our business;

  •
  the ability to gain access to sufficient competitively priced gas, oil and coal reserves and other commodities;

  •
  the impact of environmental legislation and regulation on our operations and access to natural resources;

  •
  our success in continuing technological innovation;

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  the success of our Broad-Based Black Economic Empowerment ("B-BBEE") ownership transaction;

  •
  our ability to maintain sustainable earnings despite fluctuations in oil, gas and commodity prices, foreign currency exchange rates and interest rates;

S-v

  •
  our ability to maintain sufficient levels of cash at all times;

  •
  our ability to attract and retain sufficient skilled employees;

  •
  the risk of completing major projects, such as LCCP, within budget and schedule; and

  •
  our success at managing the foregoing risks.

        The foregoing list of important factors is not exhaustive; when making investment decisions, you should carefully consider the foregoing factors and other uncertainties and events, and you should not place undue reliance on forward-looking statements. Forward-looking statements apply only as of the date on which they are made and we do not undertake any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

NOTE TO EEA INVESTORS

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of securities in any member state of the European Economic Area ("EEA") will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. For the purposes of this prospectus supplement, "Prospectus Regulation" means Regulation (EU) 2017/1129.

        Prohibition of sales to EEA retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 ("IDD"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

        MiFID II product governance / Professional investors and Eligible Counterparties only target market —Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

NOTE TO UK INVESTORS

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of securities in the United Kingdom ("UK") will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. For the purposes of this prospectus supplement, "UK Prospectus Regulation" means Regulation (EU) 2017/1129, as it forms part of the law of the UK by virtue of the European Union (Withdrawal) Act 2018 ("EUWA").

        Prohibition of sales to UK retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the "FSMA") and any rules or regulations made

S-vi

under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order ("high net worth companies, unincorporated associations") (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

        UK MiFIR product governance / Professional investors and Eligible Counterparties only target market —Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook ("COBS"), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA ("UK MiFIR"); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the "UK MiFIR Product Governance Rules") is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

NOTE TO SINGAPORE INVESTORS

        Singapore SFA Product Classification—In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the "SFA") and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the "CMP Regulations 2018"), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        Sasol Limited is a public company incorporated under the laws of South Africa. Most of Sasol Limited's directors and officers, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

        In addition, most of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in US courts predicated on the civil liability provisions of the federal securities laws of the United States.

S-vii

        We have been advised by Edward Nathan Sonnenbergs Inc., our South African counsel, that there is doubt as to the enforceability in South Africa, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated on the US federal securities laws.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to certain documents filed with or furnished to the SEC that are considered part of this prospectus supplement through incorporation by reference. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed or furnished information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the year ended June 30, 2020 filed with the SEC on August 24, 2020 (our "Form 20-F");

  •
  Our current report on Form 6-K dated and furnished to the SEC on February 23, 2021 (Film No. 21664456), containing information about the appointment of a non-executive director and member of the audit committee and the appointment of audit committee chairman; and

  •
  Our current report on Form 6-K dated and furnished to the SEC on February 23, 2021 (Film No. 21665253), containing our unaudited condensed consolidated interim financial statements for the six-month period ended December 31, 2020 (our "H1 2021 Results Form 6-K").

        You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

        Senior Vice President: Legal, Intellectual Property & Compliance Services

  Sasol South Africa Limited
  Sasol Place
  50 Katherine Street
  Sandton 2196
  South Africa
  Telephone: +27 10 344 6390
  Fax: +27 11 522 8538

S-viii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the documents incorporated by reference herein. This summary is not complete and does not contain all the information that may be important to you. Potential investors should read the entire prospectus supplement, the prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed under "Risk Factors".

Overview of Sasol

        Sasol is an international integrated chemicals and energy company that, through its talented people, uses selected technologies to safely and sustainably source, produce and market chemical and energy products competitively to create superior value for its customers, shareholders and other stakeholders.

        As at December 31, 2020, Sasol had a presence in 30 countries and had approximately 29,187 employees worldwide. Sasol is listed on the Johannesburg Stock Exchange ("JSE") with a secondary listing on the A2X Exchange, with its American Depositary Receipts ("ADRs") listed on the New York Stock Exchange ("NYSE"). Sasol had a market capitalization of ZAR123.0 billion or US$8.2 billion(1) as at March 1, 2021.

        Sasol has more than 60 years of experience in energy and chemicals production and marketing, with its processes being underpinned by approximately 2,400 patents, which support the marketing of approximately 52.7 million bbls of liquid fuels and approximately 7.6 million tons of chemical products in FY20.

        Sasol has a diversified revenue base generated from multiple sectors, end products, customers and geographies. The Company reported turnover of ZAR190.4 billion and earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA")(2) of ZAR35.0 billion for the financial year ended June 30, 2020.

        The Company had a Further Adjusted Net Debt / Covenant EBITDA (each calculated on a covenant basis)(3) ratio of 2.6x and Adjusted Net Debt(3) / Equity (gearing) ratio of 76.0% as at December 31, 2020.

(1)
Market capitalisation converted at ZAR14.92 / US$1.00 as at March 1, 2021.

(2)
Adjusted EBITDA is a non-IFRS financial measure and should not be viewed as a substitute for any IFRS financial measure. For a reconciliation of Adjusted EBITDA to earnings for the year, please see "—Summary Financial and Other Information—Other Unaudited Operating and Financial Data" below.

(3)
The Further Adjusted Net Debt / Covenant EBITDA ratio is calculated in accordance with the contractual provisions of our principal credit facilities. The Further Adjusted Net Debt and Covenant EBITDA metrics used to calculate our Further Adjusted Net Debt / Covenant EBITDA ratio are subject to adjustment as provided in such credit facilities and are not identical to the net debt and Adjusted EBITDA metrics otherwise presented in this prospectus supplement. Please see—"Summary Financial and Other Information—Other Unaudited Operating and Financial Data" for reconciliations of Adjusted Net Debt, Further Adjusted Net Debt and Covenant EBITDA."

FY2020 Turnover by Segment US$13.0 billion(4)	FY2020 Turnover by Geography US$13.0 billion	FY2020 Operational non-current Assets(5) Split by Geography US$18.3 billion

Actions Taken to Improve the Financial Position of the Business

        In March 2020, the Company outlined a comprehensive range of measures that it was taking in order to maintain a robust liquidity position, reduce leverage and improve profitability in response to the pricing environment and the COVID-19 pandemic. The subsequent actions taken have significantly improved the Company's financial position. Key initiatives include:

  •
  FY20 cash improvement: a program was implemented that achieved its US$1 billion cash improvement target by June 2020 through a variety of measures including:

  •
  Costs: Reducing costs with a particular focus on all external, discretionary expenditure;

  •
  Capital expenditure: Reducing discretionary capital and sustenance capital to the minimum level required for safe and reliable operations and rescheduling capital programs where appropriate;

  •
  Human capital: A moratorium on external recruitment to fill non-critical vacancies and the use of hired labour and consultants for non-critical activities alongside the implementation of salary sacrifices on a sliding scale with suspension of employer contributions to the various retirement funds for eight months up to December 2020;

  •
  Working capital: Maintaining an optimum level of working capital by reviewing inventory holdings and working with customers and suppliers to manage cash; and

  •
  Tax: Certain tax payments were deferred as part of COVID-19 cash relief measures agreed with the relevant tax authorities.

  •
  Asset divestments: An accelerated and expanded asset disposal program has been undertaken with transactions announced to date anticipated to deliver proceeds of over US$3.3 billion including the disposals of:

  •
  50% of the US LCCP Base Chemicals Business;

  •
  50% of the Gemini high-density polyethylene facility; and

  •
  49% of the Centrica Termica de Ressano Garcia gas to power plant

(4)
Converted at exchange rate of ZAR14.70 / US$1.00 as at December 31, 2020.

(5)
Operational non-current assets exclude deferred tax and post-retirement benefit assets stated prior to the asset disposals described elsewhere in this summary.

        The most material transactions were the sale of a 50% interest in Sasol's US LCCP Base Chemicals business to LyondellBasell and the sale of Sasol's interest in the Gemini high density polyethylene joint venture to Ineos, which have both now been completed and together realized proceeds of US$2.4 billion. These divestments allowed Sasol to take a significant step forward in deleveraging its balance sheet and accelerated the repositioning of the business away from lower profitability commodity chemicals.

        Sasol has significantly improved its liquidity profile, with liquidity headroom of greater than US$3.0 billion as at January 31, 2021, well above the targeted US$1 billion.

Strategic Repositioning

        In December 2020, the Company set out details of the Sasol 2.0 transformation program. This is intended to deliver 'Future Sasol'—a more competitive and sustainable business capable of generating attractive returns even in a low oil price environment.

        This includes some ambitious financial targets to help continue the Company's deleveraging trajectory. Deleveraging remains a key priority for the Company in order to be able to withstand any market volatility and deliver sustainable shareholder value creation. The Company has therefore also set a number of objectives for this deleveraging trajectory, with the aspiration to return the Company to an investment grade credit rating while also supporting attractive shareholder returns:

  •
  FY21 and FY22—Balance sheet reset:  Deleveraging prioritized to achieve Adjusted Net Debt reduction level of US$4 to US$6 billion;

  •
  FY23 and FY24—Restore shareholder returns:  Restore investment grade credit metrics with leverage below 2.0x Adjusted Net Debt / Covenant EBITDA and returning to dividend payments; and

  •
  Long term:  Long term Adjusted Net Debt / Covenant EBITDA target of approximately 1.5x

        Achievement of these targets is subject to significant risks and uncertainties. See "Risk Factors."

        As part of this repositioning process the Company has introduced a new operating model that is focused on a global chemicals business and a Southern Africa energy business, both supported by a lean corporate center. Through the new operating model more responsibility will be pushed down to these businesses to facilitate decision making that is more agile and closer to customers and so able to anticipate and respond rapidly to evolving customer needs. Future Sasol will be more focused on areas where it can optimize its strong market positions by leveraging its proprietary technology and creating value with customers across the globe. This will allow Sasol to continue to grow and enhance its competitive advantages, including the strengthening of the specialty chemical positions in defined market segments and leading the energy transition in Southern Africa.

  Chemicals

        Sasol remains diversified geographically, with well invested assets and integrated value chains, in the US, Eurasia and Africa. Sasol has made significant progress in 2020 by repositioning the business consistent with the Company's strategy communicated in 2017 with a focus towards specialty chemicals where it can benefit from:

  •
  Strong positions in a range of end markets with attractive long-term growth prospects such as essential care, personal care and advanced materials;

  •
  A broad product range alongside proprietary technologies and ongoing innovation to support evolving customer needs;

  •
  A global footprint which can provide efficient and cost-effective service to both local and global customers;

  •
  Well invested manufacturing infrastructure including the state-of-the-art LCCP in the US;

  •
  Integrated value chains to support more resilient profitability; and

  •
  A wide range of options for value accretive long-term growth.

        The pivot towards specialty chemicals has recently been accelerated through the sale of a 50% interest in Sasol's US LCCP Base Chemicals business to LyondellBasell. This resulted in US$2 billion in proceeds for the Company and established a partnership with one of the world's leading base chemicals companies. The transaction also allowed the Company to preserve value chain integration and the specialty chemicals production at LCCP will continue to be owned and operated by the Company. All LCCP units have now reached beneficial operation and the LyondellBasell joint venture has successfully been put in place.

  Energy

        The Energy business will continue to focus on the Company's well-established portfolio in Southern Africa which generates strong cash flows assisted by factors including:

  •
  Leading regional scale;

  •
  Advantaged and well-invested assets;

  •
  An integrated value chain;

  •
  Leading fuel technologies; and

  •
  Track record of innovative large-scale technology deployment.

        Going forward the business will focus on leading the energy transition in Southern Africa and improving profitability by enhancing fuels margins and increasing customer focus. Further opportunities exist in low cost green hydrogen and other green fuels, supplemented by Sasol's deep expertise and knowledge in its Fischer-Tropsch (FT) technologies.

  Corporate Centre

        As a result of the new operating model there is now a much leaner corporate center that will focus on disciplined capital allocation; ensuring well-defined strategic boundaries; and leveraging efficiencies across the Sasol group.

        Sasol has accordingly reduced the permanent group executive team by approximately 25%.

  Sustainability

        Sasol is committed to advancing chemical and energy solutions that contribute to a thriving planet, society and enterprise.

        Safety is a top priority for Sasol and the Company strives for zero harm. The Company's approach centers on understanding the risk landscape and managing activities in a way that eliminates incidents, minimizes risk and promotes operational excellence. A number of focused programs have been implemented consistent with these principles and there were no fatal incidents for the period from July 1, 2020, to December 31, 2020, with the 12-month rolling Recordable Case Rate (the number of lost workday cases, restricted work injuries, medical treatment cases and fatalities for every 200,000 employee hours worked) at 0.27 against a target of ≤ 0.26.

        Sustainability is central to the Sasol's future with plans aligned to the goals of the Paris Agreement on climate change. In the Company's second Climate Change Report published in August 2020 it set out its latest plans, which it remains committed to progress further.

        A number of commitments are already in place including the commitment to reduce greenhouse gas emissions from the Energy business by at least 10% by 2030. This will employ a variety of drivers including gas as a feedstock and renewables as a secondary energy source.

        Sasol and Air Liquide have agreed to collaborate in the procurement of renewable energy. This partnership will pursue the procurement of 900MW of renewable energy by 2030, significantly increased from Sasol's original 600MW commitment. Such a partnership targets to reduce our carbon dioxide arising from the oxygen production emissions by 30-40% by 2030.

        By 2050 the Company intends to deliver a significant reduction in greenhouse gas emissions as it creates a leadership position in the hydrogen economy in Southern Africa, and it is actively pursuing partnering options to decarbonize. Work is underway to provide a more detailed pathway to 2050.

        Through Sasol's climate change response, the Company wants to achieve beneficial outcomes that enable inclusive growth and job opportunities, decarbonize the economy, while ensuring energy security though a sustainable Future Sasol.

Key Strengths

  Exposure to a diverse range of products, geographies and end markets

        Sasol has a highly diversified product base, serving clients across almost all sectors of the global economy. The Company's chemical products are marketed in over 120 countries to approximately 7,300 customers, with 17 classes of chemical products including acetates, inorganics, ketones, polymers and wax. Following the recent investment in Sasol's Lake Charles facility in Louisiana, where all units have now reached beneficial operation, the Company had 40% of the operational non-current assets in the North America, with 42% in South Africa, 7% in Europe and 11% in the rest of the world as at June 30, 2020.

        Sasol's portfolio includes operations in:

  •
  North America:

    North American operations include a 1.5 Mt Ethane Cracker with downstream integrated LDPE and LLDPE units in a 50/50 joint venture with Lyondell Basell, as well as a wholly owned 0.5 Mt Ethane Cracker, an Ethylene Oxide (EO) value chain (consisting of 300kt ethylene oxide, 215kt ethoxylation and 250kt MEG units), a Ziegler alcohols, Alumina and Guerbet alcohols (ZAG) value chain (consisting of 313kt Ziegler alcohol, 53kt alumina, and 30kt Guerbet alcohols units), LAB units and comonomer units. The products are supplied into a number of end markets with attractive long term commercial outlook in detergents, personal care products, solvents and specialty products.

  •
  South Africa:

  •
  100% owned Secunda Synfuels operates the world's only commercial coal-based synthetic fuels manufacturing facility, producing synthesis gas ("Syngas") through coal gasification and natural gas reforming. The coal and natural gas are sourced from the Company's own production facilities. The process uses advanced, high-temperature FT technology to convert syngas into a range of synthetic fuel components, heating fuels (including industrial pipeline gas), and chemical feedstock with total production capacity of approximately 7.7 to 7.8 Mt per year.

    •
    100% owned Secunda Chemicals and Sasolburg function as processing facilities that produce and add further value in the chemical value chain to feedstocks received from the Secunda Synfuels. Products include fertilizers, monomers, polymers, solvents, ammonia, phenols, wax and coal-tar products.

    •
    The National Petroleum Refiners of South Africa ("Natref") facility in Sasolburg is a deep conversion refinery that is designed to upgrade heavy, sour crude oil with a high sulphur content and yields about 90% white petroleum products. It is majority owned by Sasol (63.64%), with Total South Africa owning the remaining share.

    •
    Satellite Operations comprises an approximately 3,000-kilometer network of natural and methane-rich gas pipelines and a wax blending plant in Durban, South Africa.

  •
  Mozambique:

  •
  Pande-Temane Gas and Sasol Petroleum PSA; and

  •
  Eurasia Operations:

  •
  Eurasian Operations regional operating hub manufactures a comprehensive portfolio of organic and inorganic commodity and specialty chemicals in Austria, Italy, Germany and United Kingdom. Operations also include a 49% stake in a 1.5 million bbl Oryx GTL facility in Qatar and a 100% owned ethoxylates (ETO) unit in China.

  Integrated business with cost competitive asset base well placed to lead the energy transition in South Africa

        Sasol remains the regional champion in Southern Africa in its areas of focus, supported by its scale and integrated value chain that deliver a wide range of products at a low break-even cash cost. Through the Sasol 2.0 transformation program the business is expected to become even more competitive, targeting a cash breakeven at US$30/bbl to 35/bbl oil price.

        In the short term, Sasol continues to see strong recovery in demand for its liquid fuels in South Africa following the easing of COVID-19 restrictions. In December 2020, Sasol recorded the highest sale volumes for the financial period (HY21) in South Africa despite the second wave of COVID-19 infections.

        Looking forward, Sasol is well positioned to lead the energy transition in Southern Africa. An important factor will be feedstock transition, moving away from coal toward natural gas, with opportunities in low cost green hydrogen and other green fuels to enhance fuel margins and portfolio resilience. These supplement Sasol's deep expertise and knowledge in its FT technologies.

  Expanded base of cyclically-robust specialty chemical assets with backward integration

        The Company has made significant progress in increasing focus in specialty chemicals and moving away from commodity chemicals where the Company does not have scale or technology advantages. The principal development was the Company's completion of its state of the art facility in Lake Charles, Louisiana and the sale of 50% of the LCCP base chemicals business thereby reducing commodity chemicals exposure, but retaining value chain integration at Lake Charles.

        Sasol remains diversified geographically, with well invested assets and integrated value chains in North American, Eurasia and Africa—which also helps Sasol's ability to service customers globally. Going forward, Sasol will continue the trend of moving towards specialty chemicals and collaborating with customers and partners—with chemical innovations in sustainability and circular solutions.

  Higher profitability and cash flow resiliency, well positioned to operate sustainably in a lower commodity price environment

        As a result of Sasol's effective response plan delivery and a strong operating and financial performance, Sasol successfully navigated through the challenges of COVID-19 and a significantly lower price environment.

        During HY21, the Company significantly reduced leverage and reduced cash fixed costs, a strong result in challenging circumstances and underscores Sasol's ability to deliver on cost reduction measures.

  Further initiatives underway to deliver enhanced returns

        The Company's Sasol 2.0 transformation program is expected to improve the Company's cost position relative to peers, and create a cash generative business without relying on oil and chemical price recovery.

        The Company has set a number of associated financial targets which it intends to achieve by the end of FY25, including:

  •
  A cash fixed cost reduction by the end of FY25 of 15% to 20% (ZAR8 billion to 10 billion), with primary focus areas being streamlining the organization, productivity improvement, and cost reduction;

  •
  A gross margin upliftment of 5% to 10% by FY25 (ZAR6 billion to 8 billion), aimed to achieve sustainable efficiency improvements in both the chemicals and energy business, grow mobility portfolio and leverage digitization;

  •
  A 30% reduction in sustaining capital expenditure during FY22 to FY25 period compared to the previous budget, which equates to a range of ZAR20 billion to 25 billion per annum; and

  •
  A sustainable working capital target of 14% of revenue which is a reduction of 1% from FY19.

        Achieving the Sasol 2.0 non-financial and financial targets will enable the business to be competitive, cash generative and able to deliver attractive returns even in a US$45/bbl oil price environment. Achievement of these targets is subject to significant risks and uncertainties. See "Risk Factors".

        In the short term while leverage levels remain above the target level, the Company also intends to keep its hedging program in place in order to provide an appropriate level of downside pricing protection.

  Highly experienced management team, with a track record of successfully delivering substantial self-help initiatives

        Sasol has an experienced executive management team with proven track record, led by the Company's CEO, Fleetwood Grobler and CFO, Paul Victor. Mr. Grobler joined Sasol in 1984 and was previously the Executive Vice President for Chemicals. Mr. Victor was appointed as CFO in 2016 and was previously Senior Vice President for Financial Control Services and served as Acting CFO from 2013 to 2015. Sasol's management team has extensive experience in the chemicals and energy sector, both within Sasol and internationally. This management team was instrumental in managing the Company's decisive response to the challenges imposed by COVID-19, setting ambitious targets for Sasol's self-help plans and delivering effective results, including unprecedented cost savings, significant divestments, improved safety standards and further progress towards a comprehensive sustainability pathway.

Sasol Limited

        Sasol Limited, or the Guarantor, the ultimate holding company of our group, is a public company. Sasol was incorporated under the laws of the Republic of South Africa in 1979 and has been listed on the JSE since October 1979. Our ADRs have been listed on the NYSE since April 2003. Our registered office and corporate headquarters are at Sasol Place, 50 Katherine Street, Sandton, 2196, South Africa and our telephone number is +27 10 344 5000. Our general website is at www.sasol.com. Information contained on our website is not, and shall not be deemed to be, part of this prospectus supplement.

Sasol Financing USA LLC

        Sasol Financing USA LLC, or the Issuer, was formed as a limited liability company in 2018 under the laws of the State of Delaware. The Issuer's sole member is Sasol (USA) Corporation, and the Issuer is an indirect wholly owned subsidiary of Sasol Limited. The Issuer's principal activities are to provide treasury services to the group. It has no other operations.

 SUMMARY FINANCIAL AND OTHER INFORMATION

        The summary financial information set forth below as at December 31, 2020 and 2019 and for the six months ended December 31, 2020 and 2019 has been derived from and should be read in conjunction with the unaudited condensed consolidated interim financial statements included in the HY2021 Results Form 6-K incorporated by reference in this prospectus supplement, which were prepared in accordance with IAS 34 "Interim Financial Reporting". The summary financial information set forth below as at June 30, 2020 and 2019 and for the years ended June 30, 2020, 2019 and 2018 has been derived from and should be read in conjunction with the financial statements included in our Form 20-F incorporated by reference in this prospectus supplement, which were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"). The summary financial information set forth below as at June 30, 2018, 2017 and 2016, and for the years ended June 30, 2017 and 2016 has been derived from the IFRS financial statements not included or incorporated by reference herein.

        U.S. dollar information has been presented as at and for the six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other time.

Summary Consolidated Income Statement Data

	Six months ended December 31,			Year ended June 30,
	2020(1)	2020	2019	2020	2019	2018	2017	2016
	(U.S. dollars in millions)	(ZAR in millions)		(ZAR in millions)
Turnover	6,256	91,968	99,170	190,367	203,576	181,461	172,407	172,942
Materials, energy and consumables used	(2,806)	(41,247)	(46,373)	(90,109)	(90,589)	(76,606)	(71,436)	(71,320)
Selling and distribution costs	(281)	(4,128)	(3,831)	(8,388)	(7,836)	(7,060)	(6,405)	(6,914)
Maintenance expenditure	(387)	(5,695)	(5,265)	(10,493)	(10,227)	(9,163)	(8,654)	(8,453)
Employee-related expenditure	(979)	(14,396)	(16,445)	(30,667)	(29,928)	(27,468)	(24,417)	(23,911)
Exploration expenditure and feasibility costs	(9)	(131)	(381)	(608)	(663)	(352)	(491)	(282)
Depreciation and amortization	(616)	(9,048)	(10,977)	(22,575)	(17,968)	(16,425)	(16,204)	(16,367)
Other expenses and income	112	1,652	(6,584)	(27,376)	(19,097)	(15,316)	(12,550)	(9,073)

Translation gains/ (losses)	314	4,619	(227)	(6,542)	604	(11)	(1,201)	150
Other operating expenses and income	(202)	(2,967)	(6,357)	(20,834)	(19,701)	(15,305)	(11,349)	(9,223)

Equity accounted profits / (losses), net of tax	11	156	370	(347)	1,074	1,443	1,071	509

Operating profit / (losses) before remeasurement items and Sasol Khanyisa share-based payment	1,301	19,131	9,684	(196)	28,342	30,514	33,321	37,131
Remeasurement items affecting operating profit	171	2,519	169	(110,834)	(18,645)	(9,901)	(1,616)	(12,892)
Sasol Khanyisa share-based payment	—	—	—	—	—	(2,866)	—	—

Earnings/(loss) before interest and tax (EBIT) / (LBIT)	1,473	21,650	9,853	(111,030)	9,697	17,747	31,705	24,239
Finance income	29	421	381	922	787	1,716	1,568	1,819
Finance expenses	(261)	(3,833)	(2,636)	(7,303)	(1,253)	(3,759)	(3,265)	(2,340)

Earnings / (loss) before tax	1,241	18,238	7,598	(117,411)	9,231	15,704	30,008	23,718
Taxation	(201)	(2,950)	(3,092)	26,139	(3,157)	(5,558)	(8,495)	(8,691)

Earnings/(loss) for the period	1,040	15,288	4,506	(91,272)	6,074	10,146	21,513	15,027

Attributable to
Owners of Sasol Limited	986	14,491	4,053	(91,109)	4,298	8,729	20,374	13,225
Non-controlling interests in subsidiaries	54	797	453	(163)	1,776	1,417	1,139	1,802

(1)
U.S. dollar information has been presented for six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate

Summary Consolidated Statement of Financial Position Data

	As at December 31,		As at June 30,
	2020(1)	2020	2020	2019	2018	2017	2016
	(U.S. dollars in millions)	(ZAR in millions)	(ZAR in millions)
Cash, and cash equivalents	1,888	27,758	34,739	15,877	17,128	29,446	52,316
Other current assets	3,900	57,329	58,962	59,584	64,016	58,292	54,753
Assets in disposal groups held for sale	1,136	16,695	84,268	2,554	113	216	1,064
Property, plant and equipment, assets under construction and right of use assets	16,956	249,249	246,088	361,313	332,818	289,507	259,065
Goodwill and other intangible assets	161	2,374	2,800	3,357	2,687	2,361	2,680
Other non-current assets	3,001	44,111	52,305	27,283	22,473	19,117	20,836

Total assets	27,042	397,516	479,162	469,968	439,235	398,939	390,714

Current liabilities	3,620	53,211	87,587	48,610	59,920	52,173	41,602
Liabilities in disposal groups held for sale	311	4,577	5,531	488	36	—	—
Deferred tax liabilities	1,326	19,486	20,450	27,586	25,908	25,860	23,691
Other non-current liabilities	10,830	159,199	206,346	167,489	124,763	103,672	113,003
Total liabilities	16,087	236,473	319,914	244,173	210,627	181,705	178,296

Total equity	10,955	161,043	159,248	225,795	228,608	217,234	212,418

Total equity and liabilities	27,042	397,516	479,162	469,968	439,235	398,939	390,714

Net assets	10,955	161,043	159,248	225,795	228,608	217,234	212,418

(1)
U.S. dollar information has been presented as at December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

Summary Statement of Cash Flows Data

	For the six months ended December 31,		Year ended June 30,
	2020	2019	2020	2019	2018	2017	2016
	(ZAR in millions)		(ZAR in millions)
Cash retained from operating activities	7,153	13,366	29,730	31,943	25,629	27,491	32,639
Cash generated by/(used in) investing activities	24,347	(23,931)	(38,550)	(56,412)	(53,979)	(56,677)	(71,034)
Cash (used in)/generated by financing activities	(37,080)	7,273	25,112	23,131	15,112	9,536	30,474
Translation effects on cash and cash equivalents	(543)	132	3,607	162	954	(3,207)	7,069
(Decrease)/increase in cash and cash equivalents	(6,123)	(3,160)	19,899	(1,176)	(12,284)	(22,857)	(852)
Reclassification from/to disposal groups held for sale	(363)	11	(1,624)	(44)	—	—	—

Cash and cash equivalents at the end of the year	27,608	12,670	34,094	15,819	17,039	29,323	52,180

Other Unaudited Operating and Financial Data

        The following financial information includes measures which are not accounting measures as defined by IFRS. These measures are not part of our IFRS financial statements included in our Form 20-F or H1 2021 Results Form 6-K and have not been audited or otherwise reviewed by our external auditors. These measures should not be used instead of, or considered as alternatives to, our historical financial results prepared in accordance with IFRS. These measures may not be comparable to similarly titled measures disclosed by other companies.

Capital Expenditure

As at December 31, 2020
(ZAR in millions)
Capital expenditure

Authorized and contracted	224,246
Authorized, not yet contracted	20,031

Authorized capital expenditure	244,277
Less expenditure to date	(215,557)

Unspent capital commitments	28,720

Adjusted EBITDA

	For the six months ended December 31,			Year ended June 30,
	2020(1)	2020	2019	2020	2019	2018	2017	2016
	(U.S. dollars in millions)	(ZAR in millions)		(ZAR in millions)
Adjusted EBITDA(2)	1,266	18,608	19,839	34,976	47,638	51,365	47,823	53,992

(1)
U.S. dollar information has been presented for six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)
Adjusted EBITDA is defined as earnings/loss before interest and tax (EBIT/LBIT), depreciation and amortization, share-based payments, remeasurement items affecting operating profit, movement in environmental provisions due to discount rate changes, and unrealized translation gains and losses, and unrealized gains and losses on Group hedging activities. Adjusted EBITDA is a non-IFRS financial measure and should not be viewed as a substitute for any IFRS financial measure. We have presented this non-IFRS measure in this prospectus supplement because we consider it to be an important supplemental measure for investors, analysts and our management to evaluate our profitability and operating performance.

The following table reconciles Adjusted EBITDA to earnings / (loss) for the year:

	For the six months ended December 31,			Year ended June 30,
	2020(1)	2020	2019	2020	2019	2018	2017	2016
	(U.S. dollars in millions)	(ZAR in millions)		(ZAR in millions)
Earnings / (loss) for the year	1,040	15,288	4,506	(91,272)	6,074	10,146	21,513	15,027
Taxation	(201)	(2,950)	(3,092)	(26,139)	3,157	5,558	8,495	8,691
Finance income	29	421	381	(922)	(787)	(1,716)	(1,568)	(1,819)
Finance expenses	(261)	(3,833)	(2,636)	7,303	1,253	3,759	3,265	2,340

Earnings/(loss) before interest and tax (EBIT/LBIT)	1,473	21,650	9,853	(111,030)	9,697	17,747	31,705	24,239
Depreciation and amortization	616	9,048	10,977	22,575	17,968	16,425	16,204	16,367
Share-based payments	58	854	795	1,741	1,219	4,431	226	494
Remeasurement items affecting operating profit	(171)	(2,519)	(169)	110,834	18,645	9,901	1,616	12,892
Unrealized hedging losses/(gains)(2)	(317)	(4,654)	(1,067)	4,758	(839)	3,701	(2,124)	—
Unrealized translation gains(3)	(408)	(5,991)	(167)	7,405	260	(37)	170	—
Change in discount rate of environmental provision	15	220	(383)	(1,307)	688	(803)	26	—

Adjusted EBITDA	1,266	18,608	19,839	34,976	47,638	51,365	47,823	53,992

  (1)
  U.S. dollar information has been presented for six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

  (2)
  Consists of unrealised hedging gains on hedging activities incurred within the Group Functions segment.

  (3)
  Unrealised translation gains on the translation of foreign currency denominated loans within the Group Functions segment.

Free Cash Flow

	For the six months ended December 31,			Year ended June 30,
	2020(1)	2020	2019	2020	2019	2018
	(U.S. dollars in millions)	(ZAR in millions)
Free cash flow before growth(2)	28	414	2,612	11,109	20,347	14,557
Free cash flow inflection point(2)	(163)	(2,401)	(11,929)	(12,205)	(24,791)	(30,262)

(1)
U.S. dollar information has been presented for six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)
Free cash flow before growth is defined as cash available from operating activities less sustenance capital expenditures (capital expenditures less growth capital expenditures). Free cash flow inflection point is defined as free cash flow before growth plus growth capital expenditures, movement in capital accruals and dividends paid. Free cash flow before growth and free cash flow inflection point are non-IFRS financial measures and should not be viewed as a substitute for any IFRS financial measure. We have presented these non-IFRS measures in this prospectus supplement because we consider them to be important supplemental measures for investors, analysts and our management to evaluate our cash flows and operating performance.

  The following table reconciles free cash flow inflection point and free cash flow before growth to cash available from operating activities:

	For the six months ended December 31,			Year ended June 30,
	2020(1)	2020	2019	2020	2019	2018
	(U.S. dollars in millions)	(ZAR in millions)		(ZAR in millions)
Cash available from operating activities	502	7,388	13,711	30,571	43,418	34,306
Sustenance capital(2)	(474)	(6,974)	(11,099)	(19,462)	(23,071)	(19,749)

Free cash flow before growth	28	414	2,612	11,109	20,347	14,557
Growth capital expenditures(2)	(36)	(535)	(10,343)	(15,702)	(32,729)	(33,635)
Movement in capital accruals	(139)	(2,045)	(3,853)	(6,771)	(934)	(2,507)
Dividends paid	(16)	(235)	(345)	(841)	(11,475)	(8,677)

Free cash flow inflection point	(163)	(2,401)	(11,929)	(12,205)	(24,791)	(30,262)

  (1)
  U.S. dollar information has been presented for six months ended December 31, 2020 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of ZAR 14.70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

  (2)
  Sustenance capital is defined as capital expenditures for the period less growth capital expenditures. Sustenance capital expenditures and growth capital expenditures are non-IFRS measures are non-IFRS financial measures and should not be viewed as a substitute for any IFRS financial measure. We have presented these non-IFRS measures in this prospectus supplement because we consider them to be important supplemental measures for investors, analysts and our management to evaluate our cash flows and operating performance.

Other Data Calculated on a Covenant Basis

	As of and for the twelve months ended December 31,		As of and for the year ended June 30,
	2020	2019	2020
	(ZAR in millions)
Covenant EBITDA (before Hurricane Impact)(1)	38,865
Covenant EBITDA(1)	41,629	45,859	38,905
Total Debt (including bank overdraft)(2)	143,012	155,610	207,449
Adjusted Net Debt(2)	110,933	133,408	167,220
Further Adjusted Net Debt(2)	108,435
Ratio of Adjusted Net Debt to Covenant EBITDA (calculated on a covenant basis) before Hurricane Impact(1)(2)	2.85x	2.91x	4.30x
Ratio of Further Adjusted Net Debt to Covenant EBITDA (calculated on a covenant basis)(1)(2)	2.60x

(1)
Covenant EBITDA is calculated in accordance with the contractual provisions of our principal credit facilities and is defined as Adjusted EBITDA before post-employment benefits, business optimisation, expected credit loss calculations and hurricane impact. Covenant EBITDA is a non-IFRS financial measure and should not be viewed as a substitute for any IFRS financial measure. We have presented this non-IFRS measure in this prospectus supplement because we consider it to be an important supplemental measure for investors, analysts and our management to evaluate our compliance with our principal credit facilities.

The following table reconciles Operating Profit / (Loss) before remeasurement items to Covenant EBITDA:

	For the six months ended December 31,			Year ended June 30,		Twelve months ended December 31,(1)
	2020	2019	2018	2020	2019	2020	2019
	(ZAR in millions)
Operating Profit / (Loss) before remeasurement items	19,131	9,684	20,192	(196)	28,342	9,251	17,834

Depreciation and amortization	9,048	10,977	8,392	22,575	17,968	20,646	20,553
Translation gains (losses)(2)	(4,619)	227	(454)	6,542	(604)	1,696	77
Post-retirement benefits	842	1,113	984	2,302	2,041	2,031	2,170
Equity-settled share-based payment expense	899	888	803	1,946	1,659	1,957	1,744
Derivative losses / (gains)(3)	(5,010)	(911)	(981)	6,997	2,465	2,898	2,535
Changes in rehabilitation provision(4)	323	(798)	(8)	(2,078)	1,095	(957)	305
Business optimization(5)	1,054	138	128	333	454	1,249	464
Expected Credit Loss movement				484		94	177

Covenant EBITDA before Hurricane Impact				38,905		38,865	45,859

Hurricane Impact(6)						2,764

Covenant EBITDA						41,629

  (1)
  Information for the twelve month period ended December 31, 2020 has been derived by adding the results of operations for the six months ended December 31, 2020 to the results of operations for the year ended June 30, 2020 and subtracting the results of operations for the six months ended December 31, 2019. Information for the twelve month period ended December 31, 2019 has been derived by adding the results of operations for the six months ended December 31, 2019 to the results of operations for the year ended June 30, 2019 and subtracting the results of operations for the six months ended December 31, 2018.

  (2)
  Translation gains / (losses) relates principally to translation of foreign currency denominated loans within the Group Functions segment.

  (3)
  Derivative losses / (gains) relates principally to the Group's hedging activities, mainly the US dollar derivative in the Oxygen Train 17 supply agreement to our Secunda Synfuels operations, Brent crude oil zero-cost collars and foreign exchange zero-cost collars.

  (4)
  Changes in rehabilitation provisions includes additional rehabilitation provisions raised and the impact of the change in discount rates on rehabilitation provisions.

  (5)
  Business optimization relates to restructuring and business optimization charges limited under the terms of the relevant credit facilities to $100.0 million in each semi-annual reporting period.

  (6)
  Hurricane impact represents the estimated margin impact of the identified lost volumes attributable to Hurricane Laura, which formed in August 2020, and Hurricane Delta, which formed in October 2020, with the latest margin/ton calculations. The hurricane volume impact represents the difference between the latest planned volumes prior to the hurricane and the actual volumes recorded. Other operating expenses and insurance proceeds received were separately tracked and incorporated in the calculation of the total hurricane impact. The adjustment was limited under the terms of the relevant credit facilities to $170.0 million in each semi-annual reporting period.
(2)
Net Debt is defined as total debt (including bank overdraft) less cash and cash equivalents, lease adjustments and liabilities on disposal groups held for sale. Adjusted Net Debt is calculated in accordance with the contractual provisions of our principal credit facilities and defined as Net Debt further adjusted for hurricane impact. Net Debt and Adjusted Net Debt are non-IFRS financial measures and should not be viewed as a substitute for any IFRS financial measure. We have presented these non-IFRS measure in this prospectus supplement because we consider it to be an important supplemental measure for investors, analysts and our management to evaluate our compliance with our principal credit facilities.

	As of December 31,		As at June 30,
	2020	2019	2020
	(ZAR in millions)
Total debt (including bank overdraft)	143,012	155,610	207,449
Cash, excluding restricted cash	(26,402)	(10,360)	(32,932)
Restricted cash included in disposal groups held for sale	—	—	(212)
Debt included in disposal groups held for sale	2,250	—	3,765
Operating lease adjustment(1)	(7,927)	(11,842)	(10,850)

Adjusted Net Debt	110,933	133,408	167,220

Hurricane Impact(2)	(2,498)

Further Adjusted Net Debt	108,435

(1)
Operating lease adjustment relates to adjustments for any lease that was not accounted for as a finance lease prior to the adoption of IFRS 16 on July 1, 2019.

(2)
Hurricane impact represents the estimated margin impact of the identified lost volumes attributable to Hurricane Laura, which formed in August 2020, and Hurricane Delta, which formed in October 2020, with the latest margin/ton calculations. The hurricane volume impact represents the difference between the latest planned volumes prior to the hurricane and the actual volumes recorded. Other operating expenses and insurance proceeds received were separately tracked and incorporated in the calculation of the total hurricane impact. The adjustment was limited under the terms of the relevant credit facilities to $170.0 million in each semi-annual reporting period.

 THE OFFERING

Issuer	Sasol Financing USA LLC.
Guarantor	Sasol Limited.
Amount of Notes Offered	$ aggregate principal amount of notes due 20 .
$ aggregate principal amount of notes due 20 .
Ranking

The notes will constitute unsecured and unsubordinated indebtedness of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of Sasol Limited.

As of December 31, 2020, Sasol Limited's subsidiaries (other than the Issuer) had R82 933 million ($5 642 million) of indebtedness outstanding, of which R137 million ($9 million) was secured.
Maturity	The 20 notes will mature on , 20 .
The 20 notes will mature on , 20 .
Interest Rate	The 20 notes will bear interest at a rate of % annually.
The 20 notes will bear interest at a rate of % annually.
Regular Record Dates for Interest	The close of business on or (whether or not a business day) immediately preceding each interest payment date.
Interest Payment Dates	and , commencing , 2021.
Business Day

Any day, other than a Saturday or Sunday, which is not, in New York City, Wilmington, Delaware or London, England, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Optional Redemption

Prior to        , 20    (the "20    notes Par Call Date") for the 20    notes and prior to        , 20    (the "20    notes Par Call Date") for the 20    notes, the Issuer or Sasol Limited may redeem the relevant series of notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes, assuming for such purpose that the 20    notes were called on the 20    notes Par Call Date and the 20    notes were called on the 20    notes Par Call Date (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus        basis points, in each case plus accrued and unpaid interest thereon to, but not including, the date of redemption.

On or after the 20    notes Par Call Date for the 20    notes and on or after the 20    notes Par Call Date for the 20    notes, the Issuer or Sasol Limited may redeem the relevant series of notes in whole (but not in part), at any time, at a redemption price equal to 100% of the principal amount of such series of notes plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. See "Description of Notes—Optional Redemption".

Optional Tax Redemption

In the event of various tax law changes that require the Issuer or Sasol Limited to pay additional amounts, and in other limited circumstances, as described under "Description of Notes—Optional Tax Redemption", the Issuer or Sasol Limited may call all, but not less than all, of the notes of a series for redemption prior to maturity.

Change of Control Repurchase Event

Upon the occurrence of both (1) a change of control of Sasol Limited and (2) a rating event, unless the Issuer or Sasol Limited has exercised their rights to redeem the notes, the Issuer will be required to make an offer to purchase notes at a price equal to 101% of its principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes—Change of Control Repurchase Event".

Payment of Additional Amounts

If the Issuer or Sasol Limited is required by the government of any Taxing Jurisdiction (as defined below) to deduct or withhold taxes in respect of payment on the notes or under the guarantee it will, subject to certain exceptions, pay the holder additional amounts so that the net amount received will be the amount specified in the note, but may be able to exercise the right to redeem the notes for tax reasons, as described above.

Covenants

The indenture relating to the notes contains covenants restricting, subject to certain limitations, Sasol Limited's ability to amalgamate, reconstruct, consolidate or merge with another company or other legal entity, pledge its assets to secure certain borrowings and create or incur liens on its property. These restrictive covenants are described under the headings "Description of Debt Securities—Merger or Consolidation", "—Limitation on Liens" and "—Limitation on Sale and Lease Back Transactions" of the attached prospectus and "Description of Notes—Covenants" of this prospectus supplement.

Book-Entry Issuance, Settlement and Clearance

The notes will be issued in fully registered form in denominations of $200,000 and integral multiples in excess thereof of $1,000. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, referred to as DTC. You will hold beneficial interests of the notes through DTC and DTC and its direct and indirect participants will record your beneficial interest on their books. Certificated notes will not be issued except in certain limited circumstances. Settlement of the notes will occur through DTC in same day funds.

Governing Law	The indenture, the notes and the guarantees will be governed by the laws of the State of New York.
Defeasance	The notes will be subject to the defeasance and covenant defeasance provisions in the indenture described under "Description of Notes—Defeasance".
Further Issuances

The Issuer may, at its option, at any time and without the consent of the then existing noteholders of the specified series, issue additional notes of a series in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and issue price) identical to the notes of such series offered hereby; provided that such additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as such series of notes offered hereunder must be fungible with such notes for US federal income tax purposes. These additional notes will be deemed to have been part of the same series as the notes of such series offered hereby and will provide the holders of those additional notes the right to vote together with holders of such series of notes issued hereby. Likewise, Sasol Limited has the right, without the consent of the then existing noteholders, to guarantee such additional securities, to guarantee debt of its other subsidiaries and to issue its own debt.

Listing

The Issuer will apply to list the notes on the New York Stock Exchange. There can be no guarantee that the application to list the notes on the New York Stock Exchange will be approved as of the date the notes are issued or at any time thereafter, and settlement of the notes is not conditioned on obtaining this listing.

Use of Proceeds	We intend to use the net proceeds from the offering of the notes to repay a portion of indebtedness outstanding under the $3.9 billion revolving credit facility (the "Revolving Credit Facility").

Conflict of Interest

A conflict of interest (as defined by Rule 5121 of FINRA) may exist as certain affiliates of the underwriters are lenders or agents under the Revolving Credit Facility. The net proceeds of this offering are intended to be used as described above and accordingly such affiliates are expected to receive a portion of such proceeds. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. That rule requires that a "Qualified Independent Underwriter" meeting specified requirements participate in the preparation of the prospectus supplement and exercise its usual standard of due diligence with respect thereto. Citigroup Global Markets Inc. has agreed to act as the Qualified Independent Underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 thereof. Citigroup Global Markets Inc. will not receive a fee for acting as a Qualified Independent Underwriter in this offering. We have agreed to indemnify Citigroup Global Markets Inc. against certain liabilities incurred in connection with acting as a Qualified Independent Underwriter, including liabilities under the Securities Act. For further information, see "Underwriting (Conflict of Interest)".

Trustee	Wilmington Savings Fund Society, FSB
Registrar and Paying Agent	Wilmington Savings Fund Society, FSB
Timing and Delivery	We currently expect delivery of the notes to occur on or about , 2021.
Risk Factors

You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under "Risk Factors" beginning on page S-20 of this prospectus supplement for risks involved with an investment in the notes.

RISK FACTORS

        This section describes some of the risks that could materially affect an investment in the notes being offered. You should read these risk factors in conjunction with the detailed discussion of risk factors starting on page 7 in our Form 20-F, and those identified in our future filings with the SEC, incorporated herein by reference. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations.

        Defined terms in this section not otherwise defined herein shall have the meanings ascribed to such terms in our Form 20-F.

        The risks discussed below could have a material adverse effect, separately or in combination, on Sasol's business, operating results, cash flows and financial condition. Accordingly, investors should carefully consider these risks.

        Further background and measures that we use when assessing various risks are set out in the relevant sections of this prospectus supplement, indicated by way of cross references under each risk factor.

Summary of Risk Factors

        Please carefully consider all of the information discussed in this report for a more thorough description of these and other risks. The risks described below are organized by risk type and are not listed in order of their priority to us.

Risks related to financial matters

  •
  We may not be able to refinance, extend or repay our substantial bank market indebtedness in time, which would have a material adverse effect on our financial condition and ability to continue as a going concern

  •
  We may not achieve our cash conservation targets

  •
  Our level of indebtedness and our ability to comply with any debt covenant could have a material adverse impact on our financial position and results, credit rating, and/or liquidity

  •
  Our access to and cost of funding is affected by our credit rating, which in turn is affected by, among other factors, our key financial metrics and the sovereign credit rating of the Republic of South Africa

  •
  Fluctuations in crude oil, natural gas, ethane and petroleum product prices and refining margins may adversely affect our business, operating results, cash flows and financial condition

  •
  Fluctuations in exchange rates may adversely affect our business, operating results, cash flows and financial condition

  •
  Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the amounts of interest we pay under our debt arrangements and as a consequence affect our business, operating results and financial condition

Risk related to COVID-19

  •
  Our global operations expose us to pandemics, such as the COVID-19 pandemic, that may adversely affect our people and impact on business continuity, operating results, cash flows and financial condition

Risks related to our capital investments

  •
  We may not achieve projected benefits of acquisitions or divestments

  •
  Our large projects are subject to schedule delays and cost overruns, and we may face constraints in financing our existing projects or new business opportunities, which could render our projects unviable or less profitable than planned

  •
  Exposure related to significant investments in associates and joint arrangements may adversely affect our business, operating results, cash flows and financial condition

  •
  We may not pay dividends or make similar payments to shareholders in the future due to various factors

Risk related to our sustainability

  •
  Our ability to respond to climate change could negatively impact our growth strategies, reduce supply/demand for our products, increase our operational costs, reduce our competitiveness, negatively impact our stakeholder relations and adversely affect our legal license to operate and our access to capital and financing

Risks related to our safety and operations

  •
  We may face potential costs in connection with industry and value chain-related operational interruptions, accidents or deliberate acts of terror causing property damage, personal injuries or environmental contamination

Risks related to legal, regulatory and governance matters

  •
  We identified material weaknesses in our internal control over financial reporting, which we are still in the process of remediating. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses or other significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately and timely report our financial results, which could cause shareholders to lose confidence in our financial and other public reporting, and adversely affect our share price

  •
  Actual or alleged non-compliance with laws could result in criminal or civil sanctions that could harm our reputation

  •
  South African mining legislation may have an adverse effect on our mineral rights

  •
  Legislation in South Africa on petroleum and energy activities may have an adverse impact on our business, operating results, cash flows and financial condition

  •
  Changes in safety, health, environmental and chemical regulations and legislation and public opinion may adversely affect our business, operating results, cash flows and financial condition

  •
  We are subject to risks associated with litigation and regulatory proceedings

  •
  Intellectual property risks may adversely affect our freedom to operate our processes and sell our products and may dilute our competitive advantage

Risk related to geopolitical and stakeholder relationships

  •
  There are country-specific risks relating to the countries in which we operate that could adversely affect our business, operating results, cash flows and financial condition

Risks related to the market

  •
  Cyclicality in petrochemical product prices and demand may adversely affect our business, operating results, cash flows and financial condition

  •
  Our coal, synthetic oil, natural oil and natural gas reserve estimates may be materially different from quantities that we eventually recover

  •
  We may be unable to access, discover, appraise and develop new coal, synthetic oil, natural oil and natural gas resources at a rate and price that is adequate to sustain our business and/or enable growth

  •
  Increasing competition in relation to products originating from countries with low production and logistical costs may adversely affect our business, operating results, cash flows and financial condition

  •
  We may not be able to exploit technological advances quickly and successfully or competitors may develop superior technologies

Risk related to information management

  •
  We may face the risk of information security breaches or attempts to disrupt critical information technology services, which may adversely impact our operations

Risk related to our people

  •
  We may not be successful in attracting, developing and retaining sufficiently skilled employees

Risk Factors

Risks related to financial matters

We may not be able to refinance, extend or repay our substantial bank market indebtedness in time, which would have a material adverse effect on our financial condition and ability to continue as a going concern

        Our financial results have been prepared assuming that we will continue as a going concern. Currently, we have substantial indebtedness due to the construction of our Lake Charles Chemical Project (LCCP) in the US, a large proportion of which is in the form of bank facilities. A number of short-term factors, including, among others, the global impact of COVID-19, the lower crude oil prices and the US/China trade dispute, are adversely affecting our business and financial condition.

        The audit report in respect of our financial statements included in our annual report on Form 20-F included an emphasis of matter paragraph under the heading "Substantial Doubt about the Company's Ability to Continue as a Going Concern". Our unaudited condensed consolidated interim financial statements as at and for the six months ended December 31, 2020 were prepared on a going concern basis but included a discussion of the basis for this, which stated "The ability of the Group to meet its debt covenant requirements at June 30, 2021 and repay debt as it becomes due is dependent on the timing and quantum of cash flows from operations and the ability to realise cash through a combination of asset disposals, or part thereof." See "Going Concern" in our H1 2021 Results Form 6-K incorporated by reference herein for further information. Accordingly, there is substantial doubt about our ability to continue as a going concern.

        While Sasol announced a series of measures on March 17, 2020 aimed at improving its balance sheet position as part of a comprehensive response plan to mitigate the negative impact of the prevailing commodity price landscape and impact of COVID-19, nevertheless, we may not be able to refinance, before the final maturity, our banks loans. Due to global macroeconomic factors and the deterioration of our rating, our indebtedness to the banks exceeds the current bank market capacity for our credit. We, therefore, need to refinance a substantial portion of the bank loans in the debt capital markets, before the loans mature. Should we not rebalance our loan portfolio before the loans mature, it may negatively impact our liquidity position and we may not be able to continue as a going concern.

We may not achieve our cash conservation targets

        In response to the oil price collapse and the impact of the global pandemic, in March 2020, we launched a comprehensive response plan which aims to conserve cash for financial years 2020 and 2021, including self-help measures. While we made substantial progress with our self-help management actions, conserving more cash than our target for 2020 and being on target for achieving our target for 2021, our ability to achieve our cash conservation targets are subject to a number of risks, contingencies and other factors, some of which are beyond our control. These risks, for example, relate to negative macroeconomic developments and a further deterioration of market conditions. Therefore, our actual cash conservation achieved may differ significantly from the current targeted amounts or may prove to be insufficient. If we are unable to realize the anticipated benefits from these cash conservation efforts, our business, operating results, financial condition and cash flows could be adversely affected.

Our level of indebtedness and our ability to comply with any debt covenant could have a material adverse impact on our financial position and results, credit rating, and/or liquidity

        We have a substantial amount of indebtedness. Our vulnerability to the adverse economic conditions brought about substantially by COVID-19 is therefore increased. This increases the risk of not meeting the maximum net debt to earnings before interest, tax, depreciation and amortization (EBITDA) covenant level of our loan agreements.

        Our principal credit facilities contain restrictive covenants. These covenants limit, among other things, encumbrances on existing assets of Sasol and its subsidiaries, the ability of Sasol and our wholly-owned subsidiaries to incur incremental debt and the ability of Sasol and its subsidiaries to dispose of assets in certain circumstances. These restrictive and financial covenants could limit our operating and financial flexibility.

        On June 17, 2020, we concluded amendment agreements with respect to our key loan agreements to (a) waive compliance with the net debt to EBITDA covenant for the last twelve months or measurement period ended June 30, 2020 and (b) increase the net debt to EBITDA covenant for the last twelve months or measurement period ending December 31, 2020 to 4,0 times, after which it will revert to a maximum level of 3,0 times as at June 30, 2021. In order for the amendments to be approved, lenders required several further terms and conditions, which are in force during the measurement periods affected by the amendments, to be incorporated as part of the amendment agreements, key of which are:

  •
  restrictions on our capital expenditure for the financial year ended June 30, 2021 that it will not exceed the forecast level of R21 billion by more than 10%;

  •
  no dividend payments; and

  •
  no acquisitions.

        The current level of indebtedness and the contractual provisions in our loan agreements also limit our ability to obtain further debt financing. Should the company be unable to illustrate that it has sufficient access to liquidity, there will be an increased possibility of further downgrades to our credit rating and challenges to our ability to operate. Further downgrades to our credit rating will also adversely affect our cost of financing, restrict our ability to grow and may force us to make non-strategic divestments that could impact our long-term sustainability. A substantial portion of cash flows from operations is required to meet the payment of principal and interest on our existing debt, which will limit our ability to use our cash flow for other purposes such as:

  •
  to fund capital expenditure in our operations;

  •
  to pay dividends; and

  •
  to fund future business opportunities.

        On November 26, November 27 and December 1, 2020, we concluded amendment agreements with respect to our key loan agreements to allow for adjustments to the calculation of the net debt to EBITDA covenant to allow for adjustments regarding:

  (a)
  the treatment of receipts from ongoing disposals activity; and

  (b)
  the impact of severe weather events.

        The majority of our debt is denominated in US dollars, exposing us to risks related to fluctuations in foreign currency to the extent that our US dollar cash generation is insufficient to service such debt, thus exacerbating the risks associated with our substantial financial leverage. In addition, our covenant reported as at each period end is highly sensitive to fluctuations in the closing rand/US dollar exchange rate due to the currency translation of US dollar debt to the rand reporting currency at period end.

        We are exposed to a number of inherent business risks, including, for example, unplanned production outages, lower margins for our products, higher-than-anticipated capital requirements for projects under development, as well as other risks described in this section, any of which, or a combination of which, could cause us to breach our debt covenants during a reporting period. This risk is exacerbated by the COVID-19 pandemic and its impact on our turnover and profitability.

        Failure to comply with any covenant would enable the lenders to accelerate repayment obligations and will lead to cross-defaults with the other facilities. Sasol's credit facilities have standard provisions whereby certain events relating to other borrowers within the Sasol group could, under certain circumstances, lead to default and/or acceleration of debt repayment under the credit facilities and other borrowings. Should cross-default clauses be triggered, this will likely create liquidity pressures and create a risk for the sustainability of Sasol. In addition, the mere market perception of a potential breach of any financial covenant could have a negative impact on our share price and our ability to refinance indebtedness or the terms on which this could be achieved, which would place pressure on the validity of our going concern assumption.

Our access to and cost of funding is affected by our credit rating, which in turn is affected by, among other factors, our key financial metrics and the sovereign credit rating of the Republic of South Africa

        Sasol's credit rating is impacted by our business performance and leverage, as well as the financial policy and sovereign rating of the Republic of South Africa, including other factors such as global oil and chemical market conditions which may be outside of our control. In March 2020, Moody's Investor Services ("Moody's") and S&P Global ("S&P") downgraded Sasol to sub-investment grade.

        South Africa's credit rating was downgraded by Moody's in March and November 2020 and by S&P in April 2020. In future, Sasol's credit rating could also be further negatively impacted if the South African sovereign rating is further downgraded. In addition, Sasol's credit rating may be further downgraded if Sasol's credit metrics deteriorate outside the guidance provided by the rating agencies.

        As a result of Sasol's credit rating downgrades:

  •
  the cost of debt on certain existing facilities has increased;

  •
  the cost of debt on any new bank facilities or bonds issued will likely be higher; and

  •
  access to funding in both the bank market and the debt capital markets will likely be more limited.

Fluctuations in crude oil, natural gas, ethane, petroleum product prices and refining margins may adversely affect our business, operating results, cash flows and financial condition

        Market prices for crude oil, natural gas, ethane and petroleum products fluctuate as they are subject to local and international supply and demand fundamentals and other factors over which we have no control. Worldwide supply conditions and the price levels of crude oil may be significantly influenced by general economic conditions; industry inventory levels; technology advancements; production quotas or other actions that might be imposed by international associations that control the production of a significant proportion of the worldwide supply of crude oil; weather-related damage and disruptions; competing fuel prices and geopolitical risks, including warfare; especially in the Middle East, North Africa and West Africa.

        During the first half of 2021, the dated Brent crude oil price averaged US$43,62/bbl and fluctuated between a high of US$49,91/bbl and a low of US$40,15/bbl. This compares to an average dated Brent crude oil price of US$51,22/bbl during 2020, when it fluctuated between a high of US$69,96/bbl and a low of US$13,24/bbl.

        A substantial proportion of our turnover is derived from sales of petroleum, natural/piped gas and petrochemical products, prices of which have fluctuated significantly in recent years and are affected by crude oil prices, changes in the demand for products, the price and availability of substitute fuels, changes in product inventory, product specifications and other factors.

        The South African government controls and/or regulates certain fuel prices. The pump price of petrol is regulated at an absolute level. Furthermore, maximum price regulation applies to the refinery gate price of liquefied petroleum gas ("LPG") and the sale of unpacked illuminating paraffin. South African liquid fuels are valued using the "Basic Fuel Price" ("BFP") mechanism. BFP is a formula-driven price that considers, among others, the international prices of refined products (petrol, diesel, jet fuel, illuminating paraffin and LPG), the rand/US dollar exchange rate and the logistical cost of transporting liquid fuels to South Africa. The BFP is then used as a component in the regulated prices that are published by the government on a monthly basis. Piped gas prices are regulated through the approval of maximum piped gas prices by the National Energy Regulator of South Africa (NERSA) from time to time.

        Through our equity participation in the National Petroleum Refiners of South Africa (Pty) Ltd ("Natref") crude oil refinery, we are exposed to fluctuations in refinery margins resulting from fluctuations in international crude oil and petroleum product prices. We are also exposed to changes in absolute levels of international petroleum product prices through our synthetic fuel operations.

        Prolonged periods of low crude oil, natural gas and petroleum prices could also result in projects being delayed or canceled, as well as the impairment of certain assets.

        We use derivative financial instruments from time to time to partially protect us against day-to-day and longer-term fluctuations in US dollar oil, export coal and ethane prices. The oil price affects the profitability of both our energy and chemical products. See "Item 11—Quantitative and qualitative disclosures about market risk" as disclosed in our Form 20-F. While the use of these instruments may provide some protection against fluctuations in crude oil prices, it does not protect us against longer-term fluctuations in crude oil prices or differing trends between crude oil and petroleum product prices.

        It is inherently difficult to forecast fluctuations in crude oil, ethane, natural/piped gas and petroleum products prices. This risk is exacerbated by the COVID-19 pandemic and its impact on those product markets. Fluctuations in any of these may have a material adverse effect on our business, operating results, cash flows and financial condition. Refer "Item 5A—Operating results" as disclosed in our Form 20-F for the impact of the crude oil prices on the results of our operations.

Fluctuations in exchange rates may adversely affect our business, operating results, cash flows and financial condition

        The rand is the principal functional currency of our operations and we report our results in rand. However, a significant majority of our turnover is impacted by the US dollar and the pricing of most petroleum and chemical products is based on global commodity and benchmark prices which are quoted in US dollars.

        Further, as explained above, the components of the BFP are US dollar-denominated and converted to rand, which impacts the price at which we sell fuel in South Africa.

        A significant part of our capital expenditure and borrowings are US dollar-denominated, as they relate to investments outside South Africa or constitutes materials, engineering and construction costs imported into South Africa. Fluctuations in the rand/US dollar exchange rate impacts our financial leverage and estimated capital expenditure.

        We also generate turnover and incur operating costs in euro and other currencies.

        Fluctuations in the exchange rates of the rand against the US dollar, euro and other currencies impact the comparability of our financial statements between periods due to the effects of translating the functional currencies of our foreign subsidiaries into rand at different exchange rates.

        Accordingly, fluctuations in exchange rates between the rand and US dollar, and/or euro may have a material effect on our business, operating results, cash flows and financial condition.

        During the first half of 2021, the rand/US dollar exchange rate averaged R16,26, fluctuating between a high of R17,64 and a low of R14,53. This compares to an average exchange rate of R15,69 during 2020, when it fluctuated between a high of R19,11 and a low of R13,84. At 31 December 2020 the closing rand/US dollar exchange rate was R14,70 as compared to R17,33 at June 30, 2020.

        The rand exchange rate is affected by various international and South African economic and political factors. Subsequent to December 31, 2020, the rand has strengthened against the US dollar closing at R14,67 and against the euro closing at R17,84 on February 22, 2021. In general, a weakening of the rand would have a positive effect on our operating results. Conversely, strengthening of the rand would have an adverse effect on our operating results, cash flows and financial condition. However, given the significance of our foreign currency denominated long-term debt a weaker closing rand against the US dollar has a negative impact on our gearing. Refer to "Item 5.A—Operating results" as disclosed in our Form 20-F for further information regarding the effect of exchange rate fluctuations on our results of operations. We engage in hedging activities which partially protect the balance sheet and our earnings against fluctuations in the rand exchange rate. While the use of these instruments may provide some protection against fluctuations in the rand exchange rate, it does not protect us against a longer-term strong rand/US dollar exchange rate. Refer to "Item 11—Quantitative and qualitative disclosures about market risk" as disclosed in our Form 20-F.

        Although the exchange rate of the rand is primarily market-determined, its value at any time may not be an accurate reflection of its underlying value, due to the potential effect of, among other factors, exchange controls. For more information regarding exchange controls in South Africa see "Item 10.D—Exchange controls" as disclosed in our Form 20-F.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the amounts of interest we pay under our debt arrangements and as a consequence affect our business, operating results and financial condition

        LIBOR is the basic rate of interest used in lending between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. We have used

LIBOR as a reference rate in certain of our revolving credit facilities and term loans, such that the interest due to our creditors pursuant to these loans is calculated using LIBOR.

        On July 27, 2017, the United Kingdom Financial Conduct Authority (FCA), which regulates LIBOR, published the FCA Announcement. The FCA Announcement indicates that the continuation of LIBOR on the current basis is not guaranteed after 2021. In December 2020, the ICE Benchmark Administration (IBA) published a consultation on the discontinuation of the US dollar LIBOR in terms of which it intends to cease the publication of 1 week and 2 month US dollar LIBOR after December 31, 2021 and expects to publish the remaining tenors of US dollar LIBOR, on a representative basis, into June 2023 and cease publication thereafter.

        Banking institutions have been planning for the transition away from LIBOR in advance of December 31, 2021, the date that LIBOR is generally expected to cease to exist. While the COVID-19 pandemic may have resulted in timelines for specific currencies to move out, there is an expectation that every market participant should be prepared for an announcement that will communicate the timing for cessation of all LIBOR settings in a single announcement.

        It is not currently possible to predict the effect of the FCA Announcement, including any discontinuation or change in the method by which LIBOR rates are determined, or how any such changes or alternative methods for calculating benchmark interest rates would be applied to any particular existing agreement containing terms based on LIBOR, such as our existing loan agreements. Any such changes or developments in the method pursuant to which LIBOR rates are determined may result in an increase in reported LIBOR rates or any alternative rates. If that were to occur, the amount of interest we pay under our credit facilities and any other financing arrangements may be adversely affected, which may adversely affect our business, operating results and financial condition.

Risk related to COVID-19

Our global operations expose us to pandemics, such as the COVID-19 pandemic, that may adversely affect our people and impact on business continuity, operating results, cash flows and financial condition

        Sasol's global workforce, service providers, suppliers and customers are exposed to the COVID-19 global pandemic outbreak and are impacted in their wellbeing, safety and health, which has, directly and indirectly affected the safety of our operations. An increased rate of COVID-19 infections among our workforce, service providers, suppliers and customers, and related impact on prices and demand for our products has had and may continue to have a material adverse effect on Sasol's business, operating results, cash flows and financial condition.

        A large portion of our South African workforce is directly or indirectly exposed to informal living environments where recommended hygiene and social distancing measures are difficult to follow and where home quarantine and self-isolation poses practical challenges. This risk has been further exacerbated by changes in laws and regulations in response to the COVID-19 pandemic, imposing restrictions on the movement of people and products/assets, as well as activities, that can be performed in the countries and jurisdictions in which Sasol operates and increasing the risk of availability of critical resources to continue operations. The risk may extend to the availability of senior leadership, specifically senior executives, in the organization challenging the efficacy of our alternate arrangements and succession plans. Our operations have, to some extent, been impacted by a potentially lower employee morale, resulting in disengagement and reduced productivity.

        Additionally, COVID-19 could negatively affect our internal controls over financial reporting as a portion of our workforce is required to work remotely and therefore new processes, procedures, and controls could be required to respond to changes in our business environment. This is further exacerbated by the increased demand on employees as activities increased on our comprehensive response plan to conserve cash and optimize the business.

        As the impact of COVID-19 continues to evolve, the outbreak of any potential third or fourth waves of infection or mutations in the strain of the virus may continue to have, and also increase having, a negative impact on our business performance. We expect that the ultimate magnitude of these disruptions, including the extent of their adverse impact on our financial and operational results, will be determined by the length of time that such disruptions continue, which will, in turn, depend on the duration of the pandemic, the time taken to develop and administer a vaccine and the impact of governmental regulations that might be imposed in response to it. The most material challenges faced by Sasol are the ability to anticipate or model infection rates, local / regional / global spread patterns, recovery and mortality rates, potential for future recurrent infection waves and the resultant direct and indirect impacts on our business and continuity of our operations.

        A key challenge is the impact of the pandemic on the commodity markets, including the demand for our products, which is not under our control. As we cannot predict the spread of the virus and the impact on the economy in the countries in which we operate, COVID-19 may have an increasingly negative impact on our business, operating results, cash flows and financial condition, and even put Sasol's financial viability at risk.

        The pandemic impacted, and continues to impact, all economies in which we operate. The current impact varies among the countries and it is difficult to predict the further development of such impact. A lockdown of business and social activities in various countries led to a sharp decline in demand for, among others, fuel products which contributed to a further fall in the global crude oil price. In South Africa, the lockdown led to a destruction of the demand for fuels and kerosene. The South African market is the most important market for our fuel products which are a large part of Sasol's turnover. Therefore, we are particularly vulnerable to a sharp decline in demand for fuel products in South Africa and a decline of the crude oil price.

        Please refer to "Item 5A—Operating Results" as disclosed in our Form 20-F for the impact of COVID-19 in the financial year ended June 30, 2020. The pandemic could have an increased level of material adverse effect on our business, operating results, cash flows and financial condition in the current financial year.

Risks related to our capital investments

We may not achieve projected benefits of acquisitions or divestments

        We may pursue acquisitions or divestments. With any such transaction, there is the risk that any benefits or synergies identified at the time of acquisition may not be achieved as a result of changing or inappropriate assumptions, materially different market conditions or other factors. Furthermore, we could be found liable, regardless of extensive due diligence reviews, for past acts or omissions of the acquired business without any adequate right of redress.

        In addition, delays in the sale of assets, or reductions in value realizable, may arise due to changing market conditions and/or financial positions of buyers and sellers. Failure to achieve expected values from the sale of assets, or delays in expected receipt or delivery of funds may result in higher debt levels, the underperformance of those businesses and the loss of key personnel. This applies, in particular, to our accelerated asset disposal program, which includes sizable assets in Sasol's portfolio with targeted proceeds of above US$2 billion.

        As part of the asset review program, the group has identified numerous assets which could be disposed of, entirely or partially, and has embarked on various simultaneous initiatives to potentially dispose of these assets in a structured manner and at prices in line with the balance sheet, shareholder value and strategic objectives. Non-binding expressions of interest have been received in relation to some operations and assets which are expected to generate significant cash to enable the group to meet its debt reduction milestones.

        These activities may present further financial, managerial and operational risks including, but not limited to, diversion of management's attention from existing core businesses, difficulties integrating or separating personnel and financial and other systems, inability to effectively and immediately implement control environment processes across a diverse employee population, adverse effects on customer and supplier business relationships, potential disputes with buyers, sellers or partners, not realizing fair value for our assets and/or resultant impairments of assets. Extensive negotiations will be required to execute the disposals on favorable transaction terms and there can be no assurance that the disposals will proceed. The impact of COVID-19 on market conditions could also lead to a generally depressed market for the sale of assets which may have a material adverse effect on our business.

Our large projects are subject to schedule delays and cost overruns, and we may face constraints in financing our existing projects or new business opportunities, which could render our projects unviable or less profitable than planned

        The low-density polyethylene ("LDPE") unit of LCCP achieved beneficial operations on November 15, 2020. The LDPE unit is the seventh and final LCCP unit to come online. The LCCP is now 100% complete and total capital expenditure incurred is within the previously communicated guidance of US$12,8 billion.

        In Mozambique, the Field Development Plan Amendment ("FDP") of the Production Sharing Agreement ("PSA") was approved by the Government of Mozambique ("GoM") on September 29, 2020. The PSA development will allow for flexible production from the different reservoirs with gas sales to Central Termica de Temane ("CTT") and Sasol Gas Proprietary Limited, Oil/Condensate sales to the international markets and LPG sales to Empresa Nacional de Hidrocarbonetos ("ENH"). On February 19, 2021, the Sasol Board of Directors (Board) approved the Final Investment Decision ("FID") with an estimated project cost of US$760 million and construction will commence in quarter three of calendar year 2021 after the commercial agreements are executed and CTT financial close takes place. In addition, COVID-19 restrictions may have an impact on the overall project schedule.

        The development of these and similar projects involves capital-intensive processes carried out over long durations. It requires us to commit significant capital expenditure and allocate considerable management resources in utilizing our existing experience and know-how.

        Our large capital projects were and are subject to the risk of delays and cost overruns inherent in any large project, including as a result of:

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  shortages or unforeseen increases in the cost of equipment, labor and raw materials;

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  unforeseen design and engineering problems, contributing to or causing late additions and/or increases to scope;

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  unforeseen construction problems;

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  unforeseen failure of mechanical parts or equipment;

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  unforeseen technical challenges on start-up causing delays in beneficial operations being achieved;

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  inadequate phasing of activities;

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  unforeseen process safety issues;

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  labor disputes;

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  inadequate workforce planning or productivity of workforce;

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  inadequate change management practices;

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  natural disasters and adverse weather conditions, including excessive winds, higher-than-expected rainfall patterns, tornadoes, cyclones and hurricanes or a pandemic, such as COVID-19;

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  failure or delay of third-party service providers; and

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  regulatory approvals and compliance obligations, including changes to regulations, such as environmental regulations, and/or identification of changes to project scope necessary to ensure safety, process safety, and environmental compliance.

        For example, the LCCP, which achieved beneficial operations on November 15, 2020 and is now 100% complete. The project experienced significant cost overruns, with the estimated cost to completion having risen from $8.9 billion to $12.8 billion. The reasons for the cost overruns included adverse weather conditions (including Hurricane Harvey), unforeseen costs in addressing ground conditions and fire.

        In addition, significant variations in the assumptions we make in assessing the viability of our projects, including those relating to commodity prices and the prices for our products, exchange rates, import tariffs, interest rates, discount rates (due to changes in country risk premiums) and the demand for our products, may adversely affect the profitability or even the viability of our investments.

        As the PSA capital investment is particularly material to Sasol, any cost overruns, schedule delays, process safety incidents or adverse changes in assumptions affecting the viability of the project could have a material adverse effect on our business, cash flows, financial condition and prospects. This risk is further exacerbated by the COVID-19 pandemic and its potential impact on the project schedule and costs.

        Our operating cash flow and credit facilities may be insufficient to meet our capital expenditure and related incremental working capital plans and requirements, depending on the timing and cost of development of our existing projects, including, in particular, PSA and any further projects we may pursue, as well as our operating performance and the resultant utilization of our credit facilities. As a result, new sources of capital may be needed to meet the funding requirements of these projects and to fund ongoing business activities. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, our credit rating, our net debt to EBITDA ratio and other risk metrics, the condition of the financial markets, our share price, future prices for the products we sell, particularly oil and key chemical products, the prospects for our industry, our operational performance and operating cash flow and debt position, among other factors.

        In the event of unanticipated operating or financial challenges, such as those caused by COVID-19, any dislocation in financial markets, a deterioration in the price outlook for the products we sell, particularly oil and key chemical products, any downgrade of our credit ratings by rating agencies or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities and retire or service outstanding debt and pay dividends, could be constrained. Any of these could have a material adverse effect on our business, operating results, cash flows and financial condition.

        Refer "Item 5A—Operating results" as disclosed in our Form 20-F for the impact of our large projects, such as LCCP, on the results of our operations.

Exposure related to significant investments in associates and joint arrangements may adversely affect our business, operating results, cash flows and financial condition

        We have invested in a number of associates and joint arrangements and will consider opportunities for further upstream gas and downstream investments (including licensing opportunities), where appropriate, as well as opportunities in chemicals. The development of these projects may require investments in associates and joint arrangements, some of which are aimed at facilitating entry into countries and/or sharing risk with third parties. Although the risks are shared, the objectives of our associates and joint arrangement partners; their ability to meet their financial and/or contractual obligations; their behavior; their compliance with legal and ethical standards; and the increasing complexity of country-specific legislation and regulations may adversely affect our reputation and/or result in disputes and/or litigation. All of these may have a material adverse effect on our business, operating results, cash flows and financial condition, and may constrain the achievement of our growth objectives.

We may not pay dividends or make similar payments to shareholders in the future due to various factors

        As further described under Item 8. Financial Information as disclosed in our Form 20-F, the company's dividend policy takes into consideration various factors, including overall market and economic conditions, the group's financial position, capital investment plans as well as earnings growth. Whether funds are available for distribution to shareholders depends on a variety of factors, including the amount of cash available and our capital expenditures and other liquidity requirements existing at the time. Under South African law, the company will be entitled to pay a dividend or similar payment to its shareholders only if it meets the solvency and liquidity tests set out in the Companies Act of South Africa 71 of 2008, and is permitted to do so in terms of the Memorandum of Incorporation ("MOI"). Given these factors and our board's discretion to declare cash dividends or other similar payments, dividends may not be paid in the future.

        Given Sasol's current financial leverage and the risk of a prolonged period of economic uncertainty, the board believes that it would be prudent to continue with the suspension of dividends until further notice. This will allow us to protect our liquidity in the short term and focus on reducing leverage in order to create a firm platform to execute our strategy and drive long-term shareholder returns. In addition, in accordance with the covenant amendment agreement with lenders, Sasol will not be in a position to declare a dividend for as long as net debt to EBITDA is above 3,0 times. We expect the balance sheet to regain flexibility following the implementation of our comprehensive response plan.

Risk related to our sustainability

Our ability to respond to climate change could negatively impact our growth strategies, reduce supply/demand for our products, increase our operational costs, reduce our competitiveness, negatively impact our stakeholder relations and adversely affect our legal license to operate and our access to capital and financing

        Key manufacturing processes in South Africa, especially coal gasification and combustion, result in relatively high greenhouse gas ("GHG") emissions. Sasol's ability to develop and implement an appropriate climate change mitigation response poses a significant transitional risk for our business, most notably in South Africa. This is heightened by the necessity to appropriately address increasing societal pressures and shifts away from carbon intensive processes and products, as well as meeting new and anticipated policy and legislative requirements including carbon tax, carbon budgets and GHG reduction targets. It is particularly challenging in South Africa, amid a COVID-19-impacted society, where access to lower carbon energies is limited and related infrastructure is under-developed.

        A carbon tax was implemented in South Africa on June 1, 2019, which significantly increases the operational costs of our South African operations in the first phase of its implementation and is anticipated to be even more after 2022 when the second phase commences. The tax relief measures implemented by the South African government in response to COVID-19 included a three-month deferral for filing and first payment of carbon tax, the revised date for submission was 31 October 2020. Sasol paid its first carbon tax by this date. For the first phase to 2022, several transitional tax-free allowances are provided. The headline carbon tax is R127 per ton of CO2e (carbon dioxide equivalent)

before tax-free allowances, for emissions above the tax-free thresholds escalating at CPI +2 percentage points each year until 2022.

        The South African government is developing carbon budgets in parallel. Currently, there is no regulatory certainty on how mandatory carbon budgets will be implemented and aligned to the associated carbon tax regime. Sasol faces uncertainty in respect of the group's carbon tax liability and/or potential penalties that may apply for exceeding the carbon budgets for the subsequent phases from 2023 onwards if these instruments lack effective alignment and the scale of mitigation is not possible in the timeframe required.

        Considering South Africa's developmental challenges, the structure of its economy, the impact of COVID-19 and the recent downgrade of the South African sovereign credit rating, the readiness of the carbon tax system and the fact that the design is not currently aligned with the carbon budget system remains a risk. Sasol remains supportive of carbon pricing but believes that alternative mechanisms, for implementation from 2023 onwards, could better achieve the outcome sought by the proposed stand-alone carbon tax. In this instance, the alignment of the carbon budget with the carbon tax offers an efficient and effective solution for the South African economy to recover from COVID-19 while transitioning to a lower carbon economy through least-cost mitigation. We continue to advocate such a solution and we actively engage with government and various stakeholders to appropriately manage these challenges that balance the need for economic development, job creation, energy security and GHG emission reductions.

        The group sees a lower carbon emission world representing changes to energy demand, regulations and commodity consumption patterns (also seen in externally validated data). Depending on the extent and speed of these changes, companies that do not respond to these possible realities could find parts of their portfolios, or potentially their entire business model, not sustainable over time. Through our scenario analysis, Sasol stress tests the potential areas where our business might be less sustainable to further changes in demand patterns, regulations or technology changes. Sasol has used a process to develop a set of scenarios that consider how market conditions, technology, political and other influences interact to produce vastly different future outcomes and align our reduction roadmaps accordingly.

        In light of the many uncertainties today, it is not possible to make accurate predictions on how governments, institutions and societies will continue to respond to various challenges, including the impacts of climate change and related responses by society. There are risks accordingly associated with accuracy, completeness and correctness of various assumptions that are used as inputs to the scenario analysis work undertaken by Sasol, including scenarios developed to test resilience to climate change threats. In addition, the estimates of required or available capital for necessary investments to make our business sustainable for the longer term could prove to be incorrect and lead to a delay or cancellation of capital expenditure projects. Should all or some of these assumptions prove to be inaccurate, incomplete or incorrect, this could potentially significantly impact our resilience and long-term sustainability.

        We have set GHG reduction targets, including an at least 10% absolute reduction target for our South African operations off a 2017 baseline with an interdependent energy efficiency improvement target of 30% by 2030, off a 2005 baseline. The primary risks associated with achieving the GHG reduction target are unavailability and unaffordability of gas as feedstock or as a source of energy. Meeting the energy efficiency target is dependent on continued stable operations. We are developing our long-term 2050 ambition (mid-century target taking into account climate science and our national context) and roadmap to be communicated in 2021 and are assessing the associated risks which would include technology advancement at a pace and a scale in line with the target and which may not be not available in time.

        Further, climate change poses a significant risk for both our South African and global business as it relates to potential physical impacts including change of weather patterns, water scarcity and extreme weather events such as hurricanes, tornadoes, flooding and sea level rise. In this regard, work is underway to develop and implement an adaptation strategy for the identified key priority regions such as the US Gulf Coast, Mozambique, and South African operations (Secunda and Sasolburg). Ongoing monitoring efforts guide our interventions to improve our maintenance, asset integrity processes and response procedures. The COVID-19 pandemic has sharpened our focus on managing these risks as potential future pandemics are anticipated to be exacerbated by the effects of a changing climate.

        We can make no assurances that Sasol's plans to reduce GHG emissions will be successful. A number of measures to be taken will likely require substantial amounts of capital which may not be available to Sasol. Further, climate change-related laws and regulations may threaten our license to operate and substantially increase the cost of doing business by the imposition of higher carbon tax or similar taxes. Replacement of coal with natural gas as primary feedstock for our operations in Secunda may increase the cost of production and reduce our profitability significantly. These climate change related effects could have a material adverse effect, particularly on our South African business, operating results, cash flows, financial condition and future growth. Our relatively high carbon emissions and the use of coal as a key feedstock could also impact negatively our potential base of shareholders and our ability to source financing on the capital markets or increase capital cost.

        Our international operations are less carbon-intensive and have been operating for some time in a more mature GHG regulatory regime. However, enhanced focus on issues concerning environmental quality, human rights and climate change may result, not only in a more complex regulatory environment, but also additional legal risk, to the extent that damages relating to climate change and other environmental impacts are brought into judicial systems around the world. In addition, our permits and operational licenses are subject to public comment and/or input from stakeholders in certain of the jurisdictions in which we operate and there is an emerging trend by activists to use the public comment period to challenge a company's response to climate change and social governance issues (such as human rights and community impacts). The increased use of litigation against companies to force action related to climate change and social issues could adversely impact the resilience of Sasol's operations and our continued license to operate.

        Risks relating to climate change may have a material adverse impact on our business, operating results, cash flows and financial condition.

Risks related to our safety and operations

We may face potential costs in connection with industry and value chain-related operational interruptions, accidents or deliberate acts of terror causing property damage, personal injuries or environmental contamination

        Operational interruptions impacting our operations or value chains may have a material adverse effect on volumes produced and costs. This can be as a result of failure of critical assets, extreme weather events or natural disasters, lack of feedstock (coal, natural gas, ethane, ethylene), supply chain disruption (inbound and outbound), utility interruption (electricity, water, oxygen, steam, hydrogen, nitrogen) or a breach of our license to operate (non-compliance with regulatory requirements or permits).

        We operate coal mines, explore for and produce oil and gas and operate a number of plants and facilities for the manufacture, storage, processing and transportation of oil, chemicals and gas, related raw materials, products and wastes. These facilities and their respective operations are subject to various risks, such as fires, explosions, releases and loss of containment of hazardous substances, soil and water contamination, flooding, land subsidence, and geological complexity, among others. As a result, we are subject to the risk of, and in the past have experienced, industry-related incidents. Such incidents can be subjected to inspections by relevant authorities, with the associated potential consequences of enforcement action, including directions to temporarily cease and desist operations and the imposition of fines and penalties. This may have a material adverse effect on our business.

        Our global facilities are also subject to the risk of deliberate acts of terror.

        Our main Secunda production facilities are concentrated in a relatively small area in Secunda, South Africa. The size of the facility is approximately 83 square kilometers (km2) with operating plants accounting for 9 km2. This facility utilizes feedstock from our mining and gas businesses, while the chemical and energy businesses elsewhere also rely on the facility for the raw materials it produces. Accidents and acts of terror may result in damage to our facilities and may require the shutdown of the affected facilities, thereby disrupting production and increasing production costs and may in turn disrupt the mining, gas, chemicals and oil businesses which make up a significant portion of our total income. Furthermore, accidents or acts of terror at our operations may have caused, or may in future cause, environmental contamination, personal injuries, health impairment or fatalities and may result in exposure to extensive environmental remediation costs, civil litigation, the imposition of fines and penalties and the need to obtain or implement costly pollution-control technology.

        Sasol operates the Pande and Temane gas fields in Mozambique. Gas is produced from a portfolio of wells, and then processed through a Central Processing Facility ("CPF"). Gas is sold to our operations in Secunda and Sasolburg as well as to external customers in Mozambique and South Africa. The production of gas through wells, pipelines and a processing plant is inherently exposed to the risk of integrity failures which may result in a loss of containment and/or a disruption of gas supply to our own and/or customers operations. The risk of any well, pipeline or plant equipment failure is managed through a structured, continuously ongoing maintenance and management program. Short- and medium-term interruptions (e.g. COVID-19) are managed by means of existing contractual mechanisms. Were Sasol's Mozambique gas wells or facilities to experience a catastrophic, simultaneous, long-term outage, particularly if we were then unable to offset such outages through existing contractual gas sales agreement mechanisms, this could have a material adverse effect on our revenue, cash flows and costs.

        Our products are ultimately sold to customers around the world and this exposes us to risks related to the transportation of such products by road, rail, pipelines and/or marine vessels or the nefarious use of our products for illegitimate purposes, such as the manufacture of illicit drugs and chemical weapons, or the use of explosives for violent and criminal acts. Such activities would generally take place in the public domain exposing us to incident risks over which we have limited control.

        It is Sasol's policy to ensure effective service provider management and procure appropriate property damage and business interruption insurance cover for its production facilities above acceptable deductible levels at acceptable commercial premiums. However, full cover for all loss scenarios may not be available at acceptable commercial rates, and we cannot give any assurance that the insurance procured for any particular year would cover all potential risks sufficiently or that the insurers will have the financial ability to pay all claims that may arise.

        The costs we may incur as a result of the above or related factors could have a material adverse effect on our business, operating results, cash flows and financial condition.

Risks related to legal, regulatory and governance matters

        We identified material weaknesses in our internal control over financial reporting, which we are still in the process of remediating. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses or other significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately and timely report our financial results, which could cause shareholders to lose confidence in our financial and other public reporting, and adversely affect our share price

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting and for evaluating and reporting on the effectiveness of our system of internal control. Under Item 15. Controls and Procedures as disclosed in our Form 20-F, two material weaknesses in internal control over financial reporting were disclosed for the financial year ended June 30, 2020. The first was identified during 2019 and relates to the capital cost estimation process implemented in connection with the LCCP. The second was identified in 2020 and relates to the level of precision applied to the impairment assessments performed as at June 30, 2020 on certain cash generating units related to the South Africa integrated value chain within one segment of the company. Both material weaknesses are still in the process of being remediated.

        While we are currently implementing remedial measures, there can be no assurance that our efforts will be successful. The material weaknesses cannot be considered remediated until the remedial controls operate for a sufficient period of time and management has time to conclude, through testing, that these controls are operating effectively. As a result of the material weaknesses described above, management concluded that our disclosure controls and procedures remain ineffective as of June 30, 2020.

        We cannot be certain that any remedial measures we are currently in the process of implementing, or our internal control over financial reporting more generally, will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Our failure to implement our remediation plans referred to above, or to implement newly required or improved controls or adapt our controls, or difficulties encountered in their operation, or difficulties in the assimilation of acquired businesses into our control system, could prevent us from meeting our financial reporting obligations, including filing our periodic reports with the SEC on a timely basis and maintaining compliance with applicable New York Stock Exchange listing requirements, or result in a restatement of previously disclosed financial statements.

        If other currently undetected material weaknesses in our internal controls exist, they could result in material misstatements in our financial statements requiring us to restate previously issued financial statements. In addition, material weaknesses, and any resulting restatements, could cause investors to lose confidence in our reported financial information, and could subject us to regulatory scrutiny and to litigation from shareholders, which could have a material adverse effect on our business and the price of our notes. Furthermore, the remediation of any such material weaknesses could require additional remedial measures including additional personnel, which could be costly and time-consuming. The implementation of the remediation actions could further be impacted by the increased demand on employees as activities increase on our comprehensive response plan to conserve cash and optimize the business and the personnel impact of the strategic reset through Future Sasol. If we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our share price and adversely affect our results of operations and financial condition. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Actual or alleged non-compliance with laws could result in criminal or civil sanctions that could harm our reputation

        Non-compliance with anti-corruption laws, sanction laws, environmental laws, competition or anti-trust laws, and data privacy laws have been identified as our top five legal risks.

  Anti-corruption and anti-bribery laws

        Ethical misconduct and non-compliance with applicable anti-corruption laws could result in criminal or civil sanctions and could have a material adverse impact on our reputation, operations and license to operate.

        Petrochemical and energy companies need to be particularly vigilant with regard to the risk of bribery, especially when the scale of investments and the corruption perception of the countries where operations take place are considered. We, like other international petrochemical companies, have a geographically diverse portfolio and conduct operations in countries, some of which have a perceived high prevalence of corruption. Our operations must comply with applicable anti-bribery laws, such as the US Foreign Corrupt Practices Act as well as similar anti-corruption and anti-bribery laws of South Africa and other applicable jurisdictions. There has been a substantial increase in the global enforcement of these laws. In particular, major investments in countries with a high corruption risk are subject to an elevated risk in dealing with other private companies, governments or government-controlled entities. Although we have an anti-corruption and anti-bribery compliance program in place which is designed to prevent and reduce the likelihood of violations of such laws by our employees and companies associated with us, any violation could result in substantial criminal or civil sanctions and could damage our reputation.

  Sanctions laws

        Our international operations require compliance with applicable trade and economic sanctions or other restrictions imposed by governments, such as the US and United Kingdom, and organizations, such as the United Nations, the European Union (EU) and its member countries. We closely monitor developments in these sanction programs and assess the possible impact they could have on our group's activities. These trade and economic sanctions are not always aligned and this increases the complexities when a company has operations in various countries. A violation of any of these sanction regimes could lead to a loss of import or export privileges, penalties against or the prosecution of Sasol and our employees, which could have an adverse effect on our business, operating results, cash flows and financial condition.

        We have a sanctions compliance program and sanctions screening systems in place and although we believe that we are in compliance with all applicable sanctions and other trade restrictions and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to frequent amendments or changing interpretations.

  Environmental laws and regulations

        In recent years, the environmental legislation in South Africa has resulted in significantly stricter standards. For instance, by April 1, 2020, our existing plants were required to meet more stringent point source standards for air quality emissions applicable to newly commissioned plants. Meeting some of these requirements require retrofitting of some of our existing plants, and accordingly, we obtained postponements on these compliance timeframes from the National Air Quality Officer to implement abatement projects in accordance with our air quality roadmaps along extended timeframes. We remain committed to compliance; however, Sasol's short-term cash conservation measures necessitated capital deferment which was implemented in 2020.

        We are assessing the impact of the possible delayed capital expenditure on the timely execution of some air quality roadmaps and are continuing transparent engagements with the authorities in this regard. We continue to revise and adapt our roadmap delivery as capital becomes available with the aim of progressing the abatement projects as reasonably practicable, while also attempting to proactively mitigate any potential risks of non-compliance associated with delayed implementation schedules beyond March 31, 2025, being the key target compliance date. Even though we are continuing engagements with Department of Environment, Forestry and Fisheries (DEFF) and the local licensing authorities in the interest of pro-actively mitigating any potential risks of non-compliance associated with delayed implementation schedules, the risk of non-compliance could still materialize.

        Meeting boiler sulphur dioxide (SO2) emission standards beyond March 31, 2025 remains a feasibility challenge for our Secunda operations and could pose associated significant compliance challenges. Compliance can be achieved through coal beneficiation as the preferred solution that has the potential to effectively reduce SO2 emissions to below the recently promulgated standard of 1000 mg/Nm3, however, due to the magnitude and complexity of the project, execution will likely extend beyond April 1, 2025. Accordingly, Sasol continues discussions with key stakeholders, including support to the technical panel of experts appointed by the DEFF to provide strategic and technical guidance towards effective management of SO2 emissions from maturing plants. These efforts are aimed at enabling sustainable solutions to enable us to comply and advance the necessary environmental compliance and improvement roadmaps.

        To mitigate associated potential air quality compliance risks beyond March 31, 2025, Sasol will be reliant on mechanisms available in law and decisions thereon by the relevant authorities to enable the lawful completion of our committed roadmaps. We recognize that existing standards may become stricter over time which may pose a risk to some of our maturing operations in South Africa. This may, in some cases, adversely affect our business, financial condition, results of operations and cash flows.

        The outcome of these processes and applications cannot be guaranteed and may be successfully challenged by third parties. Non-compliance may result in the violation of license conditions with the associated consequence of administrative enforcement action, which may include directions to cease operations, fines and penalties including criminal prosecution. This may have a material adverse impact on our business.

        Some of our South African operations are carried out in declared air quality priority areas which are further subject to the requirements of the Vaal Triangle Air-Shed Priority Area Air Quality Management Plan and the Highveld Priority Area Air Quality Management Plan. These plans are currently under review, subject to the completion of source apportionment studies. Accordingly, further emission reduction commitments may be required from Sasol and are likely to trigger additional cost for air quality improvements in these priority areas.

        Outside of South Africa, we operate a number of plants and facilities for the storage and processing of chemical feedstock, products and wastes. These operations are subject to numerous laws, regulations and ordinances relating to safety, health and the protection of the environment which may also affect our operating results and financial condition. The essential objectives of these legal frameworks are largely consistent with that of the South African framework, although regulatory and permitting requirements are more established and entrenched in some regions.

  Competition laws/Anti-trust laws

        Violations of competition/anti-trust legislation could expose the group to administrative penalties, civil claims and damages, including punitive damages by companies which can prove they were harmed by the violation of competition/anti-trust legislation. Such penalties and damages could be significant and have an adverse impact on Sasol's business, operating results, cash flows and financial condition. In addition, Sasol's reputation could be damaged by findings of such contraventions and individuals could be subject to imprisonment or fines in countries where competition/anti-trust violations are a criminal offence.

        Although it is Sasol's policy to comply with all laws, and notwithstanding training and compliance programs, we could inadvertently contravene competition/anti-trust laws and be subject to the imposition of fines, criminal sanctions and/or civil claims and damages. We endeavor to remain compliant with competition/anti-trust legislation in all the jurisdictions in which we operate to avoid any material adverse impact on our reputation, business, operating results, cash flows and financial condition.

  Data privacy laws and regulations

        We operate in countries that have data protection laws and regulations. Although it is our policy to comply with all applicable laws, and notwithstanding training, awareness and compliance programs, non-compliance with data protection laws could result in fines and/or civil claims and damages. This could have a material adverse impact on our reputation and a consequential financial impact.

South African mining legislation may have an adverse effect on our mineral rights

        The Minister of Mineral Resources and Energy (Minister) officially separated the Mineral and Petroleum Resource Development Amendment Bill into its separate oil and gas-related matters from that of mineral related matters. The draft upstream Petroleum and Resources Bill was published in the Government Gazette on December 24, 2019 and Sasol has commented directly to the Department of Minerals and Energy and via the relevant business association. Due to the impact of COVID-19, further consultation processes have been delayed. Once promulgated the "Petroleum Bill" will repeal and replace the relevant sections in the Mineral and Petroleum Resources Development Act 28 of 2002 ("MPRDA") which act currently regulates oil and gas exploration and production.

        The 2018 Mining Charter was published on September 27, 2018 for implementation on that date. The 2018 Mining Charter contains a number of changes compared to the previous Mining Charter including but not limited to an increase in the Broad-based Black Economic Empowerment ("B-BBEE") shareholding requirement from 26% to 30% in respect of new mining right applications. Furthermore, recognition is given to mining right holders who have achieved 26% B-BBEE shareholding and whose shareholders exited prior to commencement of the 2018 Mining Charter. Such recognition is however only applicable for the duration of the right and not for subsequent renewals in which instance a 30% B-BBEE shareholding is required. The 2018 Mining Charter contains more stringent compliance criteria than the previous Mining Charter, especially in respect of applications for new mining rights and the requirements in respect of procurement of mining goods which may have a material adverse effect on Sasol Mining Proprietary Limited (Sasol Mining). The potential impact on

Sasol Mining may be two-fold: higher cost of production and the risk of being in non-compliance with the requirements of the 2018 Mining Charter which could lead to the suspension or cancellation of Sasol Mining's mining and/or prospecting rights. If a holder of a prospecting right or mining right in South Africa conducts prospecting or mining operations in contravention of the MPRDA, the converted mining rights can be suspended or canceled by the Minister of Mineral Resources and Energy. The entity, upon receiving a notice of breach from the Minister, has a specific period of time to remedy such breach.

        The MPRDA and applicable provisions in the National Environmental Management Act 107 of 1998 and National Water Act 36 of 1998 impose additional responsibilities with respect to environmental management as well as the prevention of environmental pollution, degradation or damage from mining and/or prospecting activities.

        The effect of the possible future amendments to the MPRDA, associated regulations to be promulgated and the 2018 Mining Charter on our mining and petroleum rights in the future may have a material adverse effect on our business, operating results, cash flows and financial condition. See "Item 4.B—Business overview—Regulation—Empowerment of historically disadvantaged South Africans—The Mining Charter and the Mineral and Petroleum Resources Development Amendment Bill" as disclosed in our Form 20-F.

Legislation in South Africa on petroleum and energy activities may have an adverse impact on our business, operating results, cash flows and financial condition

  The Petroleum Products Amendment Act 2 of 2005 (Petroleum Products Act)

        The Petroleum Products Act requires persons involved in the manufacturing, wholesale and retail sale of petroleum products to obtain relevant licenses for such activities. Sasol Oil (Pty) Ltd (Sasol Oil), Natref and Sasol South Africa Limited (SSA) have submitted applications for their respective operations. The Sasol Oil wholesale license and SSA manufacturing license applications have been approved and the licenses issued. The Sasol Oil manufacturing license application pertaining to the Natref refinery has been accepted, however, the license has not yet been issued. As provided in the Petroleum Products Act, Sasol Oil continues to act as a deemed license holder in relation to its manufacturing activities.

        Accordingly, Sasol Oil and Natref continue to operate as being persons who, as of the effective date of the Petroleum Products Act, are deemed to be holders of a license until their applications have been finalized. Until these applications have been finalized, we cannot provide assurance that the conditions of the licenses may not have a material adverse impact on our business, operating results, cash flows and financial condition.

        The Petroleum Products Act entitles the Minister of Mineral Resources and Energy to regulate the prices, specifications and stock holding of petroleum products and the status in this regard is as follows:

  •
  The retail-pump prices of petrol, maximum refinery gate price of LPG and the single maximum national price of illuminating paraffin are regulated. Prices are adjusted monthly according to published working rules and pricing formulae;

  •
  The Department of Mineral Resources and Energy is currently reviewing the BFP mechanism. Revisions to the formula used to calculate the BFP could significantly impact revenue derived from liquid fuel sales in South Africa;

  •
  Regulations to better align South African liquid fuels specifications with those prevailing in Europe were intended to become effective on July 1, 2017. As none of the local refineries, including those of Sasol, would have been able to comply with these new specifications, the Minister of Mineral Resources and Energy rescinded and amended the regulations and will announce a new implementation date in due course. There is a significant risk that the market demand and imported supply of cleaner fuels could overtake the regulatory date of the introduction of these fuel specifications and/or the date by which we can upgrade our plants to meet this demand. Compliance with these new fuel specifications will require substantial capital investments at both Natref and Secunda Synfuels Operations. The amount of capital investment required has not yet been finalized and discussions with the South African government regarding potential investment incentives are on-going; and

  •
  While regulations obliging licensed manufacturers to blend bio-fuels with petrol and diesel are in force in South Africa, the legislation to enable bio-fuels manufacturing has however not been enacted. The effect of bio-fuels blending on Sasol's liquid fuels production and sales and our financial condition cannot be determined at this time.

  The Gas Act 48 of 2001 (Gas Act)

        The Gas Act provides that NERSA has the authority to issue licenses for construction and operation of gas pipelines and trading in gas. NERSA also has the authority to approve gas transmission tariffs and maximum gas prices that may be charged by gas traders, where there is inadequate competition as contemplated in the South African Competition Act 89 of 1998. The Gas Act further gives NERSA the authority to impose fines and other punitive measures for failure to comply with the license conditions and/or the provisions of the Gas Act. Future regulation of maximum gas prices may have a material adverse effect on our business, operating results, cash flow and financial condition.

        Pursuant to the 2013 NERSA decisions approving the Sasol Gas (Pty) Ltd (Sasol Gas) maximum gas prices and transmission tariffs, Sasol Gas implemented a standardized pricing mechanism in its supply agreements with customers in compliance with the applicable regulatory and legal framework. NERSA approved further maximum gas prices and transmission tariffs based on the same pricing and tariff mechanisms in November 2017.

        Seven of Sasol Gas's largest customers initiated a judicial review of the 2013 NERSA decisions relating to its maximum price and tariff methodologies and NERSA's decision on Sasol Gas's maximum price and transmission tariff applications. On July 15, 2019 the Constitutional Court overturned the 2013 NERSA maximum price decisions and ordered NERSA to revise its decisions. The new decision by NERSA regarding the maximum gas price to be approved for Sasol will apply retrospectively from 26 March 2014 when the original decisions (now overturned) became effective.

        During May 2020 the Industrial Gas Users Association of Southern Africa, an industry association whose members include a number of large gas customers, launched an application to review and overturn the November 2017 NERSA maximum gas price decision approving Maximum Gas Prices for Sasol Gas for the period from 1 July 2017 to June 30, 2020. This litigation is ongoing.

        Following the abovementioned outcome of the appeal to the Constitutional Court, NERSA has to approve new maximum gas prices for Sasol in terms of the provisions of the Gas Act. During November 2019, NERSA published a consultation document on a proposed revised methodology to approve maximum prices for gas and after a public consultation process in which Sasol participated, NERSA, during April 2020, adopted a new maximum gas price methodology, which was published by NERSA in June 2020. NERSA anticipates a transitional period of between three and six months for the full implementation of the methodology. During this transitional period, NERSA engaged with licensees and affected stakeholders on the intended application of the methodology. Licensees (including Sasol) are required to submit their Maximum Gas Price applications in accordance with this new methodology. The revised maximum gas price methodology adopted by NERSA as a guideline for adjudicating Maximum Gas Price applications in terms of the Gas Act, will to a large extent influence the new maximum gas price that NERSA has to approve for Sasol. Pursuant to these requirements,

Sasol Gas on December 4, 2020 submitted to NERSA a Maximum Gas Price application for the period March 26, 2014 to June 30, 2023. This application is currently pending before NERSA and is now in the public participation phase of the application process. Stakeholders have been invited to comment on the application and NERSA intends to host a public hearing relating to the Sasol Gas application in March 2021, where after NERSA will make a decision on the Maximum Gas Prices applicable to gas supplied by Sasol Gas.

        The future implementation of such a new NERSA approved maximum gas price could have a material adverse effect on our business, operating results, cash flows and financial condition. If the new maximum gas price approved by NERSA for the period of the overturned decision is lower than the actual price charged to customers, then a retrospective liability may arise for Sasol Gas as a result. It is not possible to determine at this time what the final outcome of the price decision by NERSA will be. Therefore, the likelihood of a future obligation cannot be determined currently and neither can an amount for such a possible obligation be reliably estimated.

Changes in safety, health, environmental and chemical regulations and legislation and public opinion may adversely affect our business, operating results, cash flows and financial condition

        We are subject to a wide range of general and industry-specific environmental, health and safety and other legislation in jurisdictions in which we operate. See "Item 4.B—Business overview—Regulation—Safety, health and environment—Regions in which Sasol operates and their applicable legislation" as disclosed in our Form 20-F.

        One of our most material challenges is the ability to anticipate and respond to the rapidly changing context and associated stakeholder challenges, in particular relating to environmental legislation in South Africa. Evolving legislation relating to air quality, climate change, water and waste management introduces regulatory challenges to our existing plants in South Africa. The quality, emission and disposal limit requirements imposed in our air quality, waste management and water use licenses for our South African operations are consequently becoming increasingly more stringent while our existing plants are maturing. These laws and regulations and their enforcement are likely to become more stringent over time in all jurisdictions in which we operate, although these laws in some jurisdictions are already more established than in others. These compliance challenges are further impacted by the fact that, in some instances, legislation does not adequately provide for sufficient and/or flexible transitional arrangements for existing plants to comply with the imposed more stringent requirements. Ensuring that we are compliant with these requirements is a significant factor in our business and a core Sasol value. We continue with transparent disclosures and engagements with our key stakeholders in an effort to address these challenges. A failure to comply could have an impact on our license to operate, as well as result in administrative and criminal enforcement, and could harm our reputation and relationships with stakeholders.

        Sasol's highly energy intensive operations in South Africa are running in the midst of rapidly evolving national legislation on GHG emissions. In support of the Paris Agreement, the South African government has published the "Draft Climate Change Bill", promulgated the Carbon Tax Act 15 of 2019 effective June 1, 2019 and has promulgated the Pollution Prevention Plan and Greenhouse Gas Mandatory Reporting Regulations. Sasol has submitted its GHG inventory data for South Africa in compliance with the regulations and successfully obtained internal approval for its first mandatory "Pollution Prevention Plan". We subsequently submitted the required annual report on our pollution prevention plan in March 2020 which in turn informed our carbon tax payment. We envisage that compliance with carbon budgets will become mandatory once the enabling carbon budget regulations are finalized. This will follow the finalization of the Climate Change Act which we anticipate being gazetted in the second half of 2021. For further information on the impact of carbon taxes refer to "—Our ability to respond to climate change could negatively impact our growth strategies, reduce supply/demand for our products, increase our operational costs, reduce our competitiveness, negatively impact our stakeholder relations and adversely affect our legal license to operate and our access to capital and financing".

        Changes to waste management legislation in South Africa, particularly around landfill prohibitions being progressively implemented, are compelling our South African operations to find alternative solutions to waste management and disposal. The changing regulatory landscape introduces increasingly stringent waste disposal restrictions and punitive fiscal reform measures including waste levies. We are quantifying the potential costs associated with meeting these requirements. We will be dependent on regulatory authorities clarifying the interpretation and applicability of specific requirements to our waste streams, to determine whether there would be compliance challenges associated with technical and feasibility constraints.

        Water use licenses being issued by the South African Department of Water and Sanitation are including increasingly stringent requirements, such as waste water discharge limits, that need to be complied with over time which may not be achievable.

        From a chemicals management perspective, our products are required to be registered in accordance with regulatory requirements for many of the countries in which we operate, and sold in line with permit conditions, among other considerations. This includes filing of REACH (Registration, Evaluation, Authorization and Restriction of Chemicals) registrations for chemicals we produce or import into Europe, and chemical notifications for other regions, especially the US, Canada and China, as well as South Korea, Taiwan and other Asian countries. South Africa is also in the process of localizing international commitments on safe chemicals management in national regulations. This includes the adoption of the Globally Harmonized System of Classification and Labelling of Chemicals (GHS) through the Department of Employment and Labour's draft Hazardous Chemical Agents Regulations.

        Although systems and processes are in place, monitored and improved upon, to ensure compliance with applicable laws and regulations applicable to Sasol and its obligations upstream and downstream in the value chain, we cannot assure you that we will be in compliance with all laws and regulations at all times. For example, non-compliance with environmental, health or safety laws may occur from system or human errors in monitoring our emissions of hazardous or toxic substances into the environment, such as the use of incorrect methodologies or defective or inappropriate measuring equipment, errors in manually capturing results, or other mistaken or unauthorized acts of our employees or service providers.

        Public opinion and awareness are growing and challenges are increasingly being raised on public health and safety associated with the manufacturing and use of chemicals and industries reliant on fossil fuels. Our manufacturing processes may utilize and result in the emission of or exposure to substances with potential health risks. We also manufacture products which may pose safety, health and environmental risks. Although we remain committed to apply a duty of care principle and implement measures to eliminate or mitigate associated potential risks, including through our commitment to the Responsible Care® program and adoption of the GHS, we may be subject to liabilities as a result of the use or exposure to these materials or emissions. See "Item 4.B—Business overview—Regulation" as disclosed in our Form 20-F for more detail.

        We recognize that evolving chemicals control regulations globally may require additional product safety evaluations with the potential for restrictions on product uses. Consequently, markets may apply pressure on us concerning certain of our products, feedstock, manufacturing processes, transportation and distribution arrangements. As a result of these additional pressures, the associated costs of compliance and other factors, we may be required to modify or withdraw certain products from the market, which could have a material adverse effect on our business, operating results, cash flows, financial condition and reputation.

        For example, the fast growth of plastics, combined with challenges in effective waste disposal, has resulted in a global problem associated with plastics waste in the environment. The main source of the problem is identified as short-life consumer packaging-type applications, often referred to as single-use plastics. Consumer and regulator sentiment regarding the plastic pollution challenge may pose future responsibilities and business constraints on the wider industry, including Sasol, among other things through extended producer responsibility, bans on certain polymer product applications and reduced demand for polymers where alternatives are perceived to be more acceptable to the markets they serve.

We are subject to risks associated with litigation and regulatory proceedings

        As with most large corporations, we are involved from time to time as a party to various lawsuits, arbitrations, regulatory proceedings, investigations or other disputes. Litigation, arbitration and other such legal proceedings or investigations involve inherent uncertainties and, as a result, we face risks associated with adverse judgments or outcomes in these matters. Even in cases where we may ultimately prevail on the merits of any dispute, we may face significant costs defending our rights, lose certain rights or benefits during the pendency of any proceeding or suffer reputational damage as a result of our involvement. We are currently engaged in a number of legal and regulatory proceedings and arbitrations in various jurisdictions including the litigation relating to the Sasol Khanyisa B-BBEE transaction described under "—There are country-specific risks relating to the countries in which we operate that could adversely affect our business, operating results, cash flows and financial condition—(a) Political and socioeconomic issues—ii. Transformation and local content" and the SFI tax proceedings described under "—There are country-specific risks relating to the countries in which we operate that could adversely affect our business, operating results, cash flows and financial condition—(c) Legal and regulatory—ii. Tax laws and regulations", as well as described under "Item 4.B—Business overview—Legal proceedings and other contingencies" as disclosed in our Form 20-F.

        We could also face potential litigation or governmental investigations or regulatory proceedings in connection with the material weaknesses we have identified in 2019 and 2020 in our internal control over financial reporting (see "—We identified material weaknesses in our internal control over financial reporting, which we are still in the process of remediating. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately and timely report our financial results, which could cause shareholders to lose confidence in our financial and other public reporting, and adversely affect our share price").

        On February 5, 2020, a securities class action complaint was filed on behalf of US ADR owner Chad Lindsey Moshell and other US ADR holders who purchased Sasol securities from March 10, 2015 to January 13, 2020, against Sasol Limited and five of its current and former executive directors in the United States District Court, Southern District of New York. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and claims, among other things that (i) Sasol had conducted insufficient due diligence into, and failed to account for multiple issues with, the LCCP, including as to the true cost of the project, (ii) construction and operation of the LCCP was consequently plagued by control weaknesses, delays, rising costs, and technical issues; (iii) these issues were exacerbated by Sasol's top-level management, who engaged in improper and unethical behavior with respect to financial reporting for the LCCP and the project's oversight; (iv) all the foregoing was reasonably likely to render the LCCP significantly more expensive than disclosed and negatively impact the company's financial results and (v) as a result, certain of the company's public statements were materially false and misleading during the class period. On May 4, 2020, Mr. David Cohen was appointed as lead plaintiff and filed an amended complaint on 4 June 2020. Sasol and the individual defendants filed a motion to dismiss on July 2, 2020. Sasol's motion to dismiss was granted in part and denied in part on August 24, 2020 and Fleetwood Grobler was dismissed from the case. Sasol filed a Motion for Reconsideration with the court related to the remaining elements of the case on October 30, 2020. Plaintiffs filed an opposition on January 19, 2021, and Sasol filed a reply on February 1, 2021. The lead plaintiff has not specified the quantum of any alleged damages. Any impact of the class action complaint cannot be reasonably estimated at this point in time, but it cannot be excluded that it may have a material adverse effect on our business, operating results, cash flows and financial condition.

        There can be no assurance as to the outcome of any litigation, arbitration or other legal proceeding or investigation, and the adverse determination of material litigation could have a material adverse effect on our business, operational results, cash flows and financial condition.

Intellectual property risks may adversely affect our freedom to operate our processes and sell our products and may dilute our competitive advantage

        Our various products and processes, including most notably our specialty chemical and energy products and processes, have unique characteristics and chemical structures and, as a result, are subject to confidentiality and/or patent protection, the extent of which varies from country to country. Rapid changes in our technology commercialization strategy may result in a misalignment between our intellectual property protection filing strategy and the countries in which we operate. The disclosure of our confidential information and/or the expiry of a patent may result in increased competition in the market for our products and processes, although the continuous supplementation of our patent portfolio reduces such risk to an extent. In addition, aggressive patenting by our competitors, particularly in countries like the US, China, Japan and Europe may result in an increased patent infringement risk and may constrain our ability to operate in our preferred markets.

        A significant percentage of our products can be regarded as commodity chemicals, some of which have unique characteristics and chemical structure which make the products more suitable for different applications than typical commodity products. These products are normally utilized by ourselves or our customers as feedstock to manufacture specialty chemicals or application-type products. We have noticed a worldwide trend of increased filing of patents relating to the composition of product formulations and the applications thereof. These patents may create pressure on both Sasol and those of our customers who market these product formulations which may adversely affect our sales to these customers. These patents may also increase our risk to exposure from limited indemnities provided to our customers of these products in case there is a patent infringement which may impact the use of the product on our customers' side. Patent-related pressures may adversely affect our business, market reputation, operating results, cash flows and financial condition.

        We believe that our proprietary technology, know how, confidential information and trade secrets provide us with a competitive advantage. A possible loss of experienced personnel to competitors, and a possible transfer of know-how and trade secrets associated therewith, including the patenting by our competitors of technology built on our know-how obtained through former employees may negatively impact this advantage.

        Similarly, operating and licensing technology in countries in which intellectual property laws are not well established and enforced may result in an inability to effectively enforce our intellectual property rights. The risk of some transfer of our know-how and trade secrets to our competitors is increased by the increase in the number of licenses granted under our intellectual property, as well as the increase in the number of licensed plants which are brought into operation through entities which we do not control. As intellectual property warranties and indemnities are provided under each new license granted, the cumulative risk increases accordingly. These risks may adversely affect our business, operating results, cash flows and financial condition.

Risk related to geopolitical and stakeholder relationships

There are country-specific risks relating to the countries in which we operate that could adversely affect our business, operating results, cash flows and financial condition

        Several of our subsidiaries, joint arrangements and associates operate in countries and regions that are subject to significantly differing political, social, economic and market conditions. See "Item 4.B—Business overview" as disclosed in our Form 20-F for a description of the extent of our activities in the main countries and regions in which we operate. Although we are a South African-domiciled company and the majority of our operations are located in South Africa, we also have significant energy businesses in other African countries, chemical businesses in Europe, the US, the Middle East and Asia, a joint venture GTL facility in Qatar and joint operations in the US and Canada.

        Sasol successfully concluded a number of divestments in 2019 which included assets in Malaysia, Germany, the USA and Canada. In 2020 Sasol concluded divestments in South Africa, Nigeria, USA and Gabon leading to Sasol exiting West Africa. In the first half of 2021, Sasol concluded divestments in the USA, Germany Mozambique and South Africa.

        For further discussion related to our country specific risk that could adversely affect our business, operating results, cash flows and financial condition refer to the following sections as disclosed in our Form 20-F:

  •
  "Item 4.B—Business overview—Regulation—Empowerment of historically disadvantaged South Africans";

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  "Item 4.B—Business overview—Legal proceedings and other contingencies";

  •
  "Item 4.B—Business overview—Regulation—Safety, health and environment";

  •
  "Item 5.B—Liquidity and capital resources"; and

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  "Item 10.D—Exchange controls".

        Particular aspects of country-specific risks that may have a material adverse impact on our business, operating results, cash flows and financial condition include:

(a) Political and socioeconomic issues

        i.    Political, social and economic uncertainty

        We have invested, or are in the process of investing in, significant operations in Southern African, European, North American, Asian and Middle Eastern countries that have in the past, to a greater or lesser extent, experienced political, social and economic uncertainty.

        In addition to severe negative COVID-19 related economic impacts, South Africa faces ongoing challenges in improving the country's short- to long-term growth potential weak public finances, corruption and addressing weaknesses at state-owned enterprises and other institutions. These factors remain a significant risk to South Africa's sovereign credit rating outlook.

        In Mozambique, uncertainties around the duration and intensity of the impact of COVID-19, high levels of public sector debt, heightened political conflict, insurgency risks, lack of basic services, the need to further strengthen institutions, insufficient fiscal sustainability and extreme weather events are expected to remain significant risks to the sovereign credit and operational outlook for the foreseeable future.

        At a global level, COVID-19 and the roll-out of vaccines, as well as its efficacy pose ongoing risks to economic activity, sentiment, global supply chains, commodity demand and travel and tourism. Despite a new administration in the US, uncertainties related to US and China trade relations remain a risk. Furthermore, geopolitical tensions, financial vulnerabilities, accentuated by COVID-19, abrupt shifts in financial conditions and their impact on the socio-economic outlook can also influence the countries in which we operate.

        Other countries in which we operate could from time to time face sovereign rating risks, which may impact our counterparties' ability to access funding and honor commitments.

        Government policies, laws and regulations in countries in which we operate, or plan to operate, may change in the future. Governments in those countries have in the past and may in the future pursue policies of resource nationalization and market intervention, including through protectionism like import tariffs and subsidies. The impact of such changes on our ability to deliver on planned projects cannot be determined with any degree of certainty and such changes may therefore have an adverse effect on our operations and financial results.

        ii.    Transformation and local content

        In all countries, our operations are required to comply with local procurement, employment equity, equity participation, corporate social responsibility and other regulations that are designed to address country-specific social and economic transformation and local content issues. Should we not meet or are perceived to not be meeting country-specific transformation or local content requirements or regulations, our ability to sustainably deliver on our business objectives may be impacted.

        In South Africa, there are various transformation initiatives with which we are required to comply since Sasol operates in more than one sector of the economy. The broad risks that we face should we not comply with these transformation initiatives include the inability to obtain licenses to operate in certain sectors such as mining and liquid fuels, limited ability to successfully tender for government and public entity business and potential loss of customers (as private sector customers increasingly require their suppliers to have a minimum B-BBEE rating).

        The Broad-Based Socio-Economic Empowerment Charter for the Mining and Minerals Industry, 2018 (2018 Mining Charter) was published for implementation on September 27, 2018. On December 19, 2018 certain amendments, as well as the Mining Charter Guidelines, were published in the Government Gazette which provided that existing mining right holders must implement the 2018 Mining Charter from March 1, 2019. Although the 2018 Mining Charter is an improvement on the 2017 draft, on March 29, 2019 the Minerals Council South Africa (Minerals Council) commenced with a judicial review of certain aspects, which includes the ownership and procurement elements, of the 2018 Mining Charter. The review application will be heard by a full bench of the High Court from May 3, to May 7, 2021. In August 2020, the Minister withdrew the notice of appeal to the Supreme Court of Appeal in respect of the Mineral Council's position on the "once empowered always empowered" approach which the Court found in favor of the Minerals Council. However, the Minister's decision to withdraw the notice of appeal has no bearing on the Minerals Council's application for the judicial review of various aspects of 2018 Mining Charter. Sasol Mining will monitor the outcome of this judicial review process which may either result in the status quo being retained or certain amendments being made to the 2018 Mining Charter that may address the Minerals Council's concerns. For more information refer to "—South African mining legislation may have an adverse effect on our mineral rights".

        On 27 March 2020 the Minister of Mineral Resources and Energy published amendments to the Mineral and Petroleum Resources Development Regulations (Amendment Regulations). The Amendment Regulations may have a negative impact on our business in terms of uncertainty regarding the interpretation and higher cost for the business.

        The revised Codes of Good Practice for B-BBEE (the Revised Codes), which came into effect on May 1, 2015, provide a standard framework for the measurement of B-BBEE across all sectors of the economy, other than sectors that have their own sectorial transformation charters (e.g. the mining and liquid fuels industries). The liquid fuels industry and other relevant stakeholders, through the Petroleum and Liquid Fuels Sector Charter Council,, is developing the "Petroleum and Liquid Fuels Sector Charter" (PLFSC) which will combine the current B-BBEE Codes and the Liquid Fuels Charter and regulate B-BBEE in the liquid fuels and gas sector. The PLFSC has not yet been published for public comment and it is therefore not possible to assess the impact of the PLFSC. It is anticipated that the PLFSC will set industry-specific targets that cannot be more lenient than those in the Revised Codes.

        Since our September 2017 announcement of plans to unwind the Sasol Inzalo B-BBEE transaction (Sasol Inzalo) and introduce the Sasol Khanyisa B-BBEE transaction (Sasol Khanyisa), we placed specific management focus on engaging with trade unions on issues pertaining to employee share ownership levels. Two of the five Sasol trade unions, Solidarity and the Chemical, Energy, Paper, Printing, Wood and Allied Workers' Union (CEPPWAWU), declared disputes relating individually to Sasol Khanyisa and the unwind of Sasol Inzalo which, if not resolved, might result in industrial action, which could adversely affect our operations and could give rise to costs which would impact earnings. In the case of the Solidarity trade union, the Sasol Khanyisa dispute is similar to disputes the trade union has with three other large employers in South Africa. The President of the Labour Court requested the various employers to prepare a stated case in order to allow the Labour Court to give guidance in this regard. It is, therefore, not a Sasol only matter in South Africa and also affects other large companies. The Sasol Inzalo dispute lodged by the CEPPWAWU trade union has lost its momentum and it is no longer regarded as a major threat to Sasol.

        On May 6, 2019, Sasol received a statement of claim filed by the trade union Solidarity with the Labour Court in Johannesburg, alleging that the Sasol Khanyisa Employee Share Option Plan (ESOP) element of the Sasol Khanyisa transaction is discriminatory as it does not include white employees in South Africa and employees working for Sasol outside South Africa. Sasol Mining applied to the Department of Mineral Resources and Energy (DMRE) for the recognition of the Sasol Khanyisa ESOP to meet the ownership the ownership requirements contained in the 2018 Mining Charter. DMRE has declined the request due to the ongoing litigation as the outcome could possibly have an impact on the number of employees participating in the scheme and the resultant ownership percentage. Consequently, Sasol Mining is unable to fully comply with the 2018 Mining Charter requirements related to new or amended license applications. At this stage, all applications submitted prior to the 2018 Mining Charter becoming effective are being processed based on Sasol Mining's historic ownership level. Further the B-BBEE Commissioner may not recognize that the vendor financing mechanism allows us to be allocated points on Enterprise Supplier Development.

        However, we expect that the long-term benefits of Sasol Khanyisa to the company and South Africa should outweigh any possible adverse effects, such as dilution to existing shareholders, but we cannot assure you that future implications of compliance with these requirements or with any newly imposed conditions will not have a material adverse effect on our shareholders or business, operating results, cash flows and financial condition. For instance, any rights issue, depending on the uptake 'appetite' could possibly dilute the Khanyisa shareholding and may result in Sasol not complying with B-BBEE Act. See "Item 4.B—Empowerment of historically disadvantaged South Africans" as disclosed in our Form 20-F.

        Value creation, if any, to the majority of the Khanyisa shareholders at the conclusion of the transaction is exposed to the inherent business risks of SSA during the empowerment period, including any adverse impact from the COVID-19 pandemic. This could potentially have an impact on dividend distributions to those Khanyisa shareholders that are required to settle funding obligations or otherwise negatively impact the valuation of the SSA business on conclusion of the transaction.

  iii.
  Disruptive industrial action

        The majority of our employees worldwide belong to trade unions. These employees comprise mainly of general workers, artisans and technical operators. While the Sasol employee relations landscape remains stable, amid the global economic turmoil as well as COVID-19, the South African labor market remains volatile and can be characterized by major industrial action in key sectors of the economy especially during wage negotiations.

        In Sasol South Africa, the wage negotiations for the chemicals sector were concluded in September 2019 and will terminate on June 30, 2021. The petroleum sector is also covered by a three-year wage agreement effective July 1, 2018 to June 30, 2021. However, due to Sasol's precarious financial situation, we have applied to the National Bargaining Council for the Chemicals Industry (NBCCI) to have Sasol exempted from the wage increases applicable for the 2020/2021 year in terms of these collective agreements. Considering that this process entails the assessment of Sasol's non-affordability, we may be ordered to comply in the event that the Exemption Panel of the NBCCI arrives at a different conclusion.

        In Sasol Mining, the wage negotiations are ongoing, as the current multi-year agreement ended in June 2020.

        Although we have positive relationships with our employees and trade union partners, significant labor disruptions could occur in the future and our labor costs could increase significantly in the future.

(b) Fiscal and monetary policies

        Macroeconomic factors, such as inflation and interest rates, could affect our ability to contain costs and/or ensure cost-effective debt financing in the countries in which we operate.

        Our sustainability and competitiveness are influenced by our ability to optimize our cost base. As we are unable to control the price at which our products are sold, an increase in inflation in countries in which we operate may result in significantly higher future operational costs.

        South African consumer price inflation averaged 3,7% in calendar year 2020, compared to 4,6% in calendar year 2019. Recent inflation trends were affected mainly by COVID-19 developments, muted food price increases, rand-denominated oil price movements and generally weak economic conditions. With inflation staying within the South African central bank's 3-6% inflation target range, actual inflation outcomes being below expectations and a largely COVID-19 induced deep recession, the South African Reserve Bank lowered the policy interest rate from 6,25% in January 2020 to 3,50% by February 2021.

        South Africa's economic outlook remains challenging. Strained government finances, COVID-19-related pressures, vaccine roll-out uncertainties, electricity supply constraints, policy uncertainty, low confidence levels, and geopolitical events all pose risks to an economy that was already under pressure before the pandemic hit.

        The exchange rate fluctuation, food prices, electricity and water tariffs, oil price developments and the sovereign rating outlook remain key risks to the inflation outlook. These, along with COVID-19 uncertainties, global financial conditions, trade disputes, emerging market sentiment swings and domestic political and policy developments, are likely to contribute to ongoing currency volatility.

        Even though strict lockdown measures were gradually relaxed in many countries and the development of vaccines and their gradual roll out has been a positive development, the COVID-19 pandemic imposed high humanitarian and economic costs throughout the world which has impacted our business, operations cash flows, financial condition and financials.

(c) Legal and regulatory

  i.
  Exchange control regulations

        South African law provides for exchange control regulations which apply to transactions involving South African residents, including both natural persons and legal entities. These regulations may restrict the export of capital from South Africa, including foreign investments. The regulations may also affect our ability to borrow funds from non-South African sources for use in South Africa, including the repayment of these borrowings from South Africa and, in some cases, our ability to guarantee the obligations of our subsidiaries with regard to these funds. These restrictions may affect the manner in which we finance our transactions outside South Africa and the geographic distribution of our debt. See "Item 10.D—Exchange controls" and "Item 5.B—Liquidity and capital resources" as disclosed in our Form 20-F. We may also be impacted by new exchange control regulations affecting our operations in Gabon. See "Item 4.B—Business overview—Regulation—Safety, health and environment—Regions in which Sasol operates and their applicable legislation—Gabon" as disclosed in our Form 20-F.

  ii.
  Tax laws and regulations

        We operate in multiple tax jurisdictions globally and are subject to both local and international tax laws and regulations. Although we aim to fully comply with tax laws in all the countries in which we operate, tax is a highly complex area leading to the risk of unexpected tax uncertainties. Tax laws are changing regularly, and their interpretation may potentially result in ambiguities and uncertainties, in particular in the areas of international taxation and transfer pricing. Where the tax law is not clear, we interpret our tax obligations in a responsible way, with the support of legal and tax advisors as deemed appropriate. Tax authorities and courts may arrive at different interpretations to those taken by Sasol, which may lead to substantial increases in tax payments. Although we believe we have adequate systems, processes and people in place to assist us with complying with all applicable tax laws and regulations, the outcomes of certain tax disputes and assessments may have a material adverse effect on our business, operating results, cash flows and financial position.

        We could also be exposed to significant fines and penalties and to enforcement measures, including, but not limited to, tax assessments, despite our best efforts at compliance. In response to tax assessments or similar tax deficiency notices in particular jurisdictions, we may be required to pay the full amount of the tax assessed (including stated penalties and interest charges) or post security for such amounts notwithstanding that we may contest the assessment and related amounts.

        In particular, one of our subsidiaries, Sasol Financing International Limited (SFI), received assessments in February 2018 regarding the 2002 to 2012 tax years in relation to its international business activities and specifically regarding SFI's place of effective management. The litigation proceedings relating to the assessments in respect of SFI are still ongoing.

        For more information regarding pending tax disputes and assessments see "Item 4.B—Business overview—Legal proceedings and other contingencies" as disclosed in our Form 20-F.

        Any of these risks may materially and adversely affect our business, results of operations, cash flows and financial condition.

  iii.
  Ownership rights

        We operate in several countries where ownership of rights in respect of land and resources is uncertain and where disputes in relation to ownership or other community matters may arise. For example, the South African government is considering the expropriation of land without compensation to enhance land reform and redistribution. The impact of these policy intentions and related disputes are not always predictable and may cause disruption to our operations or development plans.

  iv.
  Legal and regulatory uncertainties

        Some of the countries where we have already made investments, or other countries where we may consider making investments are in various stages of developing institutions and legal and regulatory systems that are characteristic of democracies and market economies.

        The procedural safeguards of the legal and regulatory regimes in these countries in many cases are still being developed and, therefore, existing laws and regulations may be applied inconsistently. In some circumstances, it may not be possible to obtain the legal remedies provided under those laws and regulations in a timely manner.

(d) Transportation, water, electricity and other infrastructure

        Our operations are located in multiple regions across the world and are reliant upon stable supply of electricity, availability of water and access to transportation routes in order to optimally run our operations and/or move our products. The infrastructure in some countries in which we operate, such as rail infrastructure, inland water systems, electricity and water supply, may need to be further upgraded and expanded, and in certain instances, possibly at our own cost. Should we not have access to reliable electricity supply, or should we have limited access to water or experience infrastructure challenges in the regions in which we operate, this could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth.

        Reliable supply of electricity is important to run our plants optimally. The South African power system remains very tight. Unplanned power outages, as we have experienced at our South African plants at the start of 2021, have had a negative impact on our production volumes, cost and profitability. While we have the capacity to generate half of our own requirements at our South African plants, this only mitigates the risk partially as we remain dependent on external electricity supply from Eskom.

        Water, as a resource, is becoming increasingly limited as global demand for water increases. A significant part of our operations, including mining, chemical processing and others, requires the use of large volumes of water. South Africa is generally an arid country and prolonged periods of drought or significant changes to current water laws could increase the cost or availability of our water supplies or otherwise impact our operations. Water use by our operations varies widely depending largely on feedstock and technology choice. Water to our South African operations is supplied from the Integrated Vaal River System (IVRS), currently making up 81% of Sasol's total water demand. While the water supply to these operations remains secure the revised water balance for the IVRS continues to show a worsening of the water supply imbalance which may result in an increasing probability of water availability or restrictions on its use being imposed. A deterioration in water quality supplied from the IVRS is further contributing to an increase in treatment costs. Although various technological advances may improve the water efficiency of our processes, they are capital intensive. We may experience limited water availability due to periodic drought events aggravated by delays in completing phase 2 of the Lesotho Highlands Water Project currently underway, deterioration in water quality and other infrastructure challenges related to our South African operations, which could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth.

        Transportation of inbound materials to plants and products to customers is reliant on the region's available infrastructure. Numerous factors like natural disasters, pandemics or extreme weather events may impact on transportation modes which could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth.

(e) Stakeholder relationships

        Sasol has a complex network of stakeholders, often with competing interests. Beyond our financial community, our stakeholders are persons or groups who are or may be directly or indirectly affected by our operations, as well as those who have interests in our business and/or the ability to influence its outcomes. Stakeholders may include members of local communities and their representatives, national, provincial or local government authorities, officials at all spheres of government, government agencies, multilateral organizations, regulators, political and religious leaders, civil society organizations and groups with special interests, suppliers, investors, business partners, customers, employees, trade unions, academics and media. Failure to manage relationships with our stakeholders may harm our reputation as well as our ability to conduct our operations effectively. Our stakeholder objective is to position Sasol as a credible partner and build trust with all our stakeholders. Our engagement approach is premised on open and effective communication and mutually beneficial outcomes where possible, as well as inclusiveness and integrity.

        Given the impact of operating in a volatile macroeconomic environment and considering the fallout of the COVID-19 pandemic, we may not be able to meet some of our stakeholder commitments in 2021. This may have a material impact on stakeholder relations. Various processes are in place to proactively engage with stakeholders on these issues and to mitigate the associated risks. However, we cannot assure you that the strategy will fully mitigate the risk and therefore, actions taken by stakeholders could have a material adverse effect on our business, operating and financial results, and future growth.

(f) Contract stability

        Host governments in some of the resource-rich countries in which we operate or consider making investments may display tendencies of wanting to change existing contracts through early terminations, non-renewal or cancellation of contractual rights, or we may not be able to fully enforce our contractual rights in those jurisdictions or enforce judgements obtained in the courts of other jurisdictions, should they hold the view that these contracts are not beneficial to their countries.

(g) Other specific country risks that are applicable to countries in which we operate and which may have a material adverse effect on our business include:

  •
  acts of warfare and civil clashes;

  •
  the loss of control of oil and gas field developments and transportation infrastructure;

  •
  failure to receive new permits and consents;

  •
  expropriation of assets;

  •
  lack of capacity to deal with emergency response situations;

  •
  social and labor unrest due to economic and political factors in host countries;

  •
  terrorism, xenophobia and kidnapping threats;

  •
  security threats to assets, employees and supply chain;

  •
  possible demands to participate in unethical or corrupt conduct that lead us to forgo certain opportunities;

  •
  feedstock security of supply; and

  •
  sanctions against countries in which we operate.

Risks related to the market

Cyclicality in petrochemical product prices and demand may adversely affect our business, operating results, cash flows and financial condition

        Sasol's chemicals portfolio includes several products that are exposed to cyclicality in margins. Margins for polymers, solvents, surfactants and fertilizers trend in a cyclical manner that usually, but not always, coincides with the normal business cycles of regional and global economies. Periods of high industry profitability (generally driven by high utilization rates) tend to alternate with times of low profitability (generally characterized by low utilization rates), amplified by subsequent periods of over- and underinvestment in new capacity. Long construction lead times result in waves of capacity additions toward the end of the high-margin expansionary phase, thus exacerbating the already weakening market conditions. The ensuing cyclical downturn and low profitability tends to rein in capital spending, leading to an extended period of very slow capacity growth that generally coincides with rapid demand growth during the economic recovery phase. This situation, in turn, tends to create tight market conditions and improved margins.

        Currently, the global spread of the COVID-19 pandemic has caused significant volatility impacting chemicals demand, supply and the global supply chains that serve them. This has translated into both opportunities and risks for Sasol as the organization's global presence and diversified product portfolio allow it to manage the volatility that may arise in a specific market. Demand risks to the chemicals outlook include an uncertain but somewhat more optimistic global economic growth outlook, US/China trade relations, geopolitical tensions, and business and consumer confidence trends. Supply is currently largely affected by the capacity overbuild taking place in the US and China mainly in the ethylene and propylene value chains. COVID-19-related supply chain disruption could impact our ability to reach global markets from South Africa or other producing regions and could also restrict access to specific markets. Consequently, forecasting the timing of the industry business cycle, and prices for chemical products during the current volatility remains difficult and a deterioration in overall conditions may have a material adverse effect on our business, operating results, cash flows and financial condition.

Our coal, synthetic oil, natural oil and natural gas reserve estimates may be materially different from quantities that we eventually recover

        Our reported coal, synthetic oil, natural oil and gas reserves are estimated quantities based on applicable reporting regulations that, under present conditions, have the potential to be economically mined, processed, produced, delivered to market and sold.

        There are numerous uncertainties inherent in estimating quantities of reserves and in projecting future rates of production, including factors that are beyond our control. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, costs to develop and produce, and market prices for related products.

        Reserve estimates are adjusted to reflect improved recovery and extensions, and also revised from time to time based on improved data acquired from actual production experience and other factors. In addition, regulatory changes and market prices may result in a revision to estimated reserves. Revised estimates may have a material adverse effect on our business, operating results, cash flows and financial condition. See "Item 4.D—Property, plants and equipment" as disclosed in our Form 20-F.

We may be unable to access, discover, appraise and develop new coal, synthetic oil, natural oil and natural gas resources at a rate and price that is adequate to sustain our business and/or enable growth

        Competition for suitable opportunities, increasing technical difficulty, stringent regulatory and environmental standards, large capital requirements and existing capital commitments may negatively affect our ability to access, discover, appraise and develop new resources in a timely manner, which could adversely impact our ability to support and sustain our current business operations.

        Our natural gas reserves in Mozambique are of particular importance as feedstock for our plants in South Africa, as well as for sales of gas into the market in South Africa. There is currently a lack of alternative sources of natural gas in southern Mozambique with similar volumes and at affordable development and production costs. Although alternative sources of gas supply in southern Africa are being considered, there is a risk that these resources may not be secured at a price adequate to sustain our business and/or enable growth.

        Our future growth could also be impacted by these factors, potentially leading to a material adverse effect on our business, operating results, cash flows and financial condition.

Increasing competition in relation to products originating from countries with low production and logistical costs may adversely affect our business, operating results, cash flows and financial condition

        Certain of our chemical production facilities are located in developed countries, including the US and in Europe. Economic and political conditions in these countries result in relatively high labor costs and, in some regions, relatively inflexible labor markets. Increasing competition from regions with lower production costs and more flexible labor markets, for example the Middle East, India and China, exerts pressure on the competitiveness of our chemical products and, therefore, on our profit margins. This could result in the withdrawal of particular products or the closure of specific facilities, which may have a material adverse effect on our business, operating results, cash flows and financial condition.

We may not be able to exploit technological advances quickly and successfully or competitors may develop superior technologies

        Many of our operations, including the manufacture of synthetic fuels and petrochemical products, are dependent on the use of advanced technologies. The development, commercialization and integration of the appropriate advanced technologies can affect, among other things, the competitiveness of our products, the continuity of our operations, our feedstock requirements and the capacity and efficiency of our production.

        It is possible that new technologies or novel processes may emerge and that existing technologies may be further developed in the fields in which we operate. Unexpected advances in employed technologies or the development of novel processes can affect our operations and product ranges in that they could render the technologies we utilize or the products we produce obsolete or less competitive in the future. Difficulties in accessing new technologies may impede us from implementing them and competitive pressures may force us to implement these new technologies at a substantial cost.

        In addition to the potential technological challenges, expansion projects are often integrated across our value chain. Delays with the development of an integrated project might, accordingly, have an impact on more than one business segment.

        Our ability to compete may partly depend on our timely and cost-effective implementation of new technological advances. It will also depend on our success in commercializing these advances irrespective of competition we face. Failure to do so could result in a material adverse effect on our business, operating results, cash flows and financial condition.

Risk related to information management

We may face the risk of information security breaches or attempts to disrupt critical information technology services, which may adversely impact our operations

        The increasing use of information technology (IT) to enable digital in operations is making all industries, including the energy and chemicals industries, much more susceptible to cyber threats and information security breaches. As digitalization expands to include our financial, commercial, transacting and production systems, so does the cyber security risk increases. Sasol has an information security program in place to mitigate the risks that come with cyber threats and information security breaches but recognizes that if there is a breach of information security we could experience disruptions of critical services, or in the worst case scenario, this could have a material adverse effect on our business, operating results, cash flows and financial condition and our disclosure control processes.

Risk related to our people

We may not be successful in attracting, developing and retaining sufficiently skilled employees

        In order for Sasol to deliver on its strategic objectives, sustainably grow into the future, and effectively operate and continuously improve existing and future assets and technologies, we are highly dependent on our human capital.

        While we maintain a focus on attracting, developing and retaining sufficiently skilled and experienced employees, including critical or scarce skills like qualified scientists, engineers, project execution managers, artisans and operators and highly skilled employees in business and functional roles, there exist various risks that may impact our ability to attract and retain required skills.

        There is constant competition in global labor markets for critical or scarce skills. The quality and availability of skills in certain labor markets may also be impacted by the challenges within the education and training systems. Localization, diversity and other similar legislation in countries in which we operate are also key considerations in the attraction and retention of sufficiently skilled employees. The increasing use of digital technologies across our industry is placing increasing demand on data and digital technology skills. The availability and supply of these new skill sets are limited due to demand outweighing supply.

Risks relating to an investment in our notes

There may not be a liquid market for the notes

        The notes are a new issue of securities for which there is currently no trading market. We cannot assure you that a trading market for the notes will develop or be maintained in the United States or elsewhere. If an active market for the notes fails to develop or be sustained, the trading price of the notes could fall, and even if an active trading market were to develop, the notes could trade at prices that may be lower than the initial offering price. There can be no assurance as to the liquidity of any market that may develop for the notes, the ability of holders to sell their notes, or the prices at which holders might be able to sell their notes.

Our financial performance and other factors could adversely impact our ability to make payments on the notes

        Our ability to make scheduled payments with respect to our indebtedness, including the notes and the guarantees of the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

Ratings for the notes may not reflect all risks of an investment in the notes

        The notes will be rated by at least two nationally recognized statistical rating organizations. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings are limited in scope and do not comment as to market price or suitability for a particular investor. The ratings for the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, ratings at any time may be lowered or withdrawn in their entirety, including as a result of developments that are beyond our control. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our borrowing costs.

The Issuer is a finance vehicle and its ability to satisfy its obligations in respect of the notes is dependent on Sasol and its group of subsidiaries

        The main purpose of Sasol Financing USA LLC is to act as a finance company within the group. As such, the primary business of the Issuer is to borrow funds and lend those funds to Sasol Limited, Sasol Chemicals USA LLC and other members of the group on an arms-length basis. Accordingly, substantially all of the assets of the Issuer are loans and advances made to Sasol Chemicals USA LLC and other members of the group. The ability of the Issuer to satisfy its obligations in respect of the notes depends on payments made to it by Sasol and other members of the group in respect of loans and advances made by the Issuer.

The notes and the guarantees will be unsecured and effectively subordinated to the rights of the Issuer's and Guarantor's respective secured debt

        The notes and the guarantees will be the general unsecured obligations of the Issuer and Sasol, respectively, and will rank pari passu in right of payment with all of the existing and future senior indebtedness of the Issuer and Sasol, respectively. The notes and guarantees will rank effectively junior in right of payment to any secured indebtedness of the Issuer and Sasol, respectively, to the extent of the collateral therefor. As of December 31, 2020, Sasol had R137 million ($9.3 million) of secured indebtedness outstanding. If Sasol or the Issuer is declared bankrupt, becomes insolvent or is liquidated or reorganized, or the payment of any part of its indebtedness is accelerated, its secured indebtedness will be entitled to be paid in full from its assets securing that indebtedness before any payment may be made with respect to the notes or the guarantees, as applicable. Holders of the notes will participate ratably in the remaining assets with all holders of our unsecured indebtedness and any remaining secured indebtedness, as applicable, that does not rank junior to the notes or the guarantees, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, subject to any provision under applicable law. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes or the guarantees. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

        The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See "Description of Debt Securities—Limitations on Liens" in the accompanying prospectus.

The notes do not restrict our ability to incur additional debt, including debt of our subsidiaries, or prohibit us from taking other action that could negatively impact holders of the notes. Your right to receive payments on the notes is structurally subordinated to other liabilities of our subsidiaries, other than the Issuer, and the group has a material amount of subsidiary indebtedness

        We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness including indebtedness of our subsidiaries. None of our subsidiaries will guarantee the notes. As such, the notes will be structurally subordinated to any existing or future indebtedness of our subsidiaries other than the Issuer to the extent of the assets of such subsidiaries. As of December 31, 2020, Sasol Limited's subsidiaries (other than the Issuer) had R82 933 million ($5 642 million) of indebtedness outstanding, of which R137 million ($9 million) was secured.

The terms of the indenture that governs the notes may restrict our ability to respond to changes or to take certain actions

        The indenture that governs the notes contains restrictive covenants that may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

  •
  incur secured indebtedness;

  •
  enter into certain sale and lease-back transactions; or

  •
  enter into certain consolidations, mergers, or sales of all or substantially all of our assets.

        A breach of the covenants under our indenture or other debt or credit arrangements could result in an event of default under the applicable indebtedness. Any such default may allow our creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under Sasol's credit facilities would permit its lenders thereunder to terminate all commitments to extend further credit under the applicable facilities. In the event our lenders or holders of our debt accelerate the repayment of our borrowings, we may not have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our plans.

        In addition, the terms of the indenture and the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

The Issuer may be unable to purchase the notes upon a change of control repurchase event

        If we experience a change of control and the notes experience a specified credit rating decline, we will be required to offer to purchase the notes for cash at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase in order to avoid an event of default under the indenture governing the notes. See "Description of Notes—Change of Control Repurchase Event". A change of control may also require us to repay other outstanding debt. In the event of a change of control and a specified credit rating decline relating to the notes, we may not have sufficient funds to purchase all of the affected notes and to repay other debt that may become due.

The notes will initially be held in book-entry form and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies

        Unless and until definitive registered notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of the notes. Instead, the registered holder, or their respective nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to Wilmington Savings Fund Society, FSB (as trustee for the notes), which will in turn distribute payments to DTC. Thereafter, payments will be made by DTC to participants in these systems and then by such participants to indirect participants. After payment to DTC or its nominee neither we, the trustee nor the paying agent will have any responsibility or liability of any aspect of the records related to, or payments of, interest, principal or other amounts to owners of book-entry interests.

        Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations or consents or requests for waivers or other actions from holders of the notes that we may choose to make in the future. Rather, owners of book-entry interests will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any such solicitations or requests for actions on a timely basis.

You may be unable to recover in civil proceedings for US securities laws violations

        Sasol Limited is a public company incorporated under the laws of the Republic of South Africa. Many of our assets are located outside the United States. In addition, most of the members of the board of directors and officers of Sasol Limited are residents of countries other than the United States. As a result, it may be impossible for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in US courts predicated upon civil liability provisions of the US securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in the Republic of South Africa. See "Enforceability of Certain Civil Liabilities".

Your rights under the notes and the guarantees may be limited by laws in various jurisdictions, including fraudulent conveyance and insolvency laws

        If we are unable to pay our indebtedness, including our obligations under the guarantee, we may become subject to bankruptcy, insolvency, liquidation, winding up or similar proceedings in South Africa. The bankruptcy or insolvency laws of South Africa currently in effect may be significantly different from, and may be less favorable to creditors than, those of certain other jurisdictions. Noteholders may have limited voting rights at creditors' meetings in the context of a court reorganization proceeding. In addition, creditors of the guarantor may hold security that grants rights to attach the assets of the guarantor, which attachment may result in priorities benefiting those creditors when compared to the rights of holders of the notes.

 USE OF PROCEEDS

        The net proceeds of the offering of the notes, after deduction of the underwriting discounts and our estimated expenses of the offering, are expected to amount to $             million. We intend to use the net proceeds from the offering of the notes to repay a portion of indebtedness outstanding under the $3.9 billion revolving credit facility (the "Revolving Credit Facility").

        Certain affiliates of the underwriters are lenders or agents under the Revolving Credit Facility. The net proceeds of this offering are intended to be used as described above and accordingly such affiliates are expected to receive a portion of such proceeds. See "Underwriting (Conflict of Interest)".

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at December 31, 2020, on an actual basis and as adjusted to give effect to the issuance of the notes and the use of proceeds therefrom as described under "Use of Proceeds". You should read this table together with our unaudited condensed consolidated interim financial statements and related discussion and analysis included in our H1 2021 Results Form 6-K.

	As at December 31, 2020
	Actual		As adjusted
	(Rand in millions)
Cash and cash equivalents, excluding restricted cash	26,402
Notes offered hereby(3)	—
Other debt	143,012	(1)

Total debt	143,012	(2)
Total equity (excluding non-controlling interests)	155,553		155,553

Total capitalization	298,565

(1)
Comprises R137 million of secured debt, R16,671 million of finance leases, R108,611 million of unsecured debt, R150 million of bank overdraft, R 17,800 million of short-term debt, less R357 million of unamortized loan costs.

(2)
As at December 31, 2020, long-term debt, short-term debt and bank overdraft accounted for R108,391 million, R17,800 million and R150 million, respectively, of total debt (excluding finance leases).

(3)
The South African rand equivalent amount of the US$         million principal amount of notes offered, which has been translated into South African rand using the closing rate of R14,70 = US$1.00, which represents the rate of exchange on December 31, 2020 as reported by Thomson Reuters. Such translations should not be construed as representations that the South African rand amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

        Except as disclosed above, there has been no material change since the dates indicated above in our consolidated capitalization or indebtedness.

DESCRIPTION OF NOTES

        This section describes the specific financial and legal terms of the notes and the indenture and supplements the more general description under "Description of Debt Securities" of the accompanying prospectus. To the extent that the following description is inconsistent with the terms described under "Description of Debt Securities" in the accompanying prospectus, the following description replaces that in the accompanying prospectus.

        The following description is a summary of material provisions of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, including the definitions therein of certain terms.

General

        The notes will be issued under the indenture among Sasol Financing USA LLC (the "Issuer"), Sasol Limited ("Sasol") as guarantor and Wilmington Savings Fund Society, FSB as trustee. Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The indenture is, and the notes and the guarantee will be, governed by the laws of the State of New York.

        The 20      notes will initially be issued in an aggregate principal amount of $            and will mature on            , 20      . The 20      notes will bear interest at a rate of        % per annum, payable semi-annually in arrears on            and            of each year, commencing            , 2021. The regular record dates for the notes will be every            and            of each year.

        The 20      notes will initially be issued in an aggregate principal amount of $            and will mature on            , 20      . The 20      notes will bear interest at a rate of        % per annum, payable semi-annually in arrears on            and            of each year, commencing            , 2021. The regular record dates for the notes will be every            and            of each year.

        If any scheduled interest payment date is not a business day, the Issuer will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, the Issuer may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City, Wilmington, Delaware or in London, England.

        The notes will be unsecured and unsubordinated indebtedness of the Issuer and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of the Issuer's existing and future secured debt, to the extent of the value of the assets securing such debt.

        The trustee's corporate trust office in Wilmington, Delaware is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Further Issuances

        The Issuer may, without the consent of the holders of the notes, issue additional notes of a series having the same ranking and same interest rate, maturity date, redemption terms and other terms of such series as described in this prospectus supplement except for the price to the public and issue date, provided, however, that such additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as the notes offered hereunder must be fungible with such notes for US federal income tax purposes. Any such additional notes, together with the notes of such series offered by this prospectus supplement, will constitute a single series of securities under the indenture and are included in the definition of "notes" in this section where the context requires. There is no limitation on the amount of notes or other debt securities that the Issuer may issue under the indenture.

Optional Redemption

        Prior to            , 20      (the "20      notes Par Call Date") for the 20      notes and prior to             , 20      (the "20      notes Par Call Date") for the 20      notes, the relevant series of notes will be redeemable as a whole or in part, at the option of the Issuer or Sasol at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes, assuming for such purpose that the 20      notes were called on the 20      notes Par Call Date and the 20      notes were called on the 20      notes Par Call Date (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the indenture.

        On or after the 20      notes Par Call Date for the 20      notes and on or after the 20      notes Par Call Date for the 20      notes, the relevant series of notes will be redeemable in whole (but not in part), at the option of the Issuer or Sasol at any time, at a redemption price equal to 100% of the principal amount of such series of notes plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the US Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes, assuming for such purpose that the 20      notes mature on the 20      notes Par Call Date and the 20      notes mature on the 20      notes Par Call Date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means each of BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho International plc, a Primary Treasury Dealer (as defined below) selected by MUFG Securities EMEA plc or their respective affiliates that are primary US government securities dealers (a "Primary

Treasury Dealer") and two other Primary Treasury Dealers in New York City selected by the Issuer, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer in New York City, the Issuer shall substitute therefor another such Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

        "Make-whole Spread" means            basis points.

        The Issuer will give notice to each holder of notes to be redeemed of any redemption that the Issuer or Sasol propose to make at least 10 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of the Issuer and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with DTC procedures.

        Unless the Issuer or Sasol defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        The Trustee shall have no responsibility to verify any calculation of the redemption price.

Optional Tax Redemption

        The Issuer or Sasol may redeem each series of notes at its option in whole but not in part at any time, if:

  •
  the Issuer or Sasol would be required to pay additional amounts on such notes, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction (as defined under "Description of Debt Securities—Payment of Additional Amounts with Respect to the Debt Securities" in the attached prospectus) or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of either of the Issuer or Sasol, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such, or, in the case of assumption by Sasol, the date of such assumption), as explained under "Description of Debt Securities—Payment of Additional Amounts with Respect to the Debt Securities" in the attached prospectus, or

  •
  there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of the Issuer's affiliates borrows money from the Issuer, and because of the change this affiliate would be required to deduct or withhold tax on payments to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest.

        In both of these cases, however, neither the Issuer nor Sasol will be permitted to redeem a series of notes if it can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to it. For the avoidance of doubt, reasonable measures shall not include changing the Issuer's or Sasol's jurisdiction of incorporation.

        The redemption price will be equal to the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control Repurchase Event

        If a change of control repurchase event occurs in respect of the notes of a series, unless either the Issuer or Sasol has exercised its right to redeem in whole the then-outstanding notes as described under "Optional Redemption" or "Optional Tax Redemption" above or "Description of Debt Securities—Optional Tax Redemption" in the attached prospectus, the Issuer will be required to make an offer to each holder of the notes of a series to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the Issuer's option, prior to any change of control, but after the public announcement of the proposed change of control, the Issuer will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, the Issuer will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

        On the repurchase date following a change of control repurchase event, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of the notes properly tendered pursuant to the Issuer's offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.

        The Issuer will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "change of control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Sasol and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Sasol or one of its subsidiaries;

          (2)   the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Sasol) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Sasol's voting stock or other voting stock into which Sasol's voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

          (3)   Sasol consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, Sasol, in any such event pursuant to a transaction in which any of the outstanding voting stock of Sasol or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Sasol outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

          (4)   the adoption of a plan relating to the liquidation or dissolution of Sasol.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Sasol becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Sasol's voting stock immediately prior to that transaction or (B) immediately following that transaction, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

        The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of Sasol's and its subsidiaries' assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Sasol's and its subsidiaries' assets taken as a whole to another person or group may be uncertain. Holders may not be entitled to require the Issuer to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of Sasol, including in connection with a proxy contest, where the board of directors of Sasol initially publicly opposes the election of a dissident slate of directors, but subsequently approves such directors for the purposes of the indenture governing the notes. This may result in a change in the composition of the board of directors of Sasol that, but for such subsequent approval, would have otherwise constituted a change of control under the terms of the indenture governing the notes.

        "change of control repurchase event" means the occurrence of both a change of control and a rating event.

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Sasol as a replacement rating agency or replacement ratings agencies.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "rating agency" means each of Moody's and S&P; provided, however, that if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Sasol's control, Sasol may select (as certified by a resolution of Sasol's board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "rating category" means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) with respect to Moody's, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and—for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

        "rating date" means the date that is 60 days prior to the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control.

        "rating event" means the occurrence of the events in (A) or (B) of this definition on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) the public notice of the intention by Sasol to effect a change of control if (A) the notes are rated on the ratings date by each rating agency as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by at least one rating agency, or (B) the notes are rated on the ratings date below investment grade by at least one rating agency, the rating of the notes by at least one rating agency shall be reduced by one or more gradations (including gradations within rating categories, as well as between rating categories). Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a rating event for purposes of the definition of change of control repurchase event hereunder) if (i) the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or Sasol in writing at its request that the reduction was the result, in whole or in part, of the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the rating event) or (ii) the rating of the notes by the rating agency making the reduction in rating to which this definition would otherwise apply is within the relevant 60-day period subsequently upgraded to an investment grade rating.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Sasol and, thus, the removal of incumbent management. Subject to the limitations discussed below, Sasol could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Sasol's capital structure or credit ratings on the notes. Restrictions on Sasol's ability to incur liens are contained in the covenants as described under "Description of Debt Securities—Limitation on Liens" in the prospectus and "—Covenants" below.

        The Issuer may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. See "Risk Factors—Risks relating to an investment in our notes—The Issuer may be unable to purchase the notes upon a change of control repurchase event".

Payment of Additional Amounts

        The Issuer or Sasol, as applicable (or any successor entity thereof), will pay all amounts of principal of, and any premium and interest on, any notes, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any taxes, assessments or other charges imposed by any Taxing Jurisdiction as defined in the Indenture. If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, the Issuer (or Sasol) will pay any additional amounts necessary to make the net payment paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

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  the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;

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  the amount of any tax, assessment or other governmental charge that is only payable because either:

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  some present or former connection exists between the holder or beneficial owner of the debt security and a Taxing Jurisdiction other than as a result of holding a note or enforcing its rights thereunder (including, but not limited to, the holder or beneficial owner of the debt security being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein); or

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  the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

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  any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;

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  the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

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  the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner's nationality, residence or identity or make any claim or to satisfy any information, declaration or reporting requirement, if the completion thereof is required by statute, treaty, regulation or administrative practice of the

    Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge or to reduction in the rate of the applicable governmental charge imposed;

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  the amount of any tax, assessment or other governmental charge imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the date of issuance (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;

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  the amount of any tax, assessment or other governmental charge imposed by reason of the holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

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  the amount of any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of Code, and the regulations promulgated thereunder) of the Issuer or (2) a controlled foreign corporation that is related to the Issuer within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the holder's status as described in clauses (1) through (3) of this bullet;

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  in the case of a holder that is a U.S. Person (as defined below), the amount of any withholding tax or deduction, or any similar tax, imposed by the United States or a political subdivision thereof; or

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  any combination of the withholdings, taxes, assessments or other governmental charges described above.

        Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such additional amounts had it been the holder.

        References in this prospectus supplement to principal or interest will be deemed to include additional amounts payable with respect thereto.

        As used in this section "—Payment of Additional Amounts", "U.S. Person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States, any state of the United Statements or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership or other entity that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Covenants

        Certain restrictive covenants apply to the notes as set forth in the indenture and described in "Description of Debt Securities—Limitation on Liens" and "—Limitation on Sale and Lease Back Transactions" of the attached prospectus.

        The general lien restriction does not apply to debt secured by a lien if the debt, together with all other debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary or on any shares of stock of or debt owed to any Restricted Subsidiary (not including permitted liens described in "Description of Debt Securities—Limitation on Liens" of the attached prospectus) and the attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with sale and lease back transactions entered into after this first issuance of debt securities under the indenture (but not including sale and lease back transactions pursuant to which debt has been retired), does not exceed 15% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

        In addition, the limitation on sale and leaseback transactions does not apply if attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with the sale and lease back transaction, together with the attributable debt of all other sale and lease back transactions entered into after this first issuance of debt securities under the indenture and the aggregate principal amount of Sasol's debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary (but not including permitted liens described under "Description of Debt Securities—Limitation on Liens" of the attached prospectus, and sale and lease back transactions pursuant to which debt has been retired) would not exceed 15% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

        The term "Restricted Subsidiary" is defined in the indenture to mean (a) Sasol South Africa Limited (if and for so long as Sasol owns, directly or indirectly, more than 50% of the voting stock of Sasol South Africa Limited) and (b) any wholly owned subsidiary of Sasol which owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.

        The term "Principal Property" is defined in the indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, or (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case the net book value of which exceeds 7.5% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS, unless the board of directors of Sasol believes that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of it.

Merger or Consolidation

        Under the terms of the indenture, each of the Issuer and Sasol is generally permitted to consolidate or merge with another entity. In addition, each of the Issuer and Sasol is also permitted to sell all or substantially all of its assets to another entity. However, neither the Issuer nor Sasol may take any of these actions unless all the following conditions are met:

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  where the Issuer (or Sasol, as the case may be) merges out of existence or sells its assets, the resulting or acquiring entity must agree to be legally responsible for the notes (or the guarantee, as the case may be);

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  immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing; and

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  the Issuer (or Sasol or the acquiring entity, as the case may be) must deliver certain certificates and documents to the trustee.

Sinking Fund

        The notes of each series will not be entitled to the benefit of a sinking fund.

Defeasance

        The notes of each series will be subject to defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities—Defeasance" of the attached prospectus.

Listing

        The Issuer will apply for the listing of the notes of each series on the New York Stock Exchange in accordance with its rules. There can be no guarantee that the application to list the notes on the New York Stock Exchange will be approved as of the date the notes are issued or at any time thereafter, and settlement of the notes is not conditioned on obtaining this listing.

Guarantee

        Sasol will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the notes and all other obligations of the Issuer under the indenture, including any additional amounts, when and as any such payments become due, whether at maturity, upon redemption or declaration of acceleration, or otherwise. Sasol has obtained the approval of the South African Reserve Bank to provide the guarantees. The guarantees of the notes will be unsecured and unsubordinated indebtedness of Sasol and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees will be effectively subordinated to any of Sasol's existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Sasol's subsidiaries. Under the terms of the full and unconditional guarantees, holders of notes will not be required to exercise their remedies against the Issuer before they proceed directly against Sasol.

Events of Default

        "Events of default" with respect to the notes of each series are defined to include certain failures to make payment on the notes, failures to comply with certain covenants applicable to the notes after giving of notice and lapse of grace periods, commencement by the Issuer or Sasol of certain bankruptcy or reorganization proceedings or becoming subject to such proceedings, and certain other events. These events of default are described in detail under the heading "Description of Debt Securities—Events of Default" in the accompanying prospectus. In addition, failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within 10 days) of, debt of Sasol or the Issuer having an aggregate principal amount in excess of the greater of (i) $100,000,000 and (ii) 5% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS, shall also constitute an event of default with respect to the notes.

Trustee

        Wilmington Savings Fund Society, FSB is trustee, paying agent and registrar under the indenture. Wilmington Savings Fund Society, FSB's address is 500 Delaware Avenue, Wilmington, Delaware 19801.

Book-Entry System

  Global Notes

        The Issuer will issue the notes of each series in the form of one or more global notes in fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. For more information on the global notes, see "Description of Debt Securities—Global Securities" and "—Holders of Registered Debt Securities" in the attached prospectus.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC, in the United States, Clearstream Banking, société anonyme, Luxembourg, which we refer to as "Clearstream", or Euroclear Bank S.A./N.V., which we refer to as "Euroclear", in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their US depositaries, which in turn will hold such interests in customers' securities accounts in the US depositaries' names on the books of DTC.

        We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

  •
  DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the U.S. Securities and Exchange Commission.

        We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interlaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the "Cooperative". All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters, the trustee or any agent takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the account of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities, in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the US depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants, in accordance with the Terms and Conditions, to the extent received by the US depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly though Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the US depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the US depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their US depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

        None of Sasol, the Issuer, the trustee or any agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. Sasol, the Issuer, the trustee and agents may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

TAXATION

South African Taxation

  General

        The following is a high level description of certain South African tax considerations relating to the notes. This information is not a substitute for independent advice pertaining to the particular circumstances of a holder of notes. It is intended as a general guide only, and is based on current South African tax legislation in force as at the date of this document. Unless indicated otherwise, it relates only to the position of a holder of notes who is the absolute beneficial owner of the notes and who owns the notes as a capital investment. It is not intended to describe all of the tax consequences that may be applicable to certain classes of holders of notes such as brokers or dealers. If a holder of the notes is in any doubt as to its tax position, such holder of the notes should consult its own tax advisor.

        Under current South African income tax law, a "resident" (as defined in section 1 of the South African Income Tax Act 58 of 1962 (the "Income Tax Act")) is subject to income tax on his/her/its worldwide income.

        Non-residents of South Africa are subject to income tax on all income derived from a South African source (subject to relief which may be available in terms of domestic exemptions and/or applicable double taxation agreements).

  Income tax on interest on the notes

        Holders of notes who are resident for tax purposes in South Africa will generally be liable for South African income tax on the amount of any interest received in respect of notes, subject to any available deductions, allowances and exemptions.

        Holders of notes who are not South African tax residents will only be liable for South African income tax on the amount of any interest received or accrued on the notes to the extent that such income is derived from a South African source, also subject to any available deductions, allowances and exemptions. In terms of the statutory source rules, interest income is from a South African source where, inter alia, that interest is received or accrues in respect of the utilization or application in South Africa by any person of funds or credit obtained in terms of any form of interest-bearing arrangement.

        Under Section 24J of the Income Tax Act, broadly speaking, any discount or premium to the nominal amount of a note is treated as part of the interest income on the note. Interest income which is received by or accrues to a holder of notes is deemed, in accordance with section 24J of the Income Tax Act, to accrue on a day-to-day basis until that holder disposes of the note or until maturity. The day-to-day basis accrual is determined by calculating the yield to maturity and applying it to the capital involved for the relevant tax period, or an acceptable alternative methodology as provided for in section 24J.

        Where the interest received in respect of the notes is not from a South African source, no South African income tax implications will arise for non-resident note holders.

        To the extent that the interest is from a South African source, the interest will be exempt from South African income tax in the hands of non-resident note holders provided that the requirements in section 10(1)(h) of the Income Tax Act are complied with. Section 10(1)(h) of the Income Tax Act provides that interest received by or accruing to a non-resident is exempt from income tax, unless that person:

  a)
  is a natural person who was physically present in South Africa for a period exceeding 183 days in aggregate during the 12 month period preceding the date on which the interest is received or accrues by or to that person; or

  b)
  the debt from which that interest arises is effectively connected to a permanent establishment of that person in South Africa.

        In addition, relief from a potential South African income tax liability may be available under an applicable double taxation agreement, including the US—South Africa double taxation agreement, provided the conditions set forth in any such double taxation agreement are met.

        In terms of Section 24JB of the Income Tax Act, specific provisions deal with the taxation of "financial assets" and "financial liabilities" of "covered persons", as defined in Section 24JB of the Income Tax Act. The definition of a "covered person" under section 24JB is not necessarily limited to residents. However, section 24JB should only be relevant for non-resident holders of notes that are also "covered persons" as defined, and are otherwise subject to income tax in South Africa. If Section 24JB applies to the notes, the tax treatment of the acquisition, holding and/or disposal of the notes will differ from what is set out in this section. Holders of notes should seek advice from their own professional advisers as to whether these provisions may apply to them.

Withholding taxes on interest

        A final withholding tax on interest applies to interest payments made from a South African source (see above) to "foreign persons" (i.e. non-residents), at the rate of 15% (fifteen percent).

        There are certain exemptions from the withholding tax on interest in respect of South African sourced interest paid to a foreign person, including payments of interest made:

  a)
  in respect of any "listed debt", which is defined as debt that is listed on a "recognised exchange". Any stock exchange in the United States of America which is a stock exchange within the meaning of the national law of the United States of America relating to stock exchanges constitutes a recognised exchange in accordance with paragraph 1 of the Eighth Schedule to the Income Tax Act; or

  b)
  in respect of a debt owed by another foreign person unless the debt claim in respect of which that interest is paid is effectively connected with a permanent establishment of that other foreign person in South Africa if that other foreign person is registered as a taxpayer in terms of Chapter 3 of the South African Tax Administration Act 28 of 2011.

        Other exemptions may apply to interest payments made to non-resident holders of notes.

        If interest paid to a holder of notes does not qualify for an exemption under the withholding tax on interest provisions, an exemption from, or reduction of, any withholding tax on interest liability may be available under an applicable double taxation treaty.

        Documentary requirements exist in order to rely on certain of the exemptions from, or reductions in the rate of, the withholding tax on interest.

        Prospective holders of notes are advised to consult their own professional advisers as to whether the payment of any interest in respect of the notes will result in a liability for the withholding tax on interest.

  Income Tax on payment under the guarantee

        Holders of notes who are South African tax residents will be liable for South African income tax on payments received or accrued under the guarantee, regardless of the source of that income. Non-resident holders of notes will be liable for South African income tax on payments received or accrued under the guarantee if the source of the guarantee payments is located in South Africa. The statutory source rules contained in the Income Tax Act do not directly address the source of payments made under the guarantee. Accordingly, the source of payments under the guarantee is likely to be determined with reference to relevant rules and principles under South African common law. For example, a factor that would be relevant in determining the source of payments made under the guarantee in terms of South African common law would be the jurisdiction in which the guaranteed debt is actually utilized. If the debt which is guaranteed is fully utilized in the United States, this factor could point toward the source of the guarantee payments being regarded as the United States. However, prospective holders of notes are advised to consult their own professional advisers in this regard. Relief from a potential South African income tax liability may be available under an applicable double taxation agreement. Under the US—South Africa double taxation agreement, relief from South African tax in relation to the guarantee payments will be available to US holders without a fixed place of business or permanent establishment in South Africa provided the conditions set forth in such double taxation agreement are met. Prospective holders of notes are advised to consult their own professional advisers as to whether any payments received or accrued under the guarantee will result in a liability for South African income tax.

  Withholding tax on guarantee payments

        Payments under the guarantee will not be subject to South African withholding tax.

  Securities Transfer Tax

        The issue of the notes is not subject to Securities Transfer Tax in South Africa. The transfer of the notes is not subject to Securities Transfer Tax in South Africa.

  Taxation of Foreign Exchange Gains and Losses

        As the notes will be denominated in U.S. dollars, a South African tax resident holder who is (1) a company; (2) trust carrying on a trade; or (3) a natural person who holds the notes as trading stock will be required to account for foreign exchange gains and losses on translation and realization of the notes in accordance with the provisions of section 24I of the Income Tax Act. Such persons will be required to include in or deduct from their income any translation and realization exchange gains or losses on the notes.

        No taxable foreign exchange gains or losses will arise for such persons where the notes are attributable to a permanent establishment outside of South Africa and the functional currency of that permanent establishment is U.S. dollars.

        No foreign exchange gains or losses on translation and realization of the notes in accordance with the provisions of section 24I of the Income Tax Act will arise for non-resident holders of the notes, unless such notes are attributable to a South African permanent establishment of such non-resident holder.

        Prospective holders of notes are advised to consult their own professional advisers as to whether any foreign exchange gains or losses on translation and realization of the notes will result in a liability for South African income tax.

  Capital Gains Tax

        The capital gains tax provisions are contained in the Eighth Schedule to the Income Tax Act. Disposals of notes held by residents of South Africa as capital assets will be subject to the capital gains tax provisions. The capital gains tax provisions contain specific rules which determine the manner in which capital gains and losses are determined in the context of assets acquired and disposed of in foreign currency, as well as the manner in which capital gains and losses are determined in the context of notes which fall under the provisions of, inter alia, section 24I (see above) and section 24J of the Income Tax Act.

        The capital gains tax provisions contained in the Eighth Schedule to the Income Tax Act will not apply to notes disposed of by a person who is not a resident of South Africa unless the notes disposed of are attributable to a South African permanent establishment of that person.

        Purchasers are advised to consult their own professional advisers as to whether a disposal of notes will result in a liability for capital gains tax.

US Federal Income Taxation

        The following discussion is a summary of the material US federal income tax consequences relating to the purchase, ownership and disposition of the notes. This discussion is limited to holders who purchase the notes in this offering at their "issue price" (i.e., the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money) and will hold the notes as capital assets. It does not address special situations that may apply to particular holders including, but not limited to, tax-exempt entities, holders subject to the US federal alternative minimum tax, certain US expatriates, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, certain financial institutions, insurance companies, regulated investment companies, partnerships or other pass-through entities or arrangements, holders whose "functional currency" is not the US dollar, holders who hold the notes in connection with a trade or business outside the United States and holders who hold the notes in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction. This discussion does not address the tax consequences to holders of notes under any state, local, non-US or tax laws other than the US federal income tax laws. Moreover, this discussion does not address the Medicare surtax on net investment income.

        The US federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, proposed Treasury regulations, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all as of the date of this offering of the notes, and all of which are subject to change or changes in interpretation. Prospective investors should note that any such change or changes in interpretation could have retroactive effect so as to result in US federal income tax consequences different from those discussed below.

        As used herein, the term "US holder" means a beneficial owner of notes that is for US federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons control all of the substantial decisions of the trust.

        As used herein, the term "non-US holder" means a beneficial owner of notes that is neither a US holder nor a partnership or other entity or arrangement that is treated as a partnership for US federal income tax purposes.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for US federal income tax purposes) is a beneficial owner of the notes, the US tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their own tax advisers regarding the US federal income tax consequences of holding and disposing of the notes.

        Prospective investors are urged to consult their own tax advisers with respect to the particular tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under any state, local, non-US and other tax laws.

Taxation of US Holders

  Interest on the notes

        Interest paid on or with respect to the notes (including additional amounts, if any) will be taxable to a US holder as ordinary interest income at the time it is received or accrued, in accordance with the US holder's regular method of accounting for US federal income tax purposes.

  Sale or Other Taxable Disposition

        Upon the sale, redemption, or other taxable disposition of a note, a US holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, redemption, or other taxable disposition (not including any amounts attributable to accrued but unpaid interest on the note, which will be taxable as ordinary interest income in accordance with the US holder's regular method of accounting for US federal income tax purposes) and the US holder's tax basis in the note. A US holder's tax basis in a note generally will equal the cost of the note. Any gain or loss generally will be US source capital gain or loss, and will constitute long-term capital gain or loss if the holding period of the note exceeds one year at the time of disposition. If a US holder is an individual, under current law any long-term capital gain generally will be subject to US federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.

  US Information Reporting and Backup Withholding

        Payments of interest and proceeds paid from the sale, redemption, or other disposition of the notes will be subject to information reporting to the IRS and possible US federal backup withholding at a current rate of 24% unless the US holder is an exempt recipient. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number and makes any other required certification, or who is otherwise exempt from backup withholding. US holders who are required to establish their exempt status generally must provide IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Any amounts withheld from a payment to a US holder under the backup withholding rules may be credited against the US holder's US federal income tax liability, and the US holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

Taxation of Non-US Holders

  Interest on the notes

        Subject to the discussions below concerning backup withholding and FATCA (as defined below), the US federal withholding tax at a current rate of 30% will not be applied to any payment of interest on or with respect to a note to a non-US holder and such payment will not be subject to US federal income tax provided that:

  •
  interest paid on the note is not effectively connected with the non-US holder's conduct of a trade or business in the United States;

  •
  the non-US holder does not actually or constructively own 10% or more of all classes of our stock (by vote) within the meaning of section 871(h)(3) of the Code;

  •
  the non-US holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

  •
  the non-US holder provides its name and address, and certifies, under penalties of perjury, that it is not a US person (which certification may be made on the applicable IRS Form W-8) or (2) the non-US holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-US holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable US Treasury regulations.

        If a non-US holder cannot satisfy the requirements described above, payments of interest will be subject to the US federal withholding tax at a current rate of 30%, unless the non-US holder provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-US holder's conduct of a trade or business in the United States. If a non-US holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a US permanent establishment, then, although the non-US holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-US holder will be subject to US federal income tax on that interest on a net income basis in the same manner as if the non-US holder were a US holder. In that case, if a non-US holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty).

  Sale or Other Taxable Disposition

        Subject to the discussions below concerning backup withholding, gain recognized by a non-US holder on the sale, exchange, redemption, repurchase or other taxable disposition of a note will not be subject to US federal income tax unless:

  •
  that gain is effectively connected with a non-US holder's conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a US permanent establishment); or

  •
  the non-US holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

        If a non-US holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption, repurchase or other taxable disposition under regular graduated US federal income tax rates and in the same manner as if the non-US holder were a US holder. In addition, if a non-US holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty). If a non-US holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any such gain will be subject to US federal income tax in the manner specified by the treaty and a non-US holder generally will only be subject to tax on disposition gain if such gain is attributable to a permanent establishment maintained by the non-US holder in the United States.

        If a non-US holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, repurchase or other taxable disposition, which may be offset by US-source capital losses, even though such non-US holder is not considered a resident of the United States.

  FATCA

        Sections 1471 through 1474 of the Code and regulations promulgated thereunder (such sections and regulations commonly referred to as "FATCA") provide that a 30% US federal withholding tax will be imposed on certain payments (which could include interest in respect of notes) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and US owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial direct and indirect US owners of such entity.

        The United States has entered into (and may enter into more) intergovernmental agreements ("IGAs") with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules. If you are not a U.S. person you should consult your own tax advisers regarding the potential application and impact of these requirements based on your particular circumstances.

  Information Reporting and Backup Withholding

        Generally, the amount of interest paid to non-US holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-US holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-US holder resides under the provisions of an applicable income tax.

        In general, a non-US holder will not be subject to backup withholding with respect to payments of interest, provided the statement described above in the last bullet point under "—Interest on the notes" has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient. In addition, a non-US holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain US-related financial intermediaries, unless the statement described above has been received and the payor does not have actual knowledge or reason to know that a holder is a United States person, as defined in the Code, that is not an exempt recipient, or the non-US holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-US holder's US federal income tax liability provided the required information is furnished timely to the IRS.

 UNDERWRITING (CONFLICT OF INTEREST)

        We and the underwriters for the offering named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho International plc and MUFG Securities EMEA plc are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of notes indicated opposite its name in the following table:

Underwriters	Principal amount of the 20 notes	Principal amount of the 20 notes
BofA Securities, Inc.	$	$
Citigroup Global Markets Inc.
Mizuho International plc
MUFG Securities EMEA plc

Total	$	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that, subject to the selling restrictions set forth below, they propose to offer the notes to the public at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price, concession and discount may change. The offering of the notes is subject to receipt and acceptance of the notes and subject to the underwriters' right to reject any order in whole or in part.

        We have been advised by the underwriters that the underwriters are expected to make offers and sales of the notes both inside and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by brokers and dealers registered with the SEC.

        We have agreed in the underwriting agreement that we will not issue or sell or announce any intention to issue or sell any debt securities of the company, any of its subsidiaries or affiliates without the prior written consent of the representatives during the period from the date of this prospectus supplement until the close of the delivery of the notes (excluding (i) the notes offered hereby, (ii) any issuance or sale of, or any announcement of an intention to issue or sell, notes by the company under its domestic medium term note program in South Africa, or (iii) any sale of, or any announcement of an intention to sell, any preference shares by the company or any of its affiliates under the company's Khanyisa transaction in South Africa). The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The underwriters expect that delivery of the notes will be made against payment therefor on the settlement date specified on the cover page of this prospectus supplement, which will be the                        business day following the date of pricing of the notes (this settlement cycle being referred to as "T+            "). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle on a delayed basis, to agree to a delayed settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make in respect thereof. Set forth below is an itemization of the estimated total fees and expenses, excluding underwriting discounts, that are expected to be incurred in connection with the offer and sale of the notes by us.

SEC registration fee	$
Printing costs	$
Legal fees and expenses	$
Accounting fees and expenses	$
Trustee fees	$
NYSE fees	$
Rating agency fees	$
Miscellaneous costs	$

Total	$

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflict of Interest

        Certain affiliates of the underwriters are lenders or agents under the Revolving Credit Facility. The net proceeds of this offering are intended to be used to partially repay a portion of such indebtedness outstanding under the Revolving Credit Facility accordingly such affiliates are expected to receive a portion of such proceeds. Accordingly, a conflict of interest (as defined by FINRA Rule 5121) may exist. That rule requires that a "Qualified Independent Underwriter" meeting specified requirements participate in the preparation of the prospectus supplement and exercise its usual standard of due diligence with respect thereto. Citigroup Global Markets Inc. has agreed to act as the Qualified Independent Underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 thereof. Citigroup Global Markets Inc. will not receive a fee for acting as a Qualified Independent Underwriter in this offering. We have agreed to indemnify Citigroup Global Markets Inc. against certain liabilities incurred in connection with acting as a Qualified Independent Underwriter, including liabilities under the Securities Act.

Selling Restrictions

        No action may be taken in any jurisdiction other than the United States that would permit a public offering of the notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Prohibition of Sales to EEA Retail Investors

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

  United Kingdom

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

        Each underwriter has represented and agreed that:

        (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

        (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

  South Africa

        Each underwriter has represented, warranted and agreed that it has not and will not make an "offer to the public" (as such expression is defined in the South African Companies Act 71 of 2008 (the "SA Companies Act")) of notes (whether for subscription, purchase or sale) in South Africa. This prospectus supplement does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. Accordingly:

  (a)
  no offer of notes will be made to any person in South Africa; or alternatively

  (b)
  to the extent that any such offer is made, its minimum specified denomination shall be R1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to Section 96(2)(a) of the SA Companies Act, unless made to certain investors contemplated in section 96(1)(a) of the SA Companies Act.

        Further, each underwriter has represented, warranted and agreed that it has not and will not (i) offer notes for subscription, (ii) solicit any offers for subscription for or sale of the notes, and (iii) sell or offer the notes in South Africa other than in strict compliance with the SA Companies Act, the South African exchange control regulations and/or any other applicable laws and regulations of South Africa in effect from time to time.

  Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

  South Korea

        The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

  Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

  Switzerland

        The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

  United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

  Abu Dhabi Global Market

        This document is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 ("FSMR")), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an "Exempt Offer" within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an "Approved Prospectus" (as defined in section 61(2) of the FSMR).

        Each underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 18 of the FSMR) in connection with the offer of the notes in circumstances in which section 18(1) of the FSMR does not apply; (ii) it has complied and will comply with all applicable provisions of the FSMR and the Market Rules of the Financial Services Regulatory Authority ("FSRA") with respect to anything done by it in relation to the notes in, from or otherwise involving the Abu Dhabi Global Market; and (iii) it has not made and will not make an offer of notes to the public in the Abu Dhabi Global Market prior to the publication of a prospectus in relation to the notes and the offer that has been approved by the FSRA, except that it may make an offer of notes that is an "Exempt Offer" within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the FSRA or otherwise in circumstances which do not require the publication of an "Approved Prospectus" (as defined in section 61(2) of the FSMR).

  Dubai International Financial Centre

        Each underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to enter into, or offer to enter into, an agreement in relation to the provision of a financial service (within the meaning of Article 41A of DIFC Law No. 1 of 2004 (as amended, the "Regulatory Law")) in connection with the offer of the notes in circumstances in which Article 41A(1) of the Regulatory Law does not apply; (ii) it has complied and will comply with all applicable provisions of the Regulatory Law, DIFC Law No. 1 of 2012 (as amended, the "Markets Law") and the Markets Rules of the Dubai Financial Services Authority ("DFSA") with respect to anything done by it in relation to the notes in, from or otherwise involving the Dubai International Financial Centre; and (iii) it has not made and will not make an offer of notes to the public in the Dubai International Financial Centre prior to the publication of a prospectus in relation to the notes and the offer that has been approved by the DFSA, except that it may make an offer of notes that is an "Exempt Offer" within the meaning of Rule 2.3.1 of the Market Rules of the DFSA or otherwise in circumstances which do not require the publication of an "Approved Prospectus" (as defined in Article 14(2)(a) of the Markets Law).

        This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are Professional Clients (as such term is defined under Rule 2.3.4 of the Conduct of Business Module of the DFSA), or (c) are persons to whom an invitation or inducement to: (a) enter into an agreement in relation to the provision of a financial services or (b) exercise any rights conferred by a financial product or acquire, dispose of, underwrite or convert a financial product (within the meaning of Article 41A of the Regulatory Law) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling (London) LLP, who may rely, without independent investigation, on Edward Nathan Sonnenbergs Inc. regarding certain South African legal matters. Certain legal matters with respect to United States and New York law will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, who may rely, without independent investigation, on Bowman Gilfillan Inc. regarding certain South African legal matters.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Sasol Financing USA LLC

(a Delaware limited liability company)

Sasol Limited

(incorporated in the Republic of South Africa with limited liability)

This prospectus offers:

Guaranteed Debt Securities of Sasol Financing USA LLC

        We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information", before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering. This prospectus may be used by a selling securityholder to sell securities from time to time.

        Investing in these securities involves risks that are described in the "Risk Factors" section contained in the applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that has been filed with the Securities and Exchange Commission, which we refer to as the "SEC", using a "shelf" registration process. Under this shelf registration process, we may offer and sell the guaranteed debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the guaranteed debt securities we may offer. Each time we use this prospectus to offer the offered securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those guaranteed debt securities and the extent to which such terms differ from the general terms described in "Description of Debt Securities". The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading "Where You Can Find More Information", prior to purchasing any of the guaranteed debt securities offered by this prospectus.

        All references to the "group", "us", "we", "our", "company", or "Sasol" in this prospectus are to Sasol Limited, its group of subsidiaries and its interests in associates, joint arrangements and structured entities. All references in this prospectus are to Sasol Limited or the companies comprising the group, as the context may require. All references to "(Pty) Ltd" refer to Proprietary Limited, a form of corporation in South Africa which restricts the right of transfer of its shares and prohibits the public offering of its shares.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the document listed below:

  •
  Our annual report on Form 20-F for the year ended June 30, 2018 filed with the SEC on August 28, 2018 (our "Form 20-F").

        We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus. This prospectus is part of a registration statement filed with the SEC.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

  Senior Vice President: Legal, Intellectual Property & Regulatory Services
  Sasol South Africa Ltd
  Sasol Place
  50 Katherine Street
  Sandton 2196
  South Africa
  Telephone: +27 10 344 6390
  Fax: +27 11 522 8538

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover page of those documents.

FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business. You should consider any forward-looking statements in light of the risks and uncertainties described in the information contained or incorporated by reference in this prospectus. See "Where You Can Find More Information". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events described in this prospectus may not occur.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Sasol Limited is incorporated under the laws of the Republic of South Africa ("South Africa"). Most of Sasol Limited's directors and officers, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

        In addition, most of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in U.S. courts predicated on the civil liability provisions of the federal securities laws of the United States.

        We have been advised by Edward Nathan Sonnenbergs Inc., our South African counsel, that there is doubt as to the enforceability in South Africa, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated on the U.S. federal securities laws.

SASOL LIMITED

        Sasol is an international integrated chemicals and energy company that, through its talented people, uses selected technologies to safely and sustainably source, produce and market chemical and energy products competitively to create superior value for our customers, shareholders and other stakeholders.

        Sasol Limited, which is the ultimate holding company of our group, is a public company. It was incorporated under the laws of the Republic of South Africa in 1979 and has been listed on the JSE Limited ("JSE") since October 1979 and our ADRs have been listed on the New York Stock Exchange ("NYSE") since April 2003. Our registered office and corporate headquarters are at Sasol Place, 50 Katherine Street, Sandton, 2196, South Africa and our telephone number is +27 10 344 5000. Our general website is at www.sasol.com. Information contained on our website is not, and shall not be deemed to be, part of this prospectus.

SASOL FINANCING USA LLC

        Sasol Financing USA LLC, or the Issuer, was formed as a limited liability company in 2018 under the laws of the State of Delaware. The Issuer's sole member is Sasol (USA) Corporation, and the Issuer is an indirect wholly owned subsidiary of Sasol Limited. The Issuer's principal activities are to provide treasury services to the group. It has no other operations.

        Sasol Financing USA LLC is a 100% owned subsidiary of the group. Sasol Limited will fully and unconditionally guarantee any debt securities offered by Sasol Financing USA LLC hereunder. There are no restrictions on the ability of Sasol Limited to obtain funds from the finance subsidiary by dividend or loan.

RISK FACTORS

        For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in "Item 3D: Risk Factors", starting on page 8 in our Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any applicable prospectus supplement in relation to an offering of securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended June 30,
	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	15.09x	11.52x	4.69x	5.08x	2.37x

        We computed the ratio of earnings to fixed charges by dividing the amount of earnings by the amount of fixed charges. For the purposes of calculating this ratio, and the deficiency, if any, of earnings available to cover fixed charges, we have adjusted earnings before tax with: (i) distributed income of equity investees (dividends received), (ii) equity accounted profits, (iii) capitalised borrowing cost, (iv) amortization on capitalized borrowing cost and (v) preference security dividend requirements of consolidated subsidiaries. Fixed charges include (i) finance expenses; (ii) preference security dividend requirements of consolidated subsidiaries; (iii) one third of rental/operating lease expenses to determine the interest portion; (iv) interest in respect of uncertain tax positions included in finance costs are not included in fixed charges.

 REASONS FOR THE OFFERING AND USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for our general corporate purposes, including for funding our working capital, project development or capital expenditure requirements.

        Sasol Financing USA LLC may lend the net proceeds from the sale of any guaranteed debt securities offered by it to us or our other subsidiaries to be used for these purposes.

        We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the guaranteed debt securities and guarantees as the "offered securities". Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" prior to purchasing any of the securities offered by this prospectus.

        The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the other specific terms related to the offering, and any U.S. federal income tax consequences and South African tax considerations applicable to the offered securities.

        For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3.

SOUTH AFRICAN RESERVE BANK APPROVAL

        The issuance of guaranteed debt securities by Sasol Financing USA LLC under this prospectus will, in respect of the guarantee granted by Sasol Limited, require the approval of the South African Reserve Bank.

DESCRIPTION OF DEBT SECURITIES

        Sasol Financing USA LLC (the "Issuer") may issue debt securities in one or more distinct series. This prospectus describes certain general information in relation to the debt securities. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts the general information set forth below.

        Except where the context clearly refers to Sasol Limited as the guarantor of the debt securities, "we", "us" and "our" in this section refers to the Issuer.

        As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of such bonds or notes. The trustee has two main roles. First, the trustee can enforce the rights of such persons against us if we default. There are some limitations on the extent to which the trustee acts on such persons' behalf, described under "Events of Default". Second, the trustee performs certain administrative duties for us.

        The Issuer will issue guaranteed debt securities under an indenture, as supplemented from time to time (the "indenture"), to be entered into among Sasol Financing USA LLC as issuer, Sasol Limited ("Sasol") as guarantor, and Citibank, N.A. as trustee (the "trustee"). The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended.

        As this section is a summary, it does not describe every aspect of the debt securities, the guarantee or the indenture. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

General

        The debt securities offered by this prospectus will not be limited and the indenture will not limit the amount of debt securities that may be issued under it. The indenture provides that any debt securities proposed to be sold under this prospectus and any attached prospectus supplement may be issued under the indenture in one or more series.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:

  •
  the designation or title of the series of debt securities;

  •
  the aggregate principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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  the terms for redemption, extension or early repayment, if any;

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  the currencies in which the series of debt securities are issued and payable;

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  the provision for any sinking fund;

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  any provisions modifying the restrictive covenants in the indenture;

  •
  any provisions modifying the events of default in the indenture;

  •
  whether the series of debt securities are issuable in certificated form;

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  any provisions modifying the defeasance and covenant defeasance provisions;

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  any special tax implications, including provisions for original issue discount;

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  the terms of the guarantee;

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  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;

  •
  any provisions granting special rights to the holders of the debt securities, including any provisions requiring us or Sasol to offer to repurchase debt securities, upon the occurrence of specific events;

  •
  the percentages of consolidated net tangible assets applicable to each of (i) the definition of Principal Property, (ii) the limitation on liens and (iii) the limitation on sale and leaseback transactions; and

  •
  any other terms.

        The debt securities will be the unsecured obligations of the Issuer. Unless the debt securities are subject to subordination as specified in the prospectus supplement, the debt securities will rank equally with the other unsecured and unsubordinated indebtedness of the Issuer. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of the unsecured and unsubordinated indebtedness of the Issuer, subject to the terms of subordination to be set forth in the prospectus supplement.

        Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by the Issuer in immediately available funds.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "securities". The indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under the indenture, then the securities for which each trustee is acting would be treated as if issued under a separate indenture.

        The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.

        We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Full and Unconditional Guarantee of Debt Securities of the Issuer

        Sasol will fully and unconditionally guarantee any debt securities issued by the Issuer under a guarantee of the payment of principal of, and any premium, interest and "additional amounts" on, these debt securities when due, whether at maturity or otherwise. Sasol must obtain the approval of the South African Reserve Bank ("SARB") to provide this guarantee. Therefore, the issuance of guaranteed debt securities by the Issuer under this prospectus will, in respect of the guarantee granted by Sasol, require the approval of the SARB. Unless the guarantees are subject to subordination as specified in the prospectus supplement, the guarantees will rank equally with other unsecured and unsubordinated indebtedness of Sasol. Because the guarantees determine the ranking of the debt guaranteed by them, guaranteed debt securities issued by the Issuer will also rank equally with other unsecured and unsubordinated indebtedness of Sasol, unless otherwise specified in the prospectus supplement. For a discussion of the payment of "additional amounts", please see "Payment of Additional Amounts with Respect to the Debt Securities" below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against the Issuer before they proceed directly against Sasol.

Payment of Additional Amounts with Respect to the Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, we will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa, the United States or any other jurisdiction where we or the guarantor are organized or tax resident or in which we are treated as being engaged in a trade or business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident ("Taxing Jurisdiction"). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

  •
  the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;

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  the amount of any tax, assessment or other governmental charge that is only payable because either:

  •
  some present or former connection exists between the holder or beneficial owner of the debt security and a Taxing Jurisdiction other than as a result of holding a note or enforcing its rights thereunder (including, but not limited to, the holder or beneficial owner of the debt security being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein); or

    •
    the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

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  any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;

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  the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

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  the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner's nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;

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  the amount of any tax, assessment or other governmental charge imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the date of issuance (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;

  •
  the amount of any tax, assessment or other governmental charge imposed by reason of the holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  the amount of any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of Code, and the regulations promulgated thereunder) of the Issuer or (2) a controlled foreign corporation that is related to the Issuer within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the holder's status as described in clauses (1) through (3) of this bullet;

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  in the case of a holder that is a U.S. Person (as defined below), the amount of any withholding tax or deduction, or any similar tax, imposed by the United States or a political subdivision thereof; or

  •
  any combination of the withholdings, taxes, assessments or other governmental charges described above.

        Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such additional amounts had it been the holder.

        The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

        References in this prospectus and the prospectus supplement to principal or interest will be deemed to include additional amounts payable with respect thereto.

        As used in this section "—Payment of Additional Amounts with Respect to the Debt Securities", "U.S. Person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States, any state of the United Statements or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership or other entity that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we or the guarantor may redeem each series of guaranteed debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

  •
  we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such), as explained above under "Payment of Additional Amounts with Respect to the Debt Securities", or

  •
  there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

        In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. For the avoidance of doubt, reasonable measures shall not include changing our jurisdiction of incorporation.

        Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Additional Mechanics

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry form only represented by global securities.

Holders of Registered Debt Securities

        Book-Entry Holders.    We will issue registered debt securities in book-entry form only, unless we specify otherwise in our applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

        For our debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

        Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

        Legal Holders.    Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        What is a Global Security?    As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security that we issue in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations when a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form.

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

  •
  The depositary requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations when a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Holders of Registered Debt Securities" above.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 120 days;

  •
  if we notify the trustee that we wish to terminate that global security;

  •
  if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; or

  •
  if any other condition specified in our prospectus supplement occurs.

        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable registrar's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "regular record date". Because we will pay all the interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

        Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Global Securities—What Is a Global Security?".

        Payments on Certificated Securities.    We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds, that is funds that become available on the day after the check is cashed.

        Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Payment when Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

        What Is an Event of Default?    Unless we specify otherwise in the applicable prospectus supplement, the term "Event of Default" in respect of the debt securities of your series means any of the following:

  •
  failure to pay the principal of, or any premium on, a debt security of that series on its due date;

  •
  failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;

  •
  failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;

  •
  we or the guarantor remain in breach of a covenant in respect of debt securities of that series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;

  •
  we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

  •
  the guarantee ceases to be in full force and effect; or

  •
  any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

        Remedies if an Event of Default Occurs.    Unless we specify otherwise in the applicable prospectus supplement, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an "indemnity") satisfactory to the trustee. If an indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Unless we specify otherwise in the applicable prospectus supplement, before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give your trustee written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

        Unless we specify otherwise in the applicable prospectus supplement, holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest; and

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

        Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indenture, we and the guarantor are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  •
  where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities;

  •
  immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under "Events of Default—What Is an Event of Default?". A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

  •
  we must deliver certain certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

        Changes Requiring Your Approval.    First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

  •
  change the stated maturity of the principal of (or premium, if any) or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

  •
  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation to pay additional amounts, as explained above under "Payment of Additional Amounts with Respect to the Debt Securities".

        Changes Not Requiring Approval.    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

        Changes Requiring Majority Approval.    Any other change to the indenture or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;

  •
  if the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

        The holders of a majority in principal amount of any series of debt securities issued under the indenture may waive our and the guarantor's compliance with some of our covenants in the indenture.

        However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Changes Requiring Your Approval".

        Further Details Concerning Voting.    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance".

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state otherwise in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

        Covenant Defeasance.    Under current U.S. federal tax law, we or the guarantor can make the deposit described below and be released from some of the restrictive covenants in the indenture under which a particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

  •
  the "covenant defeasance" must not otherwise result in a breach of the indenture or any of our or the guarantor's material agreements;

  •
  no Event of Default must have occurred and remain uncured;

  •
  we must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and

  •
  we must deliver to the trustee a legal opinion and officer's certificate, each stating that all conditions precedent to "covenant defeasance" under the indenture have been met.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we or the guarantor can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following arrangements for you to be repaid:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

  •
  the "full defeasance" must not otherwise result in a breach of the indenture or any of our or the guarantor's material agreements;

  •
  no Event of Default must have occurred and remain uncured;

  •
  we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and

  •
  we must deliver to the trustee an opinion of counsel and an officer's certificate, each stating that all conditions precedent to "full defeasance" under the indenture have been met.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Form, Exchange and Transfer of Registered Securities

        If registered debt securities cease to be issued in global form, they will be issued:

  •
  only in fully registered certificated form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $200,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the place of payment as specified in the applicable prospectus supplement. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

        Sasol covenants in the indenture that it will not, nor will it permit any "Restricted Subsidiary" to, create, incur, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other similar encumbrance (a "lien" or "liens") upon any "Principal Property" of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively securing the securities issued under the indenture equally and ratably with or prior to the secured Debt. Please see further below for definitions of "Restricted Subsidiary" and "Principal Property".

        This lien restriction will not apply to, among other things:

  •
  liens on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Sasol provided that any such lien was not created in contemplation of becoming a subsidiary;

  •
  liens on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;

  •
  liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost;

  •
  liens existing at the date of the indenture;

  •
  liens that secure debt owing by a Restricted Subsidiary to Sasol or any subsidiary of Sasol;

  •
  liens on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with Sasol or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Sasol or a Restricted Subsidiary;

  •
  liens arising by operation of law (other than by reason of default);

  •
  liens to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;

  •
  liens arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Sasol or a Restricted Subsidiary in any mine or any oil or gas producing property or related facilities (including pipelines), provided that any such lien is limited to such interest;

  •
  liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary in relation to which Project Finance Indebtedness (as defined below) has been incurred, to secure that Project Finance Indebtedness;

  •
  liens created in accordance with normal practice to secure Debt of Sasol whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to above, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

        In addition, the lien restriction does not apply to Debt secured by a lien, if the Debt, together with all other Debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the indenture (but not including "Sale and Lease Back Transactions" pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of Sasol and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The following types of transactions shall not be deemed to create Debt secured by a lien:

  •
  the sale or other transfer, by way of security or otherwise, of (a) coal, oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such coal, oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such coal, oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as a "production payment", "royalty" or "stream"; and

  •
  liens on property in favor of the United States or any state thereof, or the Republic of South Africa, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property or acquisition of equipment subject to such liens.

        The term "Restricted Subsidiary" is defined in the indenture to mean any wholly owned subsidiary of Sasol which owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company and any other subsidiary designated as a "Restricted Subsidiary" in the applicable prospectus supplement.

        The term "Principal Property" is defined in the indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, or (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case whose net book value exceeds a certain percentage of consolidated net tangible assets of Sasol, unless the board of directors of Sasol thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The term "Project Finance Indebtedness" is defined in the indenture to mean any indebtedness incurred in relation to any asset for the purposes of financing the whole or any part of the acquisition, creation, construction, expansion, operation, improvement or development of such asset where the financial institution(s) or other persons to whom such indebtedness is owed (and any trustees or other agents therefor) has or have recourse to (i) the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and any or all of its rights and assets and/or (ii) such asset (or any derivative asset thereof) but, in either case, does not or do not have recourse to Sasol or any of its subsidiaries other than in respect of (a) Sasol's or such subsidiary's interests in the equity or indebtedness of the applicable project borrower or the interests of Sasol or any other of its subsidiaries in the equity or indebtedness of any subsidiary that holds, directly or indirectly, interests in the equity or indebtedness of the applicable project borrower, (b) the rights of the applicable project borrower under any contract with Sasol or any of its other subsidiaries, (c) obligations of Sasol or such subsidiary pursuant to completion or performance guarantees or price support, cost overrun support or other support obligations, in each case, in connection with the relevant project or (d) claims for indemnity or damages arising from breach of representations or covenants made by Sasol or such subsidiary to such financial institution or other person.

Limitation on Sale and Lease Back Transactions

        Sasol covenants in the indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a "Sale and Lease Back Transaction"), unless:

  •
  the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the indenture and the aggregate principal amount of its debt secured by liens on Principal Property of Sasol or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under "Limitation on Liens" above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sasol, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;

  •
  Sasol or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the indenture, as described in the bullet points under "Limitation on Liens" above;

  •
  Sasol applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sasol or a Restricted Subsidiary that is not subordinated to the debt securities issued; or

  •
  Sasol enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

TAXATION

        The prospectus supplement will describe certain material U.S. federal income tax consequences of the ownership and disposition of any securities offered under this prospectus to certain U.S. persons (within the meaning of the U.S. Internal Revenue Code of 1986, as amended) who are initial investors, including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

        The prospectus supplement will describe certain material South African income tax consequences to an investor who is a non-resident of South Africa of acquiring any securities offered under this prospectus, including whether the payments of principal of, premium and interest, if any, on the debt securities will be subject to South African withholding tax.

PLAN OF DISTRIBUTION

        The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  sales in which broker-dealers agree with us to sell a specified number of securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts or other obligations;

  •
  by an underwritten public offering;

  •
  by an underwritten offering of debt instruments convertible into or exchangeable for our ordinary shares on terms to be described in the applicable prospectus supplement;

  •
  in a combination of any of the above; or

  •
  any other method permitted pursuant to applicable law. In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the U.S. Securities Act.

        We may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us against and contribution toward certain liabilities, including liabilities under the U.S. Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling (London) LLP, who may rely, without independent investigation, on Edward Nathan Sonnenbergs Inc. regarding certain South African legal matters.

 EXPERTS

        The consolidated statements of financial position of Sasol Limited as of June 30, 2018 and June 30, 2017 and the consolidated income statements, statements of comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended June 30, 2018, and management's assessment of the effectiveness of internal control over the financial reporting as of June 30, 2018 have been incorporated by reference herein and in the registration statement of which this prospectus forms part in reliance upon the report of PricewaterhouseCoopers Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

Sasol Financing USA LLC

$            % Notes due 20
$            % Notes due 20

Fully and Unconditionally Guaranteed by

Sasol Limited

PROSPECTUS SUPPLEMENT

Global Coordinator and Joint Active Bookrunner

BofA Securities

Joint Active Bookrunners

Citigroup	Mizuho Securities	MUFG

                        , 2021